UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d)
                OF THE SECURITIES AND EXCHANGE ACT OF 1934



                             December 14, 1994
                             (Date of Report)



                           Bucyrus-Erie Company
          (Exact name of registrant as specified in its charter)



         Delaware                    1-871                  39-0188050
(State or other jurisdiction    (Commission File           (IRS Employer
      of incorporation)              Number)                 ID Number)




                               P.O. Box 500
                           1100 Milwaukee Avenue
                    South Milwaukee, Wisconsin  53172
                 (Address of principal executive offices)



                              (414) 768-4000
           (Registrant's telephone number, including area code)

Item 3.  Bankruptcy or Receivership

   (b) As previously reported in Registrant's Current Report on Form 8-K dated December 1, 1994 (the "Form 8-K"), on December 1, 1994, the United States Bankruptcy Court, Eastern District of Wisconsin entered an order confirming the Second Amended Joint Plan of Reorganization of B-E Holdings, Inc. ("Holdings") and Bucyrus-Erie Company ("Bucyrus") under chapter 11 of the United States Bankruptcy Code as modified December 1, 1994 (the "Amended Plan"), in respect of Case Nos. 94-20786-RAE and 94-20787-RAE. On December 14, 1994 (the "Effective Date"), the transactions contemplated by the Amended Plan described in the Form 8-K were consummated and the Amended Plan became effective.

1.  Merger

   Pursuant to the Amended Plan on the Effective Date, Holdings and Bucyrus entered into an Agreement and Plan of Merger (the "Merger Agreement") and, pursuant to the Merger Agreement, Bucyrus filed a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Merger, Holdings merged with and into Bucyrus (the survivor of such merger is referred to as the "Reorganized Company"). As described in the Form 8-K, pursuant to the Amended Plan and the Merger Agreement on the Effective Date all of Holdings' and Bucyrus' unsecured debt securities and Holdings' equity securities were exchanged for approximately 10,000,000 shares of the Reorganized Company's common stock, par value $.01 per share (the "New Common Stock").

2.  Secured Notes

   Pursuant to the Amended Plan, the Reorganized Company entered into an Indenture, dated as of December 14, 1994 (the "Indenture"), with Harris Trust and Savings Bank ("Harris Trust"), as Trustee. On the Effective Date pursuant to the Indenture, the Reorganized Company issued an aggregate principal amount of $52,072,000 of its Secured Notes due December 14, 1999 (the "Secured Notes") to South Street Corporate Recovery Fund I, L.P., South Street Leveraged Corporate Recovery Fund, L.P., and South Street Corporate Recovery Fund I (International), L.P. in exchange for Bucyrus' Series A 10.65% Senior Secured Notes due July 1, 1995 and Series B 16.5% Senior Secured Notes due January 1, 1996 and Bucyrus' obligations under its sale and leaseback financing arrangement. Interest on the Secured Notes from the Effective Date until the first anniversary of the Effective Date accrues at a rate of 10.5% per annum payable in cash or in kind, and thereafter interest accrues at 10.5% per annum, if interest is paid in cash, or 13.0% per annum, if interest is paid in kind; provided that the Reorganized Company is generally permitted to make payments of accrued interest on the Secured Notes in kind rather than in cash at the discretion of the Reorganized Company during the entire five-year term of the Secured Notes.

   The Secured Notes are secured by a second priority lien and security interest on substantially all of the Reorganized Company's property (other than real estate), pursuant to the Security Agreement, dated as of December 14, 1994, between the Reorganized Company and Harris Trust, as Collateral Agent (the "Secured Note Security Agreement"). The lien on the Reorganized Company's assets provided in the Secured Note Security Agreement is subordinated to the first priority lien and security interest created in favor of Bank One, Milwaukee, N.A. ("Bank One") pursuant to the Bank One Security Agreement (as defined below) securing up to $16,000,000 in indebtedness and other amounts outstanding or owing under the Bank One Credit Agreement (as defined below). Pursuant to the Secured Note Security Agreement, the Reorganized Company also granted a security interest to Harris Trust, as Collateral Agent, in all of the shares of capital stock held by the Reorganized Company in each of its United States subsidiaries and 65% of the shares of capital stock held by the Reorganized Company in its non-United States subsidiaries (collectively, the "Pledged Subsidiary Stock").

3.  Bank One Credit Agreement

   Pursuant to the Amended Plan, the Reorganized Company entered into a Credit Agreement, dated as of December 14, 1994 (the "Bank One Credit Agreement"), with Bank One. Under the Bank One Credit Agreement, Bank One has agreed to extend to the Reorganized Company a credit facility for working capital and general corporate purposes (the "Loan Facility") and a letter of credit facility (the "L/C Facility") in an aggregate principal amount not to exceed $15,000,000.

   Under the Loan Facility, from the Effective Date through December 31,
1995, the Reorganized Company may borrow up to $5,000,000. From January 1, 1996 through December 31, 1996 the Reorganized Company may borrow up to $2,500,000 under the Loan Facility provided that the Reorganized Company meets certain EBITDA tests provided in the Bank One Credit Agreement. The maturity date for borrowings under the Loan Facility is December 31, 1996. Interest on borrowings under the Loan Facility is payable at the Reorganized Company's option either at a rate equal to Bank One's reference rate plus 0.75% per annum or an adjusted LIBOR rate plus 2.75% per annum. As of the Effective Date, the Reorganized Company had not borrowed any amount under the Loan Facility.

   Under the L/C Facility, Bank One has agreed to issue letters of credit for the benefit of the Reorganized Company in an aggregate amount not in excess of $15,000,000 minus the then outstanding aggregate borrowings by the Reorganized Company under the Loan Facility. Letters of credit issued by Bank One may not expire later than December 31, 1997.

   The Bank One Credit Agreement provides for customary events of default, including but not limited to: the Reorganized Company's failure to pay any amount due and payable under the Bank One Credit Agreement; breach of covenants, representations and warranties of the Reorganized Company contained in the Bank One Credit Agreement; or certain judgments, receivership, insolvency, or bankruptcy against or affecting the Reorganized Company or any of its subsidiaries.

   The Bank One Credit Agreement also contains negative covenants, prohibiting the Reorganized Company or any of its subsidiaries from, among other things: (i) making dividend payments or other distributions on or any purchases or redemptions of the capital stock of the Reorganized Company, including the New Common Stock, or any of its subsidiaries (except dividends payable to the Reorganized Company or dividends payable solely in the capital stock of the Reorganized Company); (ii) incurring any indebtedness other than subordinated debt, the Secured Notes or as otherwise expressly permitted;
(iii) engaging in any new line of business; (iv) incurring liens and encumbrances on its property other than those permitted under the Bank One Credit Agreement; (v) selling assets outside the ordinary course of business;
(vi) making certain acquisitions; (vii) permitting its debt service coverage ratio (as described in the Bank One Credit Agreement) to fall below 1.75 to 1 as of the last day of any fiscal quarter; (viii) prior to January 1, 1996 paying interest on the Secured Notes in cash unless the debt service coverage ratio is greater than 1.75 to 1 as of the two most recently completed fiscal quarters of the Reorganized Company and (ix) prepaying the Secured Notes unless the debt service coverage ratio is greater than 1.25 to 1 as of the most recently completed fiscal quarter and the amount of such principal prepayment is not less than $5,000,000.

   Borrowings under the Bank One Credit Agreement are secured by a first priority lien and security interest on the Pledged Subsidiary Stock pursuant to the Pledge Agreement dated as of December 14, 1994, between the Reorganized Company and Bank One (the "Bank One Pledge Agreement") and on substantially all of the Reorganized Company's other property (other than real estate), pursuant to the Security Agreement, dated as of December 14, 1994, between the Reorganized Company and Bank One (the "Bank One Security Agreement"). The lien and security interest on the Reorganized Company's assets provided in the Bank One Security Agreement and the Bank One Pledge Agreement is senior to the lien and security interest created in favor of Harris Trust, as Collateral Agent pursuant to the Secured Note Security Agreement to the extent described in "Secured Notes" above and provided in the Intercreditor Agreement, dated as of December 14, 1994, between Bank One and Harris Trust, as Collateral Agent.


Item 7.  Financial Statements and Exhibits

   (c)     Exhibits:

      2.1 Second Amended Joint Plan of Reorganization of B-E Holdings, Inc. and Bucyrus-Erie Company under chapter 11 of the Bankruptcy Code, as modified December 1, 1994, including Exhibits
           (incorporated by reference to Exhibit 2.1 of Bucyrus-Erie Company's Current Report on Form 8-K, dated December 1, 1994 (the "Form 8-K")).

      2.2 Order dated December 1, 1994 of the U.S. Bankruptcy Court, Eastern District of Wisconsin, confirming the Second Amended Joint Plan of Reorganization of B-E Holdings, Inc. and Bucyrus-Erie Company under chapter 11 of the Bankruptcy Code as modified December 1, 1994 (incorporated by reference to Exhibit 2.2 of the Form 8-K).

      2.3 Agreement and Plan of Merger, dated as of December 14, 1994, between B-E Holdings, Inc. and Bucyrus-Erie Company.

      3.1  Restated Certificate of Incorporation of Bucyrus-Erie Company.

      3.2  Restated Bylaws of Bucyrus-Erie Company.

      4.1 Specimen certificate of Common Stock, par value $.01 per share, of Bucyrus-Erie Company.

      4.2 Registration Rights Agreement, dated as of December 14, 1994, executed by Bucyrus-Erie Company.

      4.3 Indenture, dated as of December 14, 1994, between Bucyrus-Erie Company and Harris Trust and Savings Bank, as Trustee relating to Bucyrus-Erie Company's Secured Notes due December 14, 1999.

      4.4  Form of Bucyrus-Erie Company's Secured Notes due December 14,
           1999.

      4.5 Security Agreement, dated as of December 14, 1994, between Bucyrus-Erie Company and Harris Trust and Savings Bank, as Collateral Agent.

      10.1 Credit Agreement, dated as of December 14, 1994, between Bank One, Milwaukee, National Association and Bucyrus-Erie Company.

      10.2 Security Agreement, dated as of December 14, 1994, between Bucyrus-Erie Company and Bank One, Milwaukee, National
           Association.

      10.3 Pledge Agreement, dated as of December 14, 1994, between Bucyrus-Erie Company and Bank One, Milwaukee, National
           Association.

      10.4 Intercreditor Agreement, dated as of December 14, 1994, between Bank One, Milwaukee, National Association and Harris Trust and Savings Bank, as Collateral Agent.

      10.5 Indemnification Agreement, dated as of November 30, 1994, among Jackson National Life Insurance Company, B-E Holdings, Inc. and Bucyrus-Erie Company.

      99.1 Press Release, dated December 2, 1994, of B-E Holdings, Inc. and Bucyrus-Erie Company announcing that the Second Amended Joint Plan of Reorganization has been confirmed (incorporated by reference to Exhibit 99.1 of the Form 8-K).

      99.2 Press Release, dated December 15, 1994, of Bucyrus-Erie Company announcing that the Second Amended Joint Plan of Reorganization has become effective.

      99.3 Press Release, dated December 29, 1994, of Bucyrus-Erie Company revenues and earnings for fiscal years 1994 and 1995 will be lower than projected in its Disclosure Statement and Proxy Statement-Prospectus dated January 12, 1994.
                                SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             BUCYRUS-ERIE COMPANY
                                                 (Registrant)



                                             By:  /s/ PHILLIP W. MORK
                                                  Name:  Phillip W. Mork
                                                  Title:   President



Date: December 29, 1994

                           BUCYRUS-ERIE COMPANY
                               EXHIBIT INDEX
                                    TO
                        CURRENT REPORT ON FORM 8-K


                                       Incorporated                 Sequential
Exhibit                                 Herein By        Filed         Page
Number     Description                  Reference       Herewith      Number

  2.1 Second Amended Joint Plan        Exhibit 2.1 to
      of Reorganization of B-E         Registrant's
      Holdings, Inc. and Bucyrus-      Current Report
      Erie Company under chapter       on Form 8-K,
      11 of the Bankruptcy Code,       dated December 1,
      as modified December 1,  1994.
      1994, including Exhibits.

  2.2 Order dated December 1,          Exhibit 2.2 to
      1994 of the U.S. Bankruptcy      Registrant's
      Court, Eastern District of       Current Report
      Wisconsin, confirming the        on Form 8-K
      Second Amended Joint Plan        dated December 1,
      of Reorganization of B-E 1994.
      Holdings, Inc. and Bucyrus-
      Erie Company under chapter
      11 of the Bankruptcy Code,
      as modified December 1, 1994.

  2.3 Agreement and Plan of Merger,                      X
      dated as of December 14,
      1994, between B-E Holdings,
      Inc. and Bucyrus-Erie Company.

  3.1 Restated Certificate of                            X
      Incorporation of Bucyrus-Erie
      Company.

  3.2 Restated Bylaws of Bucyrus-                        X
      Erie Company.

  4.1 Specimen certificate of                            X
      Common Stock, par value $.01
      per share, of Bucyrus-Erie
      Company.

  4.2 Registration Rights Agreement,                     X
      dated as of December 14, 1994,
      executed by Bucyrus-Erie
      Company.

  4.3 Indenture, dated as of                             X
      December 14, 1994, between
      Bucyrus-Erie Company and
      Harris Trust and Savings
      Bank, as Trustee relating
      to Bucyrus-Erie Company's
      Secured Notes due
      December 14, 1999.

  4.4 Form of Bucyrus-Erie Company's                     X
      Secured Notes due December 14,
      1999.

  4.5 Security Agreement, dated                          X
      as of December 14, 1994,
      between Bucyrus-Erie Company
      and Harris Trust and Savings
      Bank, as Collateral Agent.

 10.1 Credit Agreement, dated as                         X
      of December 14, 1994, between
      Bank One, Milwaukee, National
      Association and Bucyrus-Erie
      Company.

 10.2 Security Agreement, dated as                       X
      of December 14, 1994, between
      Bucyrus-Erie Company and
      Bank One, Milwaukee, National
      Association.

 10.3 Pledge Agreement, dated as of                      X
      December 14, 1994, between
      Bucyrus-Erie Company and Bank
      One, Milwaukee, National
      Association.

 10.4 Intercreditor Agreement,                           X
      dated as of December 14,
      1994, between Bank One,
      Milwaukee, National
      Association and Harris
      Trust and Savings Bank, as
      Collateral Agent.

 10.5 Indemnification Agreement,                         X
      dated as of November 30,
      1994, among Jackson National
      Life Insurance Company,
      B-E Holdings, Inc. and
      Bucyrus-Erie Company.

 99.1 Press Release, dated       Exhibit 99.1 to
      December 2, 1994, of       Registrant's
      B-E Holdings, Inc. and     Current Report
      Bucyrus-Erie Company       on Form 8-K,
      announcing that the Second dated December 1,
      Amended Joint Plan of      1994.
      Reorganization has been
      confirmed.

 99.2 Press Release, dated                               X
      December 15, 1994, of
      Bucyrus-Erie Company
      announcing that the Second
      Amended Joint Plan of
      Reorganization has become
      effective.

 99.3 Press Release, dated                               X
      December 29, 1994, of
      Bucyrus-Erie Company
      revenues and earnings
      for fiscal years 1994
      and 1995 will be lower
      than projected in its
      Disclosure Statement and
      Proxy Statement-Prospectus
      dated January 12, 1994.

                                                   EXHIBIT 2.3
                                                      FORM 8-K
                                             DECEMBER 14, 1994





                       AGREEMENT AND PLAN OF MERGER


      AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of December 14, 1994, by and between B-E Holdings, Inc., a Delaware corporation ("Holdings"), and Bucyrus- Erie Company, a Delaware corporation ("Bucyrus") and wholly owned subsidiary of Holdings.

                                 RECITALS

      WHEREAS, the boards of directors of both Holdings and Bucyrus have proposed a plan of reorganization (the "Restructuring"), consisting of the Second Amended Joint Plan of Reorganization (attached hereto as Exhibit A) (the "Plan") under chapter 11 of the United States Bankruptcy Code of 1978, as amended (the "Bankruptcy Code"), as modified December 1, 1994;

      WHEREAS, the Plan was confirmed under chapter 11 of the Bankruptcy
Code pursuant to an order (the "Confirmation Order") dated December 1, 1994 of the United States Bankruptcy Court, Eastern District of Wisconsin (the "Bankruptcy Court") in In re B-E Holdings, Inc. and Bucyrus-Erie Company, Case Nos. 94-20786-RAE and 94-20787-RAE;

      WHEREAS, the Plan as confirmed by the Bankruptcy Court provides for Holdings to merge with and into Bucyrus and further provides that the surviving corporation shall issue: a total of 10,170,413 shares of its common stock, par value $.01 per share (the "New Bucyrus Common Stock"), to holders of 10% Senior Notes (interest rate reset to 16% as of January 1, 1993) due 1996 of Bucyrus (the "10% Senior Notes"), holders of Resettable Senior Notes due 1996 of Bucyrus (the "Resettable Senior Notes"), holders of 9% Sinking Fund Debentures due 1999 of Bucyrus (the "9% Sinking Fund Debentures"), holders of Class E Common Stock, par value $.01 per share, of Holdings (the "Holdings Class E Common Stock") and Bell Helicopter Textron Inc.; and

      WHEREAS, pursuant to the Plan, Holdings and Bucyrus desire to make certain covenants and agreements in connection with this Agreement.

      NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, Holdings and Bucyrus hereby agree as follows:

                                 ARTICLE I

                    THE MERGER; CLOSING; EFFECTIVE TIME

      1.1 The Merger

      Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2) Holdings and Bucyrus shall consummate a merger (the "Merger") in which Holdings shall be merged with and into Bucyrus and the separate corporate existence of Holdings shall thereupon cease. Bucyrus shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Surviving Corporation shall continue to be governed by the laws of the State of Delaware and the separate corporate existence of Bucyrus with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the General Corporation Law of the State of Delaware ("the DGCL").

      1.2 Closing

      The closing of the Merger (the "Closing") shall take place (i) at the offices of Milbank, Tweed, Hadley & McCloy, 1 Chase Manhattan Plaza, New York, NY 10005, at 10:00 A.M. on the Effective Date (as defined in the Plan) or (ii) at such other place and time and/or on such other date after the Effective Date as Holdings and Bucyrus may agree. In connection therewith, once all the conditions to Consummation (as defined in the Plan) of the Plan specified in
Article XI.B of the Plan have been satisfied and so long as no stay of the Confirmation Order is in effect, Holdings and Bucyrus shall cause a Certificate of Merger (the "Certificate of Merger") to be executed and filed with the Secretary of State of the State of Delaware as provided in Sections 251 and 303 of the DGCL. The Merger shall become effective upon due filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Section 103 of the DGCL (or such later time as specified therein), such time is hereinafter referred to as the "Effective Time."

                                ARTICLE II

              CHARTER AND BYLAWS OF THE SURVIVING CORPORATION

      2.1 The Charter

      The Restated Certificate of Incorporation of Bucyrus, attached hereto as Exhibit B, shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and of the DGCL.

      2.2 The Bylaws

      The Restated Bylaws of Bucyrus, attached hereto as Exhibit C, shall be the Bylaws of the Surviving Corporation until duly amended in accordance with the terms thereof and of the DGCL.

                                ARTICLE III

                       DIRECTORS AND OFFICERS OF THE
                           SURVIVING CORPORATION

      3.1 Directors and Officers

      The directors of the Surviving Corporation at the Effective Time shall, from and after the Effective Time, be the directors specified in the Plan and the Confirmation Order. The officers of the Surviving Corporation at the Effective Time shall, from and after the Effective Time, be the officers of Bucyrus immediately prior to the Effective Time. Such directors and officers shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation, retirement or removal in accordance with the Plan and the Surviving Corporation's Certificate of Incorporation and Bylaws.

                                ARTICLE IV

          CONVERSION OR CANCELLATION OF SECURITIES IN THE MERGER

      4.1 Conversion or Cancellation

      The manner of converting or canceling securities of Holdings and Bucyrus in the Merger shall be as follows:

      (a) At the Effective Time, each $1,000 principal amount of 10% Senior Notes issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into 67.1374 shares of New Bucyrus Common Stock. All such issued and outstanding 10% Senior Notes shall thereby be converted into an aggregate of 5,010,329 shares of New Bucyrus Common Stock. All such 10% Senior Notes, by virtue of the Merger and without any action on the part of the holders thereof, shall cease to be outstanding, be cancelled and cease to exist, and each holder of an instrument formerly representing any such 10% Senior Notes shall thereafter cease to have any rights with respect to such instrument other than the right to exchange such instrument for certificates representing shares of New Bucyrus Common Stock pursuant to the terms of the Plan.

      (b) At the Effective Time, each $1,000 principal amount of Resettable Senior Notes issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into 67.6201 shares of New Bucyrus Common Stock. All such issued and outstanding Resettable Senior Notes shall be converted into an aggregate of 4,057,203 shares of New Bucyrus Common Stock. All such Resettable Senior Notes, by virtue of the Merger and without any action on the part of the holders thereof, shall cease to be outstanding, be cancelled and cease to exist, and each holder of an instrument formerly representing any such Resettable Senior Notes shall thereafter cease to have any rights with respect to such instrument other than the right to exchange such instrument for certificates representing shares of New Bucyrus Common Stock pursuant to the terms of the Plan.

      (c) At the Effective Time, each $1,000 principal amount of 9% Sinking Fund Debentures issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into 63.0427 shares of New Bucyrus Common Stock. All such issued and outstanding 9% Sinking Fund Debentures shall be converted into an aggregate of 50,686 shares of New Bucyrus Common Stock. All such 9% Sinking Fund Debentures, by virtue of the Merger and without any action on the part of the holders thereof, shall cease to be outstanding, be cancelled and cease to exist, and each holder of an instrument formerly representing any such 9% Sinking Fund Debentures shall thereafter cease to have any rights with respect to such instrument other than the right to exchange such instrument for certificates representing shares of New Bucyrus Common Stock pursuant to the terms of the Plan.

      (d) At the Effective Time, each share of Holdings Class E Common
   Stock issued immediately prior to the Effective Time pursuant to the Plan to the former holders of Series A 12-1/2% Senior Debentures due 2002 of Holdings (the "Holdings Senior Debentures"), the former holders of Series A 12-1/2% Cumulative Exchangeable Preferred Stock, par value $.01 per share, of Holdings (the "Holdings Series A Preferred Stock"), the former holders of Series B Convertible Preferred Stock, par value $.01 per share, of Holdings (the "Holdings Series B Preferred Stock"), the former holders of Class C Common Stock, par value $.01 per share, of Holdings (the "Holdings Class C Stock"), the former holders of Class D Common Stock, par value $.01 per share, of Holdings (the "Holdings Class D Stock") and the former holders of stock options granted by Holdings under the B-E Holdings, Inc. 1988 Stock Option Plan that are exercisable on or prior to the Voting Record Date (as defined in the Plan) and that are exercised on or prior to the Effective Date (the "Exercised Stock Options") shall, by virtue of the Merger and without any action on the part of the holders thereof, be automatically converted into one share of New Bucyrus Common Stock. All such issued Holdings Senior Debentures, Holdings Series A Preferred Stock, Holdings Series B Preferred Stock, Holdings Class C Stock, Holdings Class D Stock and Exercised Stock Options shall be converted into an aggregate of 881,782 shares of New Bucyrus Common Stock. All such shares of Holdings Class E Common Stock, by virtue of the Merger and without any action on the part of the holders thereof, shall cease to be outstanding, be cancelled and cease to exist, and each holder of shares of Holdings Class E Common Stock issued pursuant to the Plan shall cease to have any rights with respect to such shares other than the right to exchange an instrument formerly representing Holdings Senior Debentures or a certificate formerly representing shares of Holdings Series A Preferred Stock, Holdings Series B Preferred Stock, Holdings Class C Stock or Holdings Class D Stock or a certificate or other document, if any, representing Exercised Stock Options, as the case may be, for certificates representing shares of New Bucyrus Common Stock pursuant to the terms of the Plan. Holders of Class E Common Stock shall not be required to submit certificates formerly representing Holdings Class E Common Stock in exchange for certificates representing shares of New Bucyrus Common Stock pursuant to the terms of the Plan.

      (e) At the Effective Time, all stock options granted by Holdings under the B-E Holdings, Inc. 1988 Stock Option Plan that are not exercised on or prior to the Effective Date (the "Unexercised Stock Options") shall, by virtue of the Merger and without any action on the part of Holdings or Bucyrus, cease to be outstanding, and be cancelled without payment of any consideration therefor and cease to exist, and the holder of a certificate or other document, if any, representing Unexercised Stock Options, shall thereafter cease to have any rights with respect to such Unexercised Stock Options.

      (f) At the Effective Time, each share of common stock, par value $.01 per share, of Bucyrus (the "Old Bucyrus Common Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Holdings or Bucyrus, cease to be outstanding, be cancelled without payment of any consideration therefor and cease to exist, and the holder of a certificate formerly representing any such Old Bucyrus Common Stock shall thereafter cease to have any rights with respect to such Old Bucyrus Common Stock.

      4.2 Fractional Shares

      Notwithstanding Section 4.1, no fractional shares of New Bucyrus
Common Stock shall be issued. Any holder of 10% Senior Notes, Resettable Senior Notes, 9% Sinking Fund Debentures or Holdings Class E Common Stock entitled hereunder to receive a fractional share of New Bucyrus Common Stock shall be entitled to receive, in lieu of such fractional share, an amount in cash as set forth in the immediately succeeding sentence. Pursuant to Section
7.10 of the Plan, as promptly as practicable following the Effective Time, one or more of the Disbursing Agents (as defined in the Plan) chosen by the Surviving Corporation shall aggregate and sell, at then prevailing prices, all fractional shares of New Bucyrus Common Stock which would otherwise have been issuable hereunder and distribute the net proceeds from such sale pro rata to each of the holders entitled thereto.

                                 ARTICLE V

                         MISCELLANEOUS AND GENERAL

      5.1 Governing Law

      This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

      5.2 Assignment

      This Agreement shall not be assignable by operation of law or otherwise and is not intended to create any obligations to, or rights in respect of, any persons other than the parties hereto.

      5.3 Captions

      The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

      IN WITNESS WHEREOF, the officers of Holdings and Bucyrus designated by order of the Bankruptcy Court to execute this Agreement, have hereby executed this Agreement on behalf of Holdings and Bucyrus on the date first hereinabove written.

                               B-E HOLDINGS, INC.


                               By: /s/ Phillip W. Mork
                                  Phillip W. Mork
                                  President


Attest:


By: /s/ David M. Goelzer
   David M. Goelzer
   Secretary

                               BUCYRUS-ERIE COMPANY



                               By: /s/ Phillip W. Mork
                                  Phillip W. Mork
                                  President

Attest:



By: /s/ David M. Goelzer
   David M. Goelzer
   Secretary

                                                   EXHIBIT 3.1
                                                      FORM 8-K
                                             DECEMBER 14, 1994




                   RESTATED CERTIFICATE OF INCORPORATION

                                    OF

                           BUCYRUS-ERIE COMPANY



                             ARTICLE I - NAME

      The name of the corporation (which is hereinafter referred to as the "Corporation") is:

                           Bucyrus-Erie Company


                      ARTICLE II - REGISTERED OFFICE

      The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.


                           ARTICLE III - PURPOSE

      The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.


                            ARTICLE IV - STOCK

      (A) Authorized Stock. The total number of shares of stock which the Corporation shall have authority to issue is Twenty Million (20,000,000) shares of Common Stock, par value $.01 per share (hereinafter referred to as "Common Stock").

      (B)  Restriction on Issuance of Non-Voting Shares of Capital Stock.
The Corporation shall not issue any non-voting equity securities; provided, however, that this provision included in this Restated Certificate of Incorporation in compliance with Section 1123(a)(6) of Title 11, United States Code (the "Bankruptcy Code") shall have no force and effect beyond that required by Section 1123(a)(6) of the Bankruptcy Code and shall be effective only for so long as Section 1123(a)(6) of the Bankruptcy Code is in effect and applicable to the Corporation.

      (C) Record Holders. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as may be required by law.



                            ARTICLE V - BYLAWS

      (A) In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal the Bylaws of the Corporation, provided, however, that (i) Sections 3.9, 4.2, 4.7(B) and 4.9 of the Bylaws shall not be amended, altered, changed or repealed prior to the annual meeting of the stockholders of the Corporation to be held in 1997 except as provided in the Bylaws as in effect immediately after the "Effective Date" of the Plan (as defined in the Plan) and (ii) the Bylaws adopted by the Board of Directors under the powers hereby conferred may be altered, amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto.

      (B) The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by law.


                   ARTICLE VI - MEETINGS OF STOCKHOLDERS

      Subject to the rights of the holders of any series or class of stock as set forth in the Certificate of Incorporation to elect additional directors under specific circumstances or to consent to specific actions taken by the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders.


                          ARTICLE VII - DIRECTORS

      (A) Subject to the rights of the holders of any series or class of stock to elect additional directors under specific circumstances, the number of directors of the Corporation shall be fixed by the Bylaws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the Bylaws; provided, however, that, except as provided in the Bylaws of the Corporation in effect immediately after the "Effective Date" of the Plan (as defined in the Plan), the number of directors shall not be increased or decreased prior to the annual meeting of the stockholders of the Corporation to be held in 1997.

      (B) Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

      (C) Subject to the rights of the holders of any series or class of stock as set forth in the Certificate of Incorporation to elect additional directors under specific circumstances, any director may be removed from office at any time, but only for cause or otherwise to the extent required by the GCL.


                   ARTICLE VIII - LIABILITY OF DIRECTORS

      No director of the Corporation shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director
(a) shall be liable under Section 174 of the GCL or any amendment or successor provisions thereto or (b) shall be liable by reason that, in addition to any and all other requirements for such liability, he (i) shall have breached his duty of loyalty to the Corporation or its stockholders, (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith,
(iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law, or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (iv) shall have derived from any transaction an improper personal benefit. Neither the amendment nor repeal of this Article VIII, nor the adoption of any provision of the Certificate of Incorporation, shall eliminate or otherwise adversely affect the rights and protections of a director under this Article VIII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VIII, would accrue or arise prior to such amendment, repeal or adoption.


                          ARTICLE IX - AMENDMENTS

      Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by law, and all powers, preferences and rights of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article IX. Article V(A), Article VII(A), Article VII(C) and this Article IX shall not be amended, altered, changed or repealed prior to the annual meeting of the stockholders of the Corporation to be held in 1997.

                                                   EXHIBIT 3.2
                                                      FORM 8-K
                                             DECEMBER 14, 1994
                              RESTATED BYLAWS

                                    OF

                           BUCYRUS-ERIE COMPANY

           Incorporated under the Laws of the State of Delaware


                                 ARTICLE I

                                  GENERAL

      Section 1.1. Effectiveness of Bylaws. These Bylaws have been adopted in accordance with the provisions of the Second Amended Joint Plan of Reorganization of B-E Holdings, Inc. and Bucyrus-Erie Company (as amended, modified or supplemented from time to time, the "Plan") under chapter 11 of title 11, United States Code (the "Bankruptcy Code") in proceedings under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Wisconsin. These Bylaws shall constitute the Bylaws of the Corporation and shall be effective for all purposes as of the Effective Date (as defined in the Plan) of the Plan.


                                ARTICLE II

                            OFFICE AND RECORDS

      Section 2.1.  Delaware Office.  The principal office of the
Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

      Section 2.2. Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

      Section 2.3. Books and Records. The books and records of the Corporation may be kept at the Corporation's principal executive offices in South Milwaukee, Wisconsin or at such other locations outside the State of Delaware as may from time to time be designated by the Board of Directors.


                                ARTICLE III

                               STOCKHOLDERS

      Section 3.1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on the last Wednesday in April of each year, if not a legal holiday, and if a legal holiday then on the next succeeding business day, at 1:00 p.m., local time, at the principal executive offices of the Corporation, or at such other date, place and/or time as may be fixed by resolution of the Board of Directors. The first annual meeting of stockholders following the Effective Date will take place in 1996 following completion of the Corporation's fiscal year ending December 31, 1995 at such time and place determined in accordance with the immediately preceding sentence (the "1996 Annual Meeting").

      Section 3.2. Special Meeting. Subject to the rights of the holders of any series or class of stock as set forth in the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") to elect additional directors under specified circumstances, special meetings of the stockholders may be called only by the Chairman of the Board, by the Board of Directors pursuant to a written request signed by not less than three directors and delivered to the Secretary or by the President or the Secretary upon the written request, stating the time, place, and the purpose or purposes of the meeting, of stockholders who together own of record a majority of the outstanding stock of all classes entitled to vote at such meeting.

      Section 3.3. Place of Meeting. The Board of Directors may designate the place of meeting for any meeting of the stockholders. If no designation is made by the Board of Directors, the place of meeting shall be the principal executive offices of the Corporation.

      Section 3.4. Notice of Meeting. Written or printed notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be prepared and delivered by the Corporation not less than ten days nor more than sixty days before the date of the meeting, either personally, or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived as provided in Section
7.2 of these Bylaws. Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

      Section 3.5. List of Stockholders. A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at the Corporation's principal executive offices. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      Section 3.6. Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such business. The chairman of the meeting or a majority of the voting power of the shares of Voting Stock so represented may adjourn the meeting from time to time, whether or not there is such a quorum (or in the case of specified business to be voted on as a class or series, the chairman or a majority of the shares of such class or series so represented may adjourn the meeting with respect to such specified business). No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

      Section 3.7. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or as otherwise permitted by law, or by his or her duly authorized attorney-in-fact. Such proxy must be filed with the Secretary of the Corporation or his or her representative at or before the time of the meeting.

      Section 3.8.  Notice of Stockholder Business and Nominations.

      (A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting delivered pursuant to Section 3.4 of these Bylaws, (b) by or at the direction of the Chairman of the Board or pursuant to a written request signed by not less than three directors and delivered to the Secretary or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and (3) of paragraph (A) of this Bylaw and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

      (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph
(A)(1) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

      (3) Notwithstanding anything in the second sentence of paragraph
(A)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least eighty days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

      (B) Special Meeting of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to
Section 3.4 of these Bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting
(i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Bylaw and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice as required by paragraph (A)(2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

      (C) General. (1) Only persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

      (2) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

      (3) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

      Section 3.9.  Procedure for Election of Directors; Required Vote.
Other than the election of directors at any meeting of stockholders of the Corporation held prior to the annual meeting of stockholders to be held in 1997 (the "1997 Annual Meeting"), which shall occur as provided in Section
5.04 of the Plan, election of directors at all meetings of the stockholders at which directors are to be elected shall be by written ballot, and except as otherwise set forth in the Certificate of Incorporation with respect to the right of the holders of any series or class of stock to elect additional directors under specified circumstances, a plurality of the votes cast thereat shall elect the directors. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all matters other than the election of directors submitted to the stockholders at any meeting shall be decided by a majority of the votes cast with respect thereto. Prior to the 1997 Annual Meeting, this Section 3.9 of these Bylaws shall not be amended, added to, rescinded or repealed.

      Section 3.10.  Inspectors of Elections; Opening and Closing the
Polls.

      (A) The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware (the "GCL").

      (B) The chairman of the meeting shall fix and announce at the meeting the time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

      Section 3.11. No Stockholder Action by Written Consent. Subject to the rights of the holders of any series or class of stock as set forth in the Certificate of Incorporation to elect additional directors under specific circumstances or to consent to specific actions taken by the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

                                ARTICLE IV

                            BOARD OF DIRECTORS

      Section 4.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

      Section 4.2. Number, Tenure and Qualifications. Subject to the rights of the holders of any series or class of stock as set forth in the Certificate of Incorporation to elect directors under specified circumstances, as provided in Section 5.04(b) of the Plan from the Effective Date (as defined in the Plan) until the 1997 Annual Meeting, the Board of Directors shall consist of seven members, and thereafter the number of directors shall be fixed from time to time by the Board of Directors, but shall consist of not more than fifteen nor less than three directors. Upon the Effective Date, the Board of Directors shall consist of those directors selected as provided in
Section 5.04 of the Plan (the "Original Directors"). Each Original Director shall hold office from and after the Effective Date until the 1996 Annual Meeting, and from and after the 1996 Annual Meeting until the 1997 Annual Meeting as provided in Section 5.04 of the Plan, and otherwise pursuant to the terms of the Certificate of Incorporation, the Plan, these By-Laws and the GCL, and until their successors have been duly elected, or appointed pursuant to Section 4.7(B) of these Bylaws and qualified. Directors shall be elected annually and shall hold office from the time of such director's election and qualification until their successors shall have been duly elected and qualified. At each succeeding annual meeting of stockholders of the Corporation beginning with the 1997 Annual Meeting, if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created. Prior to the 1997 Annual Meeting, this Section 4.2 of these Bylaws shall not be amended, added to, rescinded or repealed except (x) by resolution of the Board of Directors increasing the number of directors passed at a meeting thereof by not less than two-thirds of the number of directors fixed from time to time by these Bylaws, or (y) by resolution of the Board of Directors increasing the number of directors passed at a meeting thereof in connection with any transaction involving the Corporaiton that requires approval of the stockholders of the Corporation under the GCL and that is approved at such meeting, provided that in either case notice of the proposed change was given in a notice given no less than twenty-four hours prior to the meeting.

      Section 4.3. Regular Meetings. A regular meeting of the Board of Directors shall be held without notice other than this Bylaw immediately after the Annual Meeting of Stockholders at the principal executive offices of the Corporation or at such other place as may be fixed by resolution of the Board of Directors. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without notice other than such resolution.

      Section 4.4. Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, the President or not less than three directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

      Section 4.5. Notice. Notice of any special meeting shall be given to each director at his or her business or residence in writing by hand delivery, overnight mail, courier service, telegram or facsimile transmission or orally by telephone communication. If by telegram, overnight mail, or courier service such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or its notice is delivered to the overnight mail or courier service company at least twenty-four hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twenty-four hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least twelve hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws as provided under Section 9.1 of these Bylaws. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting as provided in Section 7.4 of these Bylaws.

      Section 4.6. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

      Section 4.7.   Vacancies; Vacancies Prior to the 1997 Annual Meeting.

   (A) Subject to the rights of the holders of any series or class of stock as set forth in the Certificate of Incorporation to elect additional directors under specified circumstances, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors shall shorten the term of any incumbent director.


   (B) Notwithstanding the provisions of Section 4.7(A) of these Bylaws, if prior to the 1997 Annual Meeting, there shall be a vacancy in the Board of Directors resulting from the death, resignation, retirement or removal for cause (an "Original Director Vacancy Event") of any Original Director, the provisions of this Section 4.7(B) of these Bylaws shall govern the appointment of a successor to fill the remainder of the original unexpired term of office of such Original Director. If an Original Director Vacancy Event shall occur in respect of an Original Director (or any successor thereto) prior to the 1997 Annual Meeting who is: (i) a director nominated by the Board of Directors of the Corporation prior to the Effective Date of the Plan, the Board of Directors shall appoint an officer of the Corporation who served in such capacity prior to the Effective Date of the Plan, or, in the absence of any such person, an officer of the Corporation then serving in such capacity;
(ii) a director selected by the Holder of the Allowed Class 4B Claim (as defined in the Plan) (a "Class 4B Director") the remaining Class 4B Directors (or their successors) shall appoint the successor to such Class 4B Director, provided, however, if an Original Director Vacancy Event occurs in respect of
(x) both Class 4B Directors or (y) the remaining Class 4B Director prior to the appointment of a successor to the other Class 4B Director, then, if at the time the Original Director Vacancy Event described in sub-clause (x) or (y) occurs, Jackson National Life Insurance Company owns (1) 30% or more of the then issued and outstanding shares of Common Stock, the President of Jackson National Life Insurance Company shall appoint successors to such Class 4B Directors or (2) less than 30% of the then issued and outstanding shares of Common Stock, a majority of the remaining Original Directors shall appoint successors to such Class 4B Directors; or (iii) a director selected by the Creditors Committee (as defined in the Plan) (a "Committee Director") the remaining Committee Directors (or successors) shall appoint the successor to such Committee Director, provided, however, if an Original Director Vacancy Event occurs in respect of (x) all Committee Directors or (y) the remaining Committee Director prior to the appointment of a successor to the other Committee Director, a majority of the remaining Original Directors shall appoint successors to such Committee Directors. Prior to the 1997 Annual Meeting, this Section 4.7(B) of these Bylaws shall not be amended, added to, rescinded or repealed.

      Section 4.8. Committees of the Board of Directors. The Board of Directors may from time to time, by resolution passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise such powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as provided in such resolution, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except as otherwise provided by law. Unless the resolution of the Board of Directors expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Any such committee may adopt rules governing the method of calling and time and place of holding its meetings. Unless otherwise provided by the Board of Directors, a majority of any such committee (or the member thereof, if only one) shall constitute a quorum for the transaction of business, and the vote of a majority of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee. Each such committee shall keep a record of its acts and proceedings and shall report thereon to the Board of Directors whenever requested so to do. Any or all members of any such committee may be removed, with or without cause, by resolution of the Board of Directors, passed by a majority of the Board of Directors.

      Section 4.9. Removal. Any director may be removed from office at any time, but only for cause or otherwise pursuant to the GCL. Prior to the 1997 Annual Meeting, this Section 4.9 of these Bylaws shall not be amended, added to, rescinded or repealed.

      Section 4.10. Action by Consent of Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

      Section 4.11. Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

      Section 4.12. Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.


                                 ARTICLE V

                                 OFFICERS

      Section 5.1.  Elected Officers.  The elected officers of the
Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer and a Controller, and such other officers, as the Board of Directors from time to time may deem proper. The Chairman of the Board shall be chosen from the directors. All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article V. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors. The Board of Directors may from time to time elect, or the Chairman of the Board or the President may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers) and such agents, as may be necessary.

      Section 5.2. Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Subject to Section 5.13 of these Bylaws, each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until such officer shall resign.

      Section 5.3. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors and shall be the Chief Executive Officer. The Chairman of the Board shall be responsible for the general management of the affairs of the Corporation, shall make reports to the Board of Directors and the stockholders and shall perform all duties incidental to such office which may be required by law and all such other duties as are properly required by the Board of Directors. The Chairman of the Board may employ and discharge employees and agents of the Corporation, except such as shall be elected or appointed by the Board of Directors, and he may delegate these powers. The Chairman of the Board shall also have such other powers and duties as may be delegated to him by the Board of Directors. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Chairman of the Board may sign, alone or with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors.

      Section 5.4. President. The President shall act in a general executive capacity and shall assist the Chairman of the Board in the administration and operation of the Corporation's business and general supervision of its policies and affairs and shall have such other powers and duties as may from time to time be prescribed by the Bylaws, by Resolution of the Board of Directors or by the Chairman of the Board. The President shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all of the duties and may exercise all of the powers of the Chairman of the Board and shall preside at all meetings of stockholders and of the Board of Directors. The President may sign, alone or with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors.

      Section 5.5. Vice President. Each Vice President shall have such powers and perform such duties as may be prescribed by the Bylaws, by Resolution of the Board of Directors or by the Chairman of the Board. The performance of any duty by a Vice President shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his power to act. Any Vice President may, by Resolution of the Board of Directors, be designated an Executive Vice President or a Senior Vice President.

      Section 5.6. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these Bylaws, and in case of absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board, the President, or the Board of Directors, upon whose request the meeting is called as provided in these Bylaws. The Secretary shall record or cause to be recorded all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Secretary shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chairman of the Board or the President, and attest to the same. The Secretary shall have charge of the stock ledger and such other books and papers as the Board of Directors may direct. The Secretary shall have all such further powers and duties as generally are incident to the office of Secretary or as may be prescribed by the Bylaws, by Resolution of the Board of Directors or by the Chairman of the Board.

      Section 5.7. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board or the President, taking proper vouchers for such disbursements. The Treasurer shall render to the Chairman of the Board, the President and the Board of Directors, whenever requested, an account of all transactions engaged in as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of duties in such amount and with such surety as the Board of Directors shall prescribe. The Treasurer shall have all such further powers and duties as generally are incident to the office of Treasurer or as may be prescribed by the Bylaws, by Resolution of the Board of Directors, or by the Chairman of the Board.

      Section 5.8. Controller. The Controller shall be the principal officer in charge of the accounts of the Corporation. The Controller shall render to the Board of Directors and the Chairman of the Board regularly and whenever otherwise required an account of the operation and financial condition of the Corporation. The Controller shall perform all the duties incidental to the office of Controller, and shall have such other powers and duties as may be prescribed by the Bylaws, by Resolution of the Board of Directors, or by the Chairman of the Board.

      Section 5.9. Assistant Treasurer. In the absence or inability to act of the Treasurer, any duly appointed Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer. The performance of any such duty shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his power to act. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Chairman of the Board may assign to him.

      Section 5.10. Assistant Controllers. In the absence or inability to act of the Controller, any duly appointed Assistant Controller may perform all of the duties and exercise all the powers of the Controller. The performance of any such duty shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his power to act. An Assistant Controller shall perform such other duties as the Controller or the Chairman of the Board may assign to him.

      Section 5.11. Assistant Secretaries. In the absence or inability to act of the Secretary, any duly appointed Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Chairman of the Board may assign to him.

      Section 5.12. Removal. Any officer elected by the Board of Directors may be removed by a majority of the members of the Board of Directors whenever, in their judgment, the best interests of the Corporation would be served thereby. Any officer or agent appointed by the Chairman of the Board or the President may be removed by him whenever, in his judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of such officer's death, resignation, removal or the election of such officer's successor, whichever event shall first occur, except as otherwise provided in an employment contract or an employee plan.

      Section 5.13. Vacancies. A newly created office and a vacancy in any office because of death, resignation or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. Any vacancy in an office appointed by the Chairman of the Board or the President because of death, resignation or removal may be filled by the Chairman of the Board or the President.


                                ARTICLE VI

                     STOCK CERTIFICATES AND TRANSFERS

      Section 6.1.  Stock Certificates and Transfers.

      (A) The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by the holder's attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

      (B) The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of issue.

      Section 6.2. Lost, Stolen or Destroyed Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any authorized officer may in its or his discretion require.


                                ARTICLE VII

                         MISCELLANEOUS PROVISIONS

      Section 7.1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.

      Section 7.2. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

      Section 7.3. Seal. The seal of the Corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board of Directors, the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

      Section 7.4. Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the GCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders of the Board of Directors need be specified in any waiver of notice of such meeting.

      Section 7.5. Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be made annually.

      Section 7.6. Resignations. Any Director or any officer, whether elected or appointed, may resign at any time by serving written notice of such resignation on the Chairman of the Board, the President or the Secretary, and such resignation shall be deemed to be effective when said notice is received by the Chairman of the Board, the President or the Secretary or at such later date as is stated therein. No formal action shall be required of the Board of Directors or the stockholders to make any resignation effective.

      Section 7.7. Indemnification and Insurance. (A) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the GCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred by such indemnitee in connection therewith; provided, however, that, except as provided in paragraph
(C) of this Bylaw with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

   (B) The right to indemnification conferred in paragraph (A) of this Bylaw shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the GCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this paragraph (B) or otherwise.

   (C) If a claim under paragraphs (A) or (B) of this Bylaw is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right of an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the GCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Bylaw or otherwise shall be on the Corporation.

   (D) The right to indemnification and the advancement of expenses conferred in this Bylaw shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, provision of these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

   (E) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

   (F) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Bylaw with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

   (G) The rights to indemnification and to the advancement of expenses conferred in paragraphs (A) and (B) of this Bylaw shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.


                               ARTICLE VIII

                         CONTRACTS, PROXIES, ETC.

      Section 8.1. Contracts. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the President or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors, the Chairman of the Board or the President may delegate contractual powers to others under such officer's jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

      Section 8.2. Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the President or the Vice President-Finance may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.


                                ARTICLE IX

                                AMENDMENTS

      Section 9.1. Amendments. Except as these Bylaws may expressly provide to the contrary, these Bylaws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of the Board of Directors, in a notice given no less than twenty-four hours prior to the meeting.

                                                   EXHIBIT 4.1
                                                      FORM 8-K
                                             DECEMBER 14, 1994

                  SPECIMEN CERTIFICATE OF COMMON STOCK,
             PAR VALUE $.01 PER SHARE, OF BUCYRUS-ERIE COMPANY
             _________________________________________________


                  SEE REVERSE FOR ADDITIONAL INFORMATION
                          AND CERTAIN DEFINITIONS

COMMON STOCK                                                     COMMON STOCK
PAR VALUE $.01                                                  PAR VALUE $.01
                           BUCYRUS-ERIE COMPANY
  NUMBER                                                             SHARES

BE


INCORPORATED UNDER THE LAWS                                  CUSIP 118902 10 5
 OF THE STATE OF DELAWARE


This is to Certify that




is the owner of



FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE

of Bucyrus-Erie Company (the "Corporation") transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney or legal representative, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
   WITNESS, the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated


BUCYRUS-ERIE COMPANY
CORPORATE
SEAL
1927
DELAWARE
                               /s/ D. M. Goelzer        /s/ P. W. Mork
                                   Secretary                President



Countersigned and Registered:
              BANK ONE, INDIANAPOLIS, N.A.
                               Transfer Agent and Registrar,
By
              /s/ Monica M. Dill
                               Authorized Officer.

                           BUCYRUS-ERIE COMPANY

      The shares of Common Stock represented by this stock certificate are issued pursuant to the Second Amended Joint Plan of Reorganization of B-E Holdings, Inc. and Bucyrus-Erie Company, as modified December 1, 1994, and as confirmed by the United States Bankruptcy Court, Eastern District of Wisconsin (the "Plan"). Pursuant to the Plan all holders of shares of Common Stock and their Transferees (as defined in the Plan) have irrecoverably agreed to cause the shares of Common Stock beneficially owned by such holder or Transferee to be voted for the election of each of the Original Directors (as defined in the Plan), as directors of the Corporation at the annual meeting of stockholders of the Corporation to be held in 1996 (the "1996 Annual Meeting") for a one-year term ending on the date of the annual meeting of stockholders of the Corporation to be held in 1997 and until their successors have been duly elected or appointed and qualified. In addition, any Transfer (as defined in the Plan) of any shares of Common Stock at any time prior to the 1996 Annual Meeting shall be made subject to the above-described irrevocable agreement to vote such shares of Common Stock for the election of each of the Original Directors at the 1996 Annual Meeting.
      BUCYRUS-ERIE COMPANY will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof which BUCYRUS-ERIE COMPANY is authorized to issue and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request is to be addressed to the Secretary of BUCYRUS-ERIE COMPANY.

  The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -- as tenants in common   UNIF GIFT MIN ACT-- ______Custodian _____
TEN ENT  -- as tenants by the                          (Cust)         (Minor)
            entireties                                  under Uniform Gifts
JT TEN   -- as joint tenants with                            to Minors
            right of survivorship
            and not as tenants                         Act__________________
            in common                                          (State)
  Additional abbreviations may also be used though not in the above list.

   For value received, _______________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
/_____________________________________/______________________________________
_____________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE.
_____________________________________________________________________________
_____________________________________________________________________________
_______________________________________________________________________Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint __________________________________________
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises. Dated,_______________

                               _______________________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

                                                   EXHIBIT 4.2
                                                      FORM 8-K
                                             DECEMBER 14, 1994






                       REGISTRATION RIGHTS AGREEMENT

                       Dated as of December 14, 1994

                                executed by

                           Bucyrus-Erie Company

                            for the benefit of

                        The Persons Who Are Listed
                           On Schedule A Hereto

                             TABLE OF CONTENTS


1.  Background . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

2.  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

3.  Demand Registration. . . . . . . . . . . . . . . . . . . . . . . . . .  4
    (a)  Requests for Registration . . . . . . . . . . . . . . . . . . . .  4
    (b)  Limitation on Demand Registration . . . . . . . . . . . . . . . .  5
    (c)  Effective Registration. . . . . . . . . . . . . . . . . . . . . .  5
    (d)  Priority on Demand Registration . . . . . . . . . . . . . . . . .  6
    (e)  Postponement of Demand Registration . . . . . . . . . . . . . . .  6
    (f)  Registration of Other Securities. . . . . . . . . . . . . . . . .  6
    (g)  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
    (h)  Limitations on Demand Registrations . . . . . . . . . . . . . . .  7

4.  Piggyback Registration . . . . . . . . . . . . . . . . . . . . . . . .  7
    (a)  Right to Piggyback. . . . . . . . . . . . . . . . . . . . . . . .  7
    (b)  Registration Expenses . . . . . . . . . . . . . . . . . . . . . .  8
    (c)  Priority on Piggyback Registrations . . . . . . . . . . . . . . .  8

5.  Hold-Back Agreements . . . . . . . . . . . . . . . . . . . . . . . . .  9

6.  Registration Procedures. . . . . . . . . . . . . . . . . . . . . . . .  9

7.  Rule 144 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

8.  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
    (a)  Indemnification by the Company. . . . . . . . . . . . . . . . . . 14
    (b)  Indemnification by Holders of Registrable Securities. . . . . . . 15
    (c)  Conduct of Indemnification Proceedings. . . . . . . . . . . . . . 15
    (d)  Contribution. . . . . . . . . . . . . . . . . . . . . . . . . . . 16
    (e)  Other Indemnification . . . . . . . . . . . . . . . . . . . . . . 17
    (f)  Indemnification Payments. . . . . . . . . . . . . . . . . . . . . 17

9.  Underwritten Offerings . . . . . . . . . . . . . . . . . . . . . . . . 17

10. Term of Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . 18

11. Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
    (a)  Amendments and Waivers. . . . . . . . . . . . . . . . . . . . . . 18
    (b)  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
    (c)  Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . 19
    (d)  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . 19
    (e)  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . 19
    (f)  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . 19
    (g)  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
    (h)  Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

                       REGISTRATION RIGHTS AGREEMENT


       This REGISTRATION RIGHTS AGREEMENT is made and entered into as of December 14, 1994, by Bucyrus-Erie Company, a Delaware corporation (the "Company"), for the benefit of those persons listed on Schedule A attached hereto.

   1. Background. This Agreement is made pursuant to the Second Amended Joint Plan of Reorganization of B-E Holdings, Inc. and Bucyrus-Erie Company under chapter 11 of the United States Bankruptcy Code as modified December 1, 1994 (the "Plan"), filed with and confirmed by the United States Bankruptcy Court, Eastern District of Wisconsin (the "Bankruptcy Court"), by order entered December 1, 1994 (the "Confirmation Order"), Case Nos. 94-20786-RAE and 94-20787-RAE, for the benefit of those persons listed on Schedule A attached hereto, which persons are entitled as holders of certain claims against Bucyrus-Erie Company to each receive 1,000,000 or more shares of the Common Stock to be distributed pursuant to the Plan. In accordance with the terms of the Plan and the Confirmation Order, each Relevant Beneficial Holder to whom Shares are distributed pursuant to the Plan, by such Relevant Beneficial Holder's acceptance of such Shares, shall be deemed to have agreed to and become bound by the terms of this Agreement in the event such Relevant Beneficial Holder exercises any rights granted to such Relevant Beneficial Holder under this Agreement and, in such event, shall be deemed a party to this Agreement to the same extent as if such Relevant Beneficial Holder had executed a counterpart hereof.

       The Company hereby covenants and agrees as follows for the benefit of each Relevant Beneficial Holder upon acceptance of any Shares and exercise of any rights granted hereunder to such Relevant Beneficial Holder hereby covenants and agrees as follows:

   2. Definitions. Capitalized terms used but not otherwise defined in this Agreement shall have the respective meaning ascribed to them in the Plan. In addition, except as otherwise specifically indicated, the following terms shall have the following meanings for all purposes of this Agreement:

       "Agreement" means this Registration Rights Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

       "Business Day" means any day other than Saturday, Sunday or any other day on which banking institutions in the State of New York are authorized or obligated to close.

       "Common Stock" means the common stock, par value $.01 per share, of the Company, as constituted on the date hereof, and any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock.

       "Demand Notice" has the meaning ascribed to it in Section 3(a).

       "Demand Registration" has the meaning ascribed to it in Section 3(a).

       "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

       "NASDAQ" means National Association of Securities Dealers Automated Quotations system.

       "Permitted Assignee" has the meaning ascribed to it in Section 11(c).

       "Person" means any natural person, corporation, general partnership, limited partnership, joint venture, association, joint-stock company, trust or unincorporated organization.

       "Piggyback Notice" has the meaning ascribed to it in Section 4(a).

       "Piggyback Registration" has the meaning ascribed to it in
Section 4(a).

       "Proceeding" means an action, claim, suit or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition).

       "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a Prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any Prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

       "Public Offering" means any offering of Common Stock to the public, either on behalf of the Company or any of its security holders, pursuant to an effective registration statement under the Securities Act.

       "Registrable Securities" means the Shares and any additional shares of Common Stock issued or distributed by way of a dividend, stock split or other distribution in respect of the Shares, or acquired by way of any rights offering or similar offering made in respect of the Shares. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities (a) when a Registration Statement with respect to the disposition of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (b) when such securities are sold pursuant to Rule 144 or any other available exemption from the registration requirements of Section 5 of the Securities Act, or (c) record or beneficial ownership of such securities otherwise is transferred from a Relevant Beneficial Holder to any other Person (including any other Relevant Beneficial Holder) other than a Permitted Assignee of such Relevant Beneficial Holder.

       "Registration Expenses" means all expenses incident to the Company's performance of or compliance with its obligations under this Agreement to effect the registration of Registrable Securities in a Demand Registration or a Piggyback Registration, including, without limitation, all registration, filing, securities exchange listing and National Association of Securities Dealers fees, all registration, filing, qualifications and other fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, the reasonable fees and disbursements of Special Counsel and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, in respect of Registrable Securities, which shall be payable by each holder of the Registrable Securities being registered.

       "Registration Statement" means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

       "Relevant Beneficial Holder" means a Person who, on the Distribution Record Date, is a Beneficial Holder of Allowed Class 4A Claims, Allowed Class 4B Claims, Allowed Class 4C Claims, Allowed Class 4D Claims, Allowed Class 6 Claims, Allowed Class 9 Claims, Allowed Class 10 Claims, Allowed Class 11 Claims and/or Allowed Class 12 Claims to whom 1,000,000 or more shares of Common Stock in the aggregate are distributable pursuant to the Plan, which Persons are listed on Schedule A hereto.

       "Requisite Percentage of Outstanding Holders" means the holders of 15% or more of the Registrable Securities then outstanding.

       "Requisite Percentage of Participating Holders" means the holders of 40% or more of the Registrable Securities then held by the holders of Registrable Securities participating in a registration.

       "Rule 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

       "SEC" means the Securities and Exchange Commission.

       "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

       "Selling Holders" means with respect to any Demand Registration or Piggyback Registration, holders of Registrable Securities requesting to have Registrable Securities included in such registration in accordance with this Agreement.

       "Shares" means the shares of Common Stock being issued pursuant to the Plan to the Relevant Beneficial Holders.

       "Special Counsel" means any special counsel to the holders of Registrable Securities retained by the holders of a majority of the Registrable Securities being registered for which holders of Registrable Securities will be reimbursed pursuant to Section 3(g) or Section 4(b). There shall be no more than one law firm acting as Special Counsel with respect to any one offering.

       "underwritten registration" or "underwritten offering" means a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

       "underwriter" means a securities dealer that purchases (as principal and not as part of such dealer's market-making activities) any securities offered pursuant to a Registration Statement filed by the Company.

   3.  Demand Registration

       (a) Requests for Registration. At any time after the date hereof, upon the written request of one or more holders of Registrable Securities representing the Requisite Percentage of Outstanding Holders specifying the number and amount of Registrable Securities to be registered and the intended method of disposition thereof (a "Demand Notice") requesting that the Company effect registration (a "Demand Registration") under the Securities Act, the Company shall: (i) promptly give written notice of the Company's receipt of such Demand Notice to all other holders of Registrable Securities, who will be given the opportunity to participate in such Demand Registration and (ii) thereupon use its best efforts to effect the registration under the Securities Act, so as to permit promptly the sale, in accordance with the intended method of distribution, of (x) the Registrable Securities which the Company has been so requested to register by such holders and (y) all other Registrable Securities with respect to which the Company has received written requests for inclusion in such registration within fifteen days after the delivery to the applicable holders of the Company's notice. If requested by the holders of a majority of the Registrable Securities requested to be included in a Demand Registration the method of disposition of all Registrable Securities included in such registration shall be an underwritten offering effected in accordance with Section 9.

       (b) Limitation on Demand Registration. Notwithstanding any provision of this Agreement to the contrary, the Company shall not be obligated to honor any Demand Notice requesting a Demand Registration hereunder if:

          (i) within the 180 day period immediately preceding the request for such Demand Registration, a Registration Statement covering Registrable Securities has been declared effective in response to a Demand Notice delivered pursuant to Section 3(a); or

          (ii) the Demand Notice is delivered to the Company during the period commencing 30 days before the effective date of a registration statement pursuant to which the Company is offering shares of Common Stock in an underwritten offering and ending 60 days after the closing date of any such offering, provided, that the holder or holders of Registrable Securities requesting such Demand Registration were afforded the opportunity to participate in such underwritten offering.

       (c) Effective Registration. A Demand Registration requested pursuant to this Section 3 shall not be deemed to have been effected (including for purposes of Section 3(h)) (i) unless a Registration Statement with respect thereto has become effective and has been kept continuously effective for a period of at least 150 days (or such shorter period which shall terminate when all the Registrable Securities covered by such Registration Statement have been sold pursuant thereto), (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason not attributable to the Selling Holders and has not thereafter become effective, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Selling Holders.

       (d) Priority on Demand Registration. If the managing underwriters of any underwritten offering determine in their opinion that the total number of securities proposed to be sold in such offering is such as to materially and adversely affect the success of such offering (whether by a reduction in the anticipated selling price or otherwise), then the Company shall include in the Registration Statement relating to such underwritten offering the number of Registrable Securities that in the opinion of such managing underwriters can be sold without materially and adversely affecting such offering, and such number of Registrable Securities shall be allocated (i) first, among the Selling Holders delivering the Demand Notice under Section 3(a) and the other Selling Holders that request to participate in such Demand Registration pursuant to Section 3(a) allocated pro rata on the basis of the aggregate number of such Registrable Securities requested to be registered and (ii) second, among the Company and all other holders of securities of the Company permitted to include their securities in such Demand Registration.

       (e) Postponement of Demand Registration. The Company shall be entitled to postpone, for a reasonable period of time (not exceeding 120 days), the filing of any Registration Statement under this Section 3 if the Company determines, in its reasonable business judgment, that such registration and offering would in the good faith judgment of the Board of Directors of the Company materially interfere with any financing, acquisition, disposition of assets or stock, merger, other comparable transaction or other material business plans of the Company or would require public disclosure by the Company of non-public information, the premature disclosure of which could materially adversely affect the Company; provided, however, that the Company shall not be required to disclose to the holders requesting a Demand Registration any such transaction, plan or non-public information. If the Company postpones the filing of a Registration Statement under this Section 3(e), it shall promptly notify the holders of Registrable Securities in writing when the events or circumstances permitting such postponement have ended and at such time shall proceed with the filing of the Registration Statement as requested. If the Company shall postpone the filing of a Registration Statement pursuant to this Section 3(e), then the holders of Registrable Securities demanding such registration shall have the right to withdraw their request for Demand Registration under Section 3(a) by giving written notice to the Company at any time within ten days after the date the Company notifies such holders of Registrable Securities of its willingness to proceed with the filing of the Registration Statement and, upon such withdrawal, the withdrawn demand will not count as a Demand Registration for purposes of Section 3(h).

       (f) Registration of Other Securities. Subject to Section 3(d), the Company may include in any Demand Registration under this Section 3 other securities of the same class as the Registrable Securities for sale for its own account or for the account of any other Person unless the Selling Holders representing the Requisite Percentage of Participating Holders have objected in writing to the inclusion therein of such other securities.

       (g) Expenses. The Company shall pay all Registration Expenses in connection with any Demand Registration under Section 3(a).

       (h) Limitations on Demand Registrations. In no event will the Company be required to effect, in the aggregate, without regard to the holder or holders of Registrable Securities making such request for registration, more than three Demand Registrations pursuant to Section 3(a); provided, however, that no holder of Registrable Securities may initiate more than two Demand Registrations pursuant to Section 3(a) unless such holder is, at the time of such request, the sole holder of Registrable Securities.

   4.  Piggyback Registration

       (a) Right to Piggyback. If at any time after the date hereof, the Company proposes to file a registration statement under the Securities Act with respect to an offering of its equity securities and so long as Registrable Securities can be included on the proposed form of registration to be used by the Company to register such equity securities (except (i) a registration in respect of a dividend reinvestment or similar plan for stockholders of the Company, (ii) a registration on Form S-4, Form S-8 or any successor form thereto, or (iii) as part of a Demand Registration (in which event the provisions of Section 3 shall govern the rights of holders of Registrable Securities to be included in such Registration Statement)), whether or not for its own account, then the Company shall give written notice of such proposed filing to the holders of Registrable Securities at least 30 days before the anticipated filing date (the "Piggyback Notice"). The Piggyback Notice shall offer holders of Registrable Securities the opportunity to request inclusion in such registration of any amount of Registrable Securities. Upon the written request of any holder of Registrable Securities made as promptly as practicable and in any event within 15 days after the receipt of a Piggyback Notice (which request shall specify the Registrable Securities intended to be disposed of by such holder), the Company, subject to
Section 4(c), shall use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register (a "Piggyback Registration"). The Company may, at its option, include such Registrable Securities either in the registration statement giving rise to such Piggyback Registration or in a separate Registration Statement filed concurrently therewith. Notwithstanding the foregoing, if, at any time after giving a Piggyback Notice and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities who has requested registration of Registrable Securities pursuant to this
Section 4(a) and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligations to pay the Registration Expenses in connection therewith) and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities without prejudice, however, in either case, to the rights of any requesting holder entitled to do so to request that such registration be effected as a Demand Registration under Section 3. No registration effected under this Section 4 shall relieve the Company of its obligations to effect a Demand Registration under Section 3. Each holder who has requested registration of Registrable Securities pursuant to this Section 4(a) shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration by giving written notice to the Company of its request to withdraw.

       (b) Registration Expenses. The Company will pay all Registration Expenses incurred in connection with each Piggyback Registration under Section 4(a).

       (c) Priority on Piggyback Registrations. The Company shall use reasonable efforts to cause the managing underwriters of a proposed underwritten offering of securities of the type described in Section 4(a) to permit the Registrable Securities requested to be included in the registration statement (or registration statements) for such offering to be included therein (on the same terms and conditions as the securities of the Company included therein by persons other than the Selling Holders, to the extent appropriate). Notwithstanding the foregoing, if the managing underwriters of such underwritten offering determine in their opinion that the total number of securities that the Selling Holders, the Company, and any other persons having rights (or otherwise permitted) to participate in such registration propose to include in such offering is such as to materially and adversely affect the success of such offering (whether by a reduction in the anticipated selling price or otherwise), then:

       (i) if such Piggyback Registration is incident to a primary registration on behalf of the Company, the securities to be included by the Company in such registration shall be reduced pro rata among the Company and the Selling Holders on the basis of the aggregate number of securities of the Company proposed to be registered by the Company and Registrable Securities requested to be included by such holders; and

       (ii) if such Piggyback Registration is incident to a secondary registration on behalf of holders of securities of the Company (other than pursuant to Section 3(a), in which case priority shall be determined in accordance with Section 3(d)), the Company shall include in such registration (A) first, up to the number of securities of such persons exercising "demand" registration rights, or on whose behalf the secondary registration otherwise is being made, that, in the opinion of such underwriters, can be sold (allocated among such holders as they may so determine), and (B) second, the number of Securities requested to be included in such registration pursuant to Section 4(a) in excess of the securities such persons exercising "demand" registration rights, or on whose behalf the secondary registration otherwise is being made, propose to sell that, in the opinion of such managing underwriters, can be sold without materially and adversely affecting such offering (allocated pro rata on the basis of the aggregate number of such Registrable Securities requested to be registered).

   5.  Hold-Back Agreements

       In connection with a Demand Registration or a Piggyback Registration, if requested in writing by the managing underwriters in any such firm underwritten offering, during the period beginning 30 days before, and ending 90 days after, the effective date of any registration statement filed by the Company in connection with such a Demand Registration or Piggyback
Registration:

       (a) the Company agrees not to effect during such period any public or private offer, sale or distribution of Registrable Securities (except (i) as part of such underwritten offering, (ii) pursuant to registrations on Form S-4 or Form S-8 or any successor form to either such form, or (iii) the grant of options or similar rights to employees of the Company pursuant to any duly adopted employee benefit plan); and

       (b) each holder of Registrable Securities, by acquisition of such Registrable Securities, agrees not to effect during such period any public offer, sale or distribution of Registrable Securities, including a sale pursuant to Rule 144 (except as part of such underwritten offering).

   6.  Registration Procedures

       If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 3(a) or Section 4(a), the Company will use its best efforts to effect such registration to permit the sale of Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall, except to the extent expressly provided otherwise in this Agreement, as expeditiously as possible:

       (a) Prepare and file with the SEC a Registration Statement or Registration Statements on a Form available for the sale of the Registrable Securities by the Selling Holders in accordance with the intended method or methods of distribution thereof, and thereafter use its best efforts to cause each such Registration Statement to become effective and remain effective as provided herein.

       (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period as provided in Section 3(c), as applicable, or, in the case of a Piggyback Registration for such time as the Company shall determine in its sole discretion but in no event less than 90 days.

       (c) Notify the Selling Holders and the managing underwriters, if any, promptly (i) when a Registration Statement, Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) at any time when a Prospectus is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event that (A) makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or (B) that requires the making of any changes in such Registration Statement, Prospectus or documents so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

       (d) If requested, furnish to each Selling Holder and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by each Selling Holder at the earliest practicable time under the circumstances after the filing of such documents with the SEC.

       (e) Deliver to each Selling Holder and the managing underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such persons may reasonably request to facilitate the disposition of the Registrable Securities covered by such Prospectus or Prospectuses; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

       (f) Prior to any public offering of Registrable Securities, use reasonable efforts to (i) register or qualify or cooperate with the Selling Holders, the managing underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Selling Holder or managing underwriter reasonably requests in writing and (ii) keep each such registration or qualification (or exemption therefrom) effective during the period the applicable Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject.

       (g) Notify the Selling Holders and the managing underwriters, if any, promptly (i) of written comments received from, or any stop order issued by, the SEC with respect to any Registration Statement and use all reasonable efforts to respond to such comments or to obtain the withdrawal of such stop order as of the earliest practicable time and (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction and shall use all reasonable efforts to obtain the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction as of the earliest practicable time.

       (h)  Upon the occurrence of any event contemplated by Section
6(c)(ii) or Section 6(c)(iii), prepare and file with the SEC a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

       (i) Use its best efforts to cause all Registrable Securities covered by such Registration Statement to be (i) listed on each securities exchange, if any, on which the same class of securities issued by the Company are then listed or (ii) authorized to be quoted on NASDAQ or such other national quotation system, if any, on which the same class of securities issued by the Company are then quoted.

       (j) Enter into and perform customary agreements (including an underwriting agreement in customary form with the managing underwriters, if any) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

       (k) Make available for inspection by the Selling Holders and any managing underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant, or other professional retained by the Selling Holders or any managing underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents, and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility under the Securities Act, and cause the Company's officers, directors, and employees to supply all information reasonably requested by any such Inspectors in connection with such Registration Statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) in the judgment of counsel to the Company the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each holder of Registrable Securities agrees that information obtained by it or by the Inspectors retained by it as a result of such inspections shall be deemed confidential and shall not be used by it or by the Inspectors retained by it as the basis for any market transactions in the securities of the Company or for any other purpose unless and until such is made generally available to the public by the Company. Each holder of Registrable Securities further agrees that it will, upon learning that disclosure of such Records if sought in or by order of a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

       (l) Furnish to each Selling Holder and each underwriter, if any, participating in the offering of the securities covered by a Registration Statement, a signed counterpart of:

       (i) an opinion of outside counsel (or inside counsel if satisfactory to each underwriter or, if not sold through an underwriter, to the Selling Holders participating in the registered offering) for the Company, and

       (ii) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in the Registration Statement,

covering substantially the same matters with respect to the Registration Statement (and the Prospectus included therein) and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities (and dated the dates such opinions and comfort letters are customarily dated) and, in the case of the legal opinion, such other legal matters, and, in the case of the accountants' comfort letter, such other financial matters, as the Requisite Percentage of Participating Holders, or the underwriters, may reasonably request.

       (m) Use its best efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least 12 months beginning with the first full calendar month of the Company after the effective date of a Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder.

       The Company may require each Selling Holder to furnish in writing to the Company such information regarding such holder and the distribution of his Registrable Securities as the Company may, from time to time, reasonably request and the Company may exclude from any registration pursuant hereto the Registrable Securities of any Selling Holder who fails to furnish such information within a reasonable time after receiving such request.

       Each holder of Registrable Securities agrees by acceptance of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(c)(ii) or
Section 6(c)(iii), such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(h), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. If the Company shall give any such notice, the time period mentioned in Section 3(c) shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 6(h) or (y) the Advice.

   7. Rule 144. The Company shall take all actions reasonably necessary to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144, or (b) any similar rule or regulation hereafter adopted by the SEC including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

   8.  Indemnification

       (a) Indemnification by the Company. The Company shall indemnify and hold harmless each holder of Registrable Securities, the officers, directors, agents and employees of each such holder, each Person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including without limitation reasonable attorneys' fees) and expenses (collectively, "Losses") arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to the Company by or on behalf of such holder expressly for use in such Registration Statement or Prospectus; provided, however, that the Company shall not be liable to the extent that (A) any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) such holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such holder of a Registrable Security to the person asserting such Losses who purchased such Registrable Security that is the subject thereof and (ii) the Prospectus would have adequately corrected such untrue statement or alleged untrue statement or such omission or alleged omission; or (B) any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission is adequately corrected in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, the holder of Registrable Securities thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the person asserting such Losses who purchased such Registrable Security that is the subject thereof from such holder.

       (b) Indemnification by Holders of Registrable Securities. In connection with any Registration Statement in which a holder of Registrable Securities is participating, such holder of Registrable Securities agrees to indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent lawful, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, or form of prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any written information furnished to the Company by or on behalf of such holder expressly for use in such Registration Statement or Prospectus.

       (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the party from which such indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with the defense thereof. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8, except to the extent that the Indemnifying Party is actually prejudiced by the failure to give notice. Any such Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be borne by such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to promptly assume the defense of such Proceeding and to employ counsel reasonably satisfactory to the Indemnified Party, (iii) the Indemnified Party's counsel shall have advised the Indemnified Party that a conflict of interest exists that could make it inappropriate under applicable standards of professional conduct to have the counsel employed by the Indemnifying Party represent such Indemnified Party, or (iv) the Indemnified Party's counsel shall have advised the Indemnified Party that there may be defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party and that the Indemnifying Party is not able to assert on behalf of or in the name of the Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall pay the attorneys' fees of the Indemnified Party to the extent related to the assertion by such counsel of such different and/or additional defenses, but for no other reason); provided, however, that the Indemnifying Party shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Parties. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such Proceeding. No Indemnifying Party shall be liable for any settlement of any Proceeding effected without its written consent, which consent shall not be unreasonably withheld.

       (d)  Contribution.  If the indemnification provided for in this
Section 8 is unavailable to an Indemnified Party under Section 8(a) or Section 8(b) (other than by reason of exceptions provided in those Sections) in respect of any Losses, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses as between the Company, on the one hand, and the Selling Holders, on the other hand, in such proportion as is appropriate to reflect the relative fault of the Company and of the Selling Holders in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Selling Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the party's relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or defense of any Proceeding.

       The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.

       No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

       (e) Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 8 (with appropriate modifications) shall be given by the Company and each Selling Holder with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act. The provisions of this Section 8 shall be in addition to any other rights to indemnification or contribution which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

       (f)  Indemnification Payments.  The indemnification required by this
Section 8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Losses are incurred.

   9. Underwritten Offerings. In connection with each underwritten offering made pursuant to this Agreement, the managing underwriters to be used in the offering will be selected by the Company; provided, that such managing underwriters shall be reasonably satisfactory to the Requisite Percentage of Participating Holders. Notwithstanding the foregoing, the Company shall have no obligation to select or otherwise provide an underwriter for any Demand Registration. If the Company elects not to select the managing underwriters for any underwritten offering made pursuant to this Agreement (other than an underwritten offering made pursuant to a Piggyback Registration), then the managing underwriters to be used in the offering will be selected by the Requisite Percentage of Participating Holders; provided, that such managing underwriters shall be reasonably satisfactory to the Company. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also be made to and for their benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to their obligations. No holder of Registrable Securities shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder and its ownership of the securities being registered on its behalf and such holder's intended method of distribution and any other representation required by law. No Person may participate in any underwritten offering hereunder unless such Person (a) agrees to sell such Person's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

   10. Term of Agreement.  This Agreement shall terminate on the earlier of
(i) the fifth anniversary of the date hereof or (ii) the first date on which there ceases to be any Registrable Securities; provided, however, that notwithstanding any termination of this Agreement, the provisions of Section 8 of this Agreement shall survive the termination of this Agreement until the expiration of all periods during which any Proceeding of the type for which indemnity may be claimed under Section 8 ("Indemnifiable Claims") have elapsed, and thereafter until the final and non-appealable resolution of any and all Indemnifiable Claims commenced during such periods and the final resolution between the holders of Registrable Securities and the Company of any and all claims made by any party under Section 8 hereof with respect to those Indemnifiable Claims.

   11. Miscellaneous

       (a) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may be amended, waived or modified only with the written consent of each of (i) the Company and (ii) holders of at least a majority of the Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders pursuant to such Registration Statement; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

       (b) Notices. All notices and other communications provided for herein shall be in writing and shall be given or made by telecopy, telegraph or prepaid first class registered or certified mail and shall be delivered as follows:

       1. If to the Company:

          Bucyrus-Erie Company
          P.O. Box 500
          1100 Milwaukee Avenue
          South Milwaukee, WI  53172
          Attention:  Vice President and
                      General Counsel
          Telecopy No.:  414-768-5060

       2. If to the holders of Registrable Securities: at the respective "Address for Notices" specified opposite their names on Schedule A attached hereto.

       Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given and delivered when transmitted by telecopy or telegraph, personally delivered, or upon receipt if delivered by mail, in each case given or addressed as aforesaid. Any party may, by written notice given as aforesaid, change its address for all subsequent notices and communications.

       (c) Successors and Assigns. No holder of Registrable Securities may assign any or all of its rights under this Agreement, or delegate any of or all of its obligations under this Agreement, to any person or entity (including without limitation any transferee of any Registrable Securities); and, no transferee of any Registrable Securities shall have any rights granted under this Agreement as a result of the transfer of any Registrable Securities to such transferee. Notwithstanding anything to the contrary contained in this Section 11(c), a holder of Registrable Securities may assign its rights or delegate its obligations under this Agreement to one or more direct or indirect wholly owned affiliates (a "Permitted Assignee"). This Agreement may not be assigned by the Company. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the Company and each holder of Registrable Securities listed on Schedule A attached hereto and to any successor to or any Permitted Assignee of such holder and any successor of the Company.

       (d) Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

       (e) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

       (f) Severability. In the event that any provision of this Agreement, or the application thereof to any person or circumstance, is held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect under present or future laws effective during the effective term of any such provision, such invalid, illegal or unenforceable provision shall be fully severable; and this Agreement shall then be construed and enforced as if such invalid, illegal or unenforceable provision had not been contained in this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

       (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

       (h) Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

       IN WITNESS WHEREOF, the Company has executed this Agreement as of the date first written above.

                               BUCYRUS-ERIE COMPANY



                               By:  /s/ William B. Winter
                                    William B. Winter
                                    Chairman and CEO

                Schedule A to Registration Rights Agreement



       Name:                          Address for Notices:

Jackson National Life              5901 Executive Drive
  Insurance Company                Lansing, Michigan  48911
                                   Attention:  Donald A. Pasant,
                                               CEO and President

Each person who after the date     The address or addresses
hereof files with the U.S.         indicated on the cover page of
Securities and Exchange            such beneficial holder's
Commission a Schedule 13D          Schedule 13D as the name,
under the Securities Exchange      address and telephone number
Act of 1934 within the time        of the person authorized to
period contemplated by such        receive notices and
Act indicating that such           communications.
person is the beneficial owner
of not less than 1,000,000
shares of Common Stock which
were issued to such beneficial
holder pursuant to the terms
of the Plan.

                                                   EXHIBIT 4.3
                                                      FORM 8-K
                                             DECEMBER 14, 1994






_____________________________________________________________________________




                   BUCYRUS-ERIE COMPANY, as the Company


                                    AND


                       HARRIS TRUST AND SAVINGS BANK
                              as the Trustee




                        ___________________________

                                 Indenture

                       Dated as of December 14, 1994

                        __________________________




                    Secured Notes due December 14, 1999


_____________________________________________________________________________

                           BUCYRUS-ERIE COMPANY

            Reconciliation and tie between Trust Indenture Act
                           of 1939 and Indenture



Trust Indenture                                                   Indenture
  Act Section                                                      Section

Section 310(a)(1)   . . . . . . . . . . . . . . . .  609
        (a)(2)      . . . . . . . . . . . . . . . .  609
        (a)(3)      . . . . . . . . . . . . . . . .  N.A.
        (a)(4)      . . . . . . . . . . . . . . . .  N.A.
        (a)(5)      . . . . . . . . . . . . . . . .  609
        (b)         . . . . . . . . . . . . . . . .  608
                                                     610
        (c)                                          N.A.
Section 311(a)      . . . . . . . . . . . . . . . .  613(a)
        (b)         . . . . . . . . . . . . . . . .  613(b)
        (b)(2)      . . . . . . . . . . . . . . . .  703(a)(3)
                                                     703(b)
        (c)         . . . . . . . . . . . . . . . .  N.A
Section 312(a)      . . . . . . . . . . . . . . . .  701
                                                     702(a)
        (b)         . . . . . . . . . . . . . . . .  702(b)
        (c)         . . . . . . . . . . . . . . . .  702(c)
Section 313(a)      . . . . . . . . . . . . . . . .  703(a)
        (b)(1)      . . . . . . . . . . . . . . . .  N.A.
        (b)(2)      . . . . . . . . . . . . . . . .  703(b)
        (c)         . . . . . . . . . . . . . . . .  703(a)
                                                     703(b)
        (d)         . . . . . . . . . . . . . . . .  703(c)
Section 314(a)      . . . . . . . . . . . . . . . .  704
        (b)         . . . . . . . . . . . . . . . .  1402
        (c)(1)      . . . . . . . . . . . . . . . .  102
        (c)(2)      . . . . . . . . . . . . . . . .  102
        (c)(3)      . . . . . . . . . . . . . . . .  N.A.
        (d)         . . . . . . . . . . . . . . . .  1302
        (e)         . . . . . . . . . . . . . . . .  102
Section 315(a)      . . . . . . . . . . . . . . . .  601(a)
        (b)         . . . . . . . . . . . . . . . .  602
                                                     703(a)(8)
        (c)         . . . . . . . . . . . . . . . .  601(b)
        (d)         . . . . . . . . . . . . . . . .  601(c)
        (d)(1)      . . . . . . . . . . . . . . . .  601(a)
        (d)(2)      . . . . . . . . . . . . . . . .  601(c)(2)
        (d)(3)      . . . . . . . . . . . . . . . .  601(c)(3)
        (e)         . . . . . . . . . . . . . . . .  514
______________________

N.A. means Not Applicable

Section 316(a)(last sentence) . . . . . . . . . . .  101("Out-
                                                       standing")
        (a)(1)(A)   . . . . . . . . . . . . . . . .  502
                                                     512
        (a)(1)(B)   . . . . . . . . . . . . . . . .  513
        (a)(2)      . . . . . . . . . . . . . . . .  N.A.
        (b)         . . . . . . . . . . . . . . . .  508
Section 317(a)(1)   . . . . . . . . . . . . . . . .  503
        (a)(2)      . . . . . . . . . . . . . . . .  504
        (b)         . . . . . . . . . . . . . . . .  1003
Section 318(a)      . . . . . . . . . . . . . . . .  107

































_____________________________

N.A. means Not Applicable

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                             TABLE OF CONTENTS


                                                                          Page

Parties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
Recitals of the Company. . . . . . . . . . . . . . . . . . . . . . . . .    1

                                ARTICLE ONE

                     Definitions and Other Provisions
                          of General Application

     SECTION 101.   Definitions. . . . . . . . . . . . . . . . . . . .    1
          Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
          Additional Notes . . . . . . . . . . . . . . . . . . . . . .    2
          Affiliate. . . . . . . . . . . . . . . . . . . . . . . . . .    2
          Asset Disposition. . . . . . . . . . . . . . . . . . . . . .    2
          Authenticating Agent . . . . . . . . . . . . . . . . . . . .    2
          Bank Credit Agreement. . . . . . . . . . . . . . . . . . . .    3
          Bank Documents . . . . . . . . . . . . . . . . . . . . . . .    3
          Bank Notes . . . . . . . . . . . . . . . . . . . . . . . . .    3
          Bank Obligations . . . . . . . . . . . . . . . . . . . . . .    3
          Bank Priority Obligations. . . . . . . . . . . . . . . . . .    3
          Bank Security Agreement. . . . . . . . . . . . . . . . . . .    3
          Board of Directors . . . . . . . . . . . . . . . . . . . . .    3
          Board Resolution . . . . . . . . . . . . . . . . . . . . . .    3
          Business Day . . . . . . . . . . . . . . . . . . . . . . . .    4
          Capital Lease Obligation . . . . . . . . . . . . . . . . . .    4
          Capital Stock. . . . . . . . . . . . . . . . . . . . . . . .    4
          Collateral . . . . . . . . . . . . . . . . . . . . . . . . .    4
          Collateral Agent . . . . . . . . . . . . . . . . . . . . . .    4
          Commission . . . . . . . . . . . . . . . . . . . . . . . . .    4
          Common Stock . . . . . . . . . . . . . . . . . . . . . . . .    4
          Company. . . . . . . . . . . . . . . . . . . . . . . . . . .    4
          Company Request" or "Company Order . . . . . . . . . . . . .    5
          Consolidated Net Income. . . . . . . . . . . . . . . . . . .    5
          Consolidated Net Worth . . . . . . . . . . . . . . . . . . .    5
          Consolidated Subsidiaries. . . . . . . . . . . . . . . . . .    5
          Corporate Trust Office . . . . . . . . . . . . . . . . . . .    6
          corporation. . . . . . . . . . . . . . . . . . . . . . . . .    6
          Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
          Defaulted Interest . . . . . . . . . . . . . . . . . . . . .    6
          Event of Default . . . . . . . . . . . . . . . . . . . . . .    6
          Exchange Act . . . . . . . . . . . . . . . . . . . . . . . .    6
          guaranty . . . . . . . . . . . . . . . . . . . . . . . . . .    6
          Holder . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
          Incur. . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
          Indenture. . . . . . . . . . . . . . . . . . . . . . . . . .    7
          Interest Payment Date. . . . . . . . . . . . . . . . . . . .    7
          Letter of Credit . . . . . . . . . . . . . . . . . . . . . .    7
          Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
          LOC Exposure . . . . . . . . . . . . . . . . . . . . . . . .    8
          Material Subsidiary. . . . . . . . . . . . . . . . . . . . .    8
          Maturity . . . . . . . . . . . . . . . . . . . . . . . . . .    8
          Officers' Certificate. . . . . . . . . . . . . . . . . . . .    8
          Opinion of Counsel . . . . . . . . . . . . . . . . . . . . .    8
          Outstanding. . . . . . . . . . . . . . . . . . . . . . . . .    8
          Paying Agent . . . . . . . . . . . . . . . . . . . . . . . .    9
          Person . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
          Plan of Reorganization . . . . . . . . . . . . . . . . . . .    9
          Predecessor Security . . . . . . . . . . . . . . . . . . . .    9
          Preferred Stock. . . . . . . . . . . . . . . . . . . . . . .   10
          Project Financing. . . . . . . . . . . . . . . . . . . . . .   10
          Project Financing Lenders. . . . . . . . . . . . . . . . . .   10
          Redemption Date. . . . . . . . . . . . . . . . . . . . . . .   10
          Redemption Price . . . . . . . . . . . . . . . . . . . . . .   10
          Regular Record Date. . . . . . . . . . . . . . . . . . . . .   10
          Reimbursement Obligations. . . . . . . . . . . . . . . . . .   10
          Related Person . . . . . . . . . . . . . . . . . . . . . . .   10
          Responsible Officer. . . . . . . . . . . . . . . . . . . . .   10
          Restricted Payments. . . . . . . . . . . . . . . . . . . . .   11
          Revolving Note . . . . . . . . . . . . . . . . . . . . . . .   11
          Securities . . . . . . . . . . . . . . . . . . . . . . . . .   11
          Security Agreement . . . . . . . . . . . . . . . . . . . . .   11
          Security Register" and "Security Registrar . . . . . . . . .   11
          Secured Notes. . . . . . . . . . . . . . . . . . . . . . . .   11
          Senior Lender. . . . . . . . . . . . . . . . . . . . . . . .   11
          Special Record Date. . . . . . . . . . . . . . . . . . . . .   11
          Stated Maturity. . . . . . . . . . . . . . . . . . . . . . .   11
          Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . .   12
          TIA. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
          Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . .   12
          Vice President . . . . . . . . . . . . . . . . . . . . . . .   12
          Voting Stock . . . . . . . . . . . . . . . . . . . . . . . .   12
          Wholly owned Subsidiary. . . . . . . . . . . . . . . . . . .   12

     SECTION 102.   Compliance Certificates and Opinions. . . . . . . .   12
     SECTION 103.   Form of Documents Delivered to Trustee. . . . . . .   13
     SECTION 104.   Acts of Holders . . . . . . . . . . . . . . . . . .   14
     SECTION 105.   Notices, Etc., to Trustee and Company . . . . . . .   15
     SECTION 106.   Notice to Holders; Waiver . . . . . . . . . . . . .   16
     SECTION 107.   Conflict with TIA . . . . . . . . . . . . . . . . .   16
     SECTION 108.   Effect of Headings and Table of
                    Contents. . . . . . . . . . . . . . . . . . . . . .   17
     SECTION 109.   Successors and Assigns. . . . . . . . . . . . . . .   17
     SECTION 110.   Severability Clause . . . . . . . . . . . . . . . .   17
     SECTION 111.   Benefits of Indenture . . . . . . . . . . . . . . .   17
     SECTION 112.   Governing Law . . . . . . . . . . . . . . . . . . .   17
     SECTION 113.   Legal Holidays. . . . . . . . . . . . . . . . . . .   17

                                ARTICLE TWO

                              Security Forms

     SECTION 201.   Forms Generally . . . . . . . . . . . . . . . . . .   18

                               ARTICLE THREE

                              The Securities

     SECTION 301.   Title and Terms . . . . . . . . . . . . . . . . . .   18
     SECTION 302.   Denominations . . . . . . . . . . . . . . . . . . .   19
     SECTION 303.   Execution, Authentication, Delivery and
                    Dating. . . . . . . . . . . . . . . . . . . . . . .   19
     SECTION 304.   Temporary Securities. . . . . . . . . . . . . . . .   20
     SECTION 305.   Registration of Transfer and Exchange . . . . . . .   21
     SECTION 306.   Mutilated, Destroyed, Lost and Stolen
                    Securities. . . . . . . . . . . . . . . . . . . . .   23
     SECTION 307.   Payment of Interest; Interest Rights Preserved. . .   24
     SECTION 308.   Persons Deemed Owners . . . . . . . . . . . . . . .   25
     SECTION 309.   Cancellation. . . . . . . . . . . . . . . . . . . .   26
     SECTION 310.   Computation of Interest . . . . . . . . . . . . . .   26

                               ARTICLE FOUR

                        Satisfaction and Discharge

     SECTION 401.   Satisfaction and Discharge of Indenture . . . . . .   26
     SECTION 402.   Reinstatement . . . . . . . . . . . . . . . . . . .   28
     SECTION 403.   Application of Trust Money. . . . . . . . . . . . .   28

                               ARTICLE FIVE

                                 Remedies

     SECTION 501.   Events of Default . . . . . . . . . . . . . . . . .   28
     SECTION 502.   Acceleration of Maturity; Rescission
                    and Annulment . . . . . . . . . . . . . . . . . . .   31
     SECTION 503.   Collection of Indebtedness and Suits
                    for Enforcement by Trustee. . . . . . . . . . . . .   32
     SECTION 504.   Trustee May File Proofs of Claim. . . . . . . . . .   33
     SECTION 505.   Trustee May Enforce Claims
                    Without Possession of Securities. . . . . . . . . .   34
     SECTION 506.   Application of Money Collected. . . . . . . . . . .   34
     SECTION 507.   Limitation on Suits . . . . . . . . . . . . . . . .   34
     SECTION 508.   Unconditional Right of Holders to
                    Receive Principal and Interest. . . . . . . . . . .   35
     SECTION 509.   Restoration of Rights and Remedies. . . . . . . . .   35
     SECTION 510.   Rights and Remedies Cumulative. . . . . . . . . . .   36
     SECTION 511.   Delay or Omission Not Waiver. . . . . . . . . . . .   36
     SECTION 512.   Control by Holders. . . . . . . . . . . . . . . . .   36
     SECTION 513.   Waiver of Past Defaults . . . . . . . . . . . . . .   37
     SECTION 514.   Undertaking for Costs . . . . . . . . . . . . . . .   37
     SECTION 515.   Waiver of Stay or Extension Laws. . . . . . . . . .   38

                                ARTICLE SIX

                                The Trustee

     SECTION 601.   Certain Duties and Responsibilities . . . . . . . .   38
     SECTION 602.   Notice of Defaults. . . . . . . . . . . . . . . . .   39
     SECTION 603.   Certain Rights of Trustee . . . . . . . . . . . . .   40
     SECTION 604.   Not Responsible for Recitals or Issuance
                    of Securities . . . . . . . . . . . . . . . . . . .   42
     SECTION 605.   May Hold Securities . . . . . . . . . . . . . . . .   43
     SECTION 606.   Money Held in Trust . . . . . . . . . . . . . . . .   43
     SECTION 607.   Compensation and Reimbursement. . . . . . . . . . .   43
     SECTION 608.   Disqualification; Conflicting Interests . . . . . .   44
     SECTION 609.   Corporate Trustee Required; Eligibility . . . . . .   44
     SECTION 610.   Resignation and Removal; Appointment of
                    Successor . . . . . . . . . . . . . . . . . . . . .   44
     SECTION 611.   Acceptance of Appointment by Successor. . . . . . .   46
     SECTION 612.   Merger, Conversion, Consolidation or
                    Succession to Business. . . . . . . . . . . . . . .   47
     SECTION 613.   Preferential Collection
                    of Claims Against Company . . . . . . . . . . . . .   47
     SECTION 614.   Appointment of Authenticating Agent . . . . . . . .   47

                               ARTICLE SEVEN

             Holders' Lists and Reports by Trustee and Company

     SECTION 701.   Company to Furnish Trustee Names
                    and Addresses of Holders. . . . . . . . . . . . . .   49
     SECTION 702.   Preservation of Information;
                    Communications to Holders . . . . . . . . . . . . .   49
     SECTION 703.   Reports by Trustee. . . . . . . . . . . . . . . . .   51
     SECTION 704.   Reports by Company. . . . . . . . . . . . . . . . .   51

                               ARTICLE EIGHT

                        Merger, Consolidation, Etc.

     SECTION 801.   Mergers and Consolidations. . . . . . . . . . . . .   52
     SECTION 802.   Successor Substituted . . . . . . . . . . . . . . .   53

                               ARTICLE NINE

                          Supplemental Indentures

     SECTION 901.   Supplemental Indentures Without Consent
                    of Holders. . . . . . . . . . . . . . . . . . . . .   54
     SECTION 902.   Supplemental Indentures With Consent of
                    Holders . . . . . . . . . . . . . . . . . . . . . .   54
     SECTION 903.   Execution of Supplemental Indentures. . . . . . . .   55
     SECTION 904.   Effect of Supplemental Indentures . . . . . . . . .   55
     SECTION 905.   Conformity with TIA . . . . . . . . . . . . . . . .   56
     SECTION 906.   Reference in Securities to Supplemental
                    Indentures. . . . . . . . . . . . . . . . . . . . .   56
     SECTION 907.   Notice of Supplemental Indenture. . . . . . . . . .   56

                                ARTICLE TEN

                                 Covenants

     SECTION 1001.   Payment of Principal and Interest. . . . . . . . .   56
     SECTION 1002.   Maintenance of Office or Agency. . . . . . . . . .   57
     SECTION 1003.   Money for Security Payments to be Held
                     in Trust . . . . . . . . . . . . . . . . . . . . .   57
     SECTION 1004.   Existence. . . . . . . . . . . . . . . . . . . . .   59
     SECTION 1005.   Maintenance of Properties. . . . . . . . . . . . .   59
     SECTION 1006.   Payment of Taxes and Other Claims. . . . . . . . .   60
     SECTION 1007.   Maintenance of Insurance . . . . . . . . . . . . .   60
     SECTION 1008.   Limitation on Restricted Payments. . . . . . . . .   61
     SECTION 1009.   Provision of Financial Information . . . . . . . .   61
     SECTION 1010.   Statement by Officers as to Default;
                     Compliance Certificates and Opinions . . . . . . .   62
     SECTION 1011.   Prohibition on Borrowing to Pay Cash
                     Interest . . . . . . . . . . . . . . . . . . . . .   63
     SECTION 1012.   Limitation on Liens. . . . . . . . . . . . . . . .   63
     SECTION 1013.   Waiver of Certain Covenants. . . . . . . . . . . .   63

                              ARTICLE ELEVEN

                         Redemption of Securities

     SECTION 1101.   Redemption . . . . . . . . . . . . . . . . . . . .   64
     SECTION 1102.   Applicability of Article . . . . . . . . . . . . .   64
     SECTION 1103.   Election to Redeem; Notice to Trustee. . . . . . .   64
     SECTION 1104.   Selection by Trustee of Securities
                     to Be Redeemed . . . . . . . . . . . . . . . . . .   64
     SECTION 1105.   Notice of Redemption . . . . . . . . . . . . . . .   65
     SECTION 1106.   Deposit of Redemption Price. . . . . . . . . . . .   65
     SECTION 1107.   Securities Payable on Redemption Date. . . . . . .   66
     SECTION 1108.   Securities Redeemed in Part. . . . . . . . . . . .   66

                              ARTICLE TWELVE

                    Defeasance and Covenant Defeasance

     SECTION 1201.   Company's Option to Effect Defeasance
                     or Covenant Defeasance . . . . . . . . . . . . . .   67
     SECTION 1202.   Defeasance and Discharge . . . . . . . . . . . . .   67
     SECTION 1203.   Covenant Defeasance. . . . . . . . . . . . . . . .   67
     SECTION 1204.   Conditions to Defeasance or Covenant
                     Defeasance . . . . . . . . . . . . . . . . . . . .   68
     SECTION 1205.   Deposited Money and U.S. Government
                     Obligations to be Held in Trust; Other
                     Miscellaneous Provisions . . . . . . . . . . . . .   70

                             ARTICLE THIRTEEN

                          Collateral and Security

     SECTION 1301.   Collateral and Security Agreements . . . . . . . .   71
     SECTION 1302.   Opinions, etc. Required by TIA . . . . . . . . . .   72
     SECTION 1303.   Release of Collateral. . . . . . . . . . . . . . .   72
     SECTION 1304.   Suits to Protect the Collateral. . . . . . . . . .   72
     SECTION 1305.   Purchaser Protected. . . . . . . . . . . . . . . .   73
     SECTION 1306.   Determinations Relating to Collateral. . . . . . .   73
     SECTION 1307.   Release Upon Termination of the
                     Company's Obligations. . . . . . . . . . . . . . .   73
     SECTION 1308.   When Trustee Is Collateral Agent . . . . . . . . .   74

EXHIBIT A Form of Security Agreement
EXHIBIT B Form of Secured Notes

          INDENTURE, dated as of December 14, 1994 between BUCYRUS-ERIE COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 1100 Milwaukee Avenue, South Milwaukee, Wisconsin 53172, and Harris Trust and Savings Bank, as Trustee (herein called the "Trustee")


                               RECITALS OF THE COMPANY

          The Company has duly authorized the creation of an issue of its Secured Notes due December 14, 1999, such issue of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

          All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:


                                ARTICLE ONE

                     Definitions and Other Provisions
                          of General Application

SECTION 101.   Definitions.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the TIA, either directly or by reference therein, have the meanings assigned to them therein;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles (whether or not such is indicated herein), and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of the original issuance of the Securities; and

          (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          Certain terms, used principally in Article Six, are defined in that Article.

          "Act", when used with respect to any Holder, has the meaning specified in Section 104.

          "Additional Notes" has the meaning specified in Section 301.

          "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Asset Disposition" by any Person means any transfer, conveyance, sale, lease or other disposition by such Person or any of its Subsidiaries (including a consolidation or merger or other sale of any such Subsidiaries with, into or to another Person in a transaction in which such Subsidiary ceases to be a Subsidiary, but excluding a disposition by a Subsidiary of such Person to such Person or a Wholly owned Subsidiary of such Person or by such Person to a Wholly owned Subsidiary of such Person) of (i) shares of Capital Stock (other than directors' qualifying shares) of a Subsidiary of such Person, (ii) substantially all of the assets of such Person or any of its Subsidiaries representing a division or line of business or (iii) other assets of such Person or any of its Subsidiaries outside of the ordinary course of business.

          "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities.

          "Bank Credit Agreement" means the Credit Agreement dated as of December 14, 1994 between Bank One, Milwaukee, National Association and the Company, or any amendment, supplement or extension thereof or any agreement in replacement thereof pursuant to which the Senior Lender makes available to the Company one or more loan and/or other credit facilities.

          "Bank Documents" means (i) the Bank Credit Agreement and all the other Loan Documents (as defined in the Bank Credit Agreement) and (ii) if the Project Financing Lenders provide Project Financing to the Company, the loan or credit agreement and all related documents evidencing, securing or provided in connection with such Project Financing.

          "Bank Notes" means the Revolving Note and the PECFA Notes.

          "Bank Obligations" means (i) the unpaid principal balance of and all accrued interest due on the Bank Notes, (ii) the LOC Exposure and all accrued interest thereon, (iii) the unpaid principal balance of and all accrued interest due with respect to any Project Financing provided by the Senior Lender or by the Project Financing Lenders, (iv) all fees owed by the Company to the Senior Lender or the Project Financing Lenders pursuant to the Bank Documents, (v) all out-of-pocket expenses (including reasonable attorneys' fees) paid or incurred by the Senior Lender and/or the Project Financing Lenders which the Company is obligated to pay to the Senior Lender and/or the Project Financing Lenders under the Bank Documents (including without limitation, all costs and expenses paid or incurred by the Senior Lender and/or the Project Financing Lenders in connection with an enforcement action in respect of any Bank Documents) and (vi) all indemnity payments, breakage fees and similar obligations of the Company to the Senior Lender and/or the Project Financing Lenders.

          "Bank Priority Obligations" has the meaning ascribed to it in
Section 1012.

          "Bank Security Agreement" means any security agreement entered into on, as of or after the date hereof by the Company and the Senior Lender pursuant to the Bank Credit Agreement.

          "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York, State of New York, the City of Chicago, State of Illinois or the City of Milwaukee, State of Wisconsin are authorized or obligated by law or executive order to close.

          "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Capital Stock" of any Person means any and all shares, ownership interests, participations or other equivalents (however designated) of corporate stock (common or preferred) of such Person.

          "Collateral" means the Collateral as such term is defined in the Security Agreement.

          "Collateral Agent" means the collateral agent under the Security Agreement.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

          "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

          "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Company" shall mean such successor Person.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman or Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Consolidated Net Income" of any Person means for any period the consolidated net income (or loss) of such Person, before preferred stock dividends and accretions, and its Consolidated Subsidiaries for such period determined in accordance with generally accepted accounting principles; provided that there shall be excluded therefrom (a) the net income (or loss) of any Person acquired by such Person or a Subsidiary of such Person in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (but not net loss) of any Consolidated Subsidiary of such Person which is subject to restrictions (other than any restriction resulting from the imposition of currency exchange controls) which prevent the payment of dividends or the making of distributions to such Person to the extent of such restrictions, (c) the net income (or net loss) of any Person that is not a Consolidated Subsidiary of such Person except to the extent of the amount of dividends or other distributions actually paid to such Person by such other Person during such period, (d) gains or losses on Asset Dispositions by such Person or its Consolidated Subsidiaries and (e) all extraordinary gains and extraordinary losses.

          "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with generally accepted accounting principles; provided that, with respect to the Company and its Consolidated Subsidiaries, adjustments following the date of this Indenture to the accounting books and records of the Company and its Consolidated Subsidiaries in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto) or otherwise resulting from the acquisition of control of the Company by another Person or Persons shall not be given effect.

          "Consolidated Subsidiaries" of any Person means all other Persons that would be accounted for as consolidated Persons in such Person's financial statements in accordance with generally accepted accounting principles.

          "Corporate Trust Office" means the principal office of the Trustee in Chicago, Illinois, which shall be at 311 West Monroe Street, Chicago, Illinois 60606 at which at any particular time its corporate trust business shall be administered.

          "corporation" means a corporation, association, company, joint-stock company or business trust.

          "Debt" means (without duplication) with respect to any Person, whether recourse is to all or a portion of the assets of such Person, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations so evidenced which are Incurred in connection with the acquisition of property, assets or businesses, excluding trade payables, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business (x) which are not overdue by more than 90 days or
(y) which are being contested in good faith) in each case if on terms permitting a portion of the purchase price to be paid more than 180 days after the date of the purchase, (v) every Capital Lease Obligation of such Person,
(vi) every payment obligation of such Person under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise.

          "Defaulted Interest" has the meaning specified in Section 307.

          "Event of Default" has the meaning specified in Section 501.

          "Exchange Act" refers to the Securities Exchange Act of 1934 as it may be amended and any successor act thereto.

          "guaranty" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "guarantee", "guaranteed", "guaranteeing" and "guarantor" shall have meanings correlative to the foregoing); provided, however, that the guaranty by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

          "Holder" means a Person in whose name a Security is registered in the Security Register.

          "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise) assume, guaranty or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing) provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

          "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

          "Letter of Credit" means a "letter of credit" (as defined in the Uniform Commercial Code of the State of Wisconsin) issued by the Senior Lender at the request of the Company, and any extension, renewal or replacement thereof.

          "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

          "LOC Exposure" means the sum of (a) the aggregate amount available for drawing under all outstanding Letters of Credit and (b) the aggregate unpaid Reimbursement Obligations.

          "Material Subsidiary" means any Subsidiary of the Company which, at any particular time, has total assets as shown on its last regularly prepared balance sheet in excess of $10,000,000.

          "Maturity", when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          "Officers' Certificate" means a certificate signed by the Chairman or Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.

          "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

         (iii) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that, in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

          "PECFA Notes" means promissory notes issued by the Company and payable to the order of the Senior Lender evidencing a loan by the Senior Lender to the Company under the Bank Credit Agreement to finance the costs of removing an underground storage tank which is eligible for reimbursement under the Petroleum Environmental Cleanup Fund Program administered by the Wisconsin Department of Industry, Labor and Human Relations.

          "Paying Agent" means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company.

          "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan of Reorganization" means the Debtors' Second Amended Joint Plan of Reorganization filed by B-E Holdings, Inc. and the Company on September 19, 1994, as modified December 1, 1994 and as confirmed by order of the United States Bankruptcy Court for the Eastern District of Wisconsin by order dated December 1, 1994.

          "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

          "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

          "Project Financing" means Project Financing as such term is defined in the Security Agreement.

          "Project Financing Lenders" means a group of financial institutions of which the Senior Lender is a member which is providing Project Financing to the Company.

          "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

          "Regular Record Date" for the interest payable on any Interest Payment Date means the June 15 or December 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Reimbursement Obligations" means the aggregate amount of drawings under Letters of Credit honored by the Senior Lender which have not been reimbursed by the Company.

          "Related Person" of any Person means, without limitation, any other Person owning (a) 5% or more of the outstanding Common Stock of such Person or (b) 5% or more of the Voting Stock of such Person.

          "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Payments" has the meaning specified in Section 1008.

          "Revolving Note" means the promissory note issued by the Company and payable to the order of the Senior Lender evidencing loans made under the revolving credit facility provided in the Bank Credit Agreement.

          "Securities" means securities designated in the first paragraph of the RECITALS OF THE COMPANY and more particularly means any Securities authenticated and delivered pursuant to this Indenture.

          "Security Agreement" means the Security Agreement dated as of the date hereof between the Company and the Collateral Agent, as the same may be amended, supplemented or modified from time to time, substantially in the form of Exhibit A.

          "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

          "Secured Notes" and "Secured Note" means the Secured Notes Due December 14, 1999 of the Company, as amended or supplemented from time to time, that are issued under this Indenture, substantially in the form of Exhibit B.

          "Selected Permitted Liens" means the Liens described in clauses
(i) through (vi) inclusive in the definition "Permitted Liens" contained in
Section 8.1 of the Security Agreement.

          "Senior Lender" means the bank(s), other financial institution(s) and/or credit provider(s) which are parties to the Bank Credit Agreement and their respective successors and assigns.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

          "Stated Maturity", when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

          "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) the policies, management and affairs of which such Person first mentioned above, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has power to direct.

          "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 905.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

          "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

          "Wholly owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock of which (other than qualifying shares held for the benefit of the Company by directors or others) shall at the time be owned by such Person or by one or more Wholly owned Subsidiaries of such Person or by such Person and one or more Wholly owned Subsidiaries of such Person.


SECTION 102.   Compliance Certificates and Opinions.

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of each such individual, such condition or covenant has been complied with.


SECTION 103.   Form of Documents Delivered to Trustee.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel (a copy of which must be attached to such certificate or opinion of an officer of the Company), unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.   Acts of Holders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are received by the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The ownership of Securities shall be proved by the Security Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

          (e) The Company may, in the circumstances permitted by the TIA, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by the Holders. If not set by the Company prior to the first solicitation of a Holder made by any person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action. Notwithstanding the foregoing, the Company shall not set a record date for, and the provisions of this paragraph shall not apply with respect to, any Act by the Holders pursuant to Sections 501, 502 or 503.

          (f) Without limiting the foregoing, a Holder entitled hereunder to give or take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security of by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.


SECTION 105.   Notices, Etc., to Trustee and Company.

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Chicago, Illinois, or

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.


SECTION 106.   Notice to Holders; Waiver.

          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.


SECTION 107.   Conflict with TIA.

          If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provisions of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.


SECTION 108.   Effect of Headings and Table of Contents.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.


SECTION 109.   Successors and Assigns.

          All covenants and agreements in this Indenture by the Company shall bind their successors and assigns, whether so expressed or not.


SECTION 110.   Severability Clause.

          In case any provision in this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


SECTION 111.   Benefits of Indenture.

          Nothing in this Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.


SECTION 112.   Governing Law.

          This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.


SECTION 113.   Legal Holidays.

          In any case where any Interest Payment Date, Redemption Date, or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.


                                ARTICLE TWO

                              Security Forms

SECTION 201.   Forms Generally.

          The Secured Notes and the related Trustee's certificates of authentication shall be in substantially the form of Exhibit B, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

          The definitive Securities shall be printed or lithographed or produced by any combination of these methods in any manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

                               ARTICLE THREE

                              The Securities

SECTION 301.   Title and Terms.

          The aggregate principal amount of Secured Notes which may be authenticated and delivered under this Indenture is limited to the sum of (i) $52,072,000 and (ii) the aggregate principal amount of additional Secured Notes (the "Additional Notes") issuable in payment of interest on the Secured Notes as provided in this Section 301; provided, however, that additional Securities may be authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, 906, or 1108.

          The Secured Notes shall be known and designated as the "Secured Notes due December 14, 1999" of the Company. Their Stated Maturity shall be December 14, 1999 and they shall bear interest at the rate of 10.5% per annum. Interest on the Secured Notes shall be payable in cash or principal amount of Additional Notes in such proportion as the Company shall determine; provided, however, that from and after December 14, 1995, if and to the extent that the Company elects to pay interest in Additional Notes, interest shall accrue and be payable in principal amount of Additional Notes at the rate of 13.0% per annum. Interest shall be payable on the Securities semi-annually on June 30 and December 31, commencing June 30, 1995, until the principal thereof is paid or made available for payment. Any payment of principal or, to the extent permitted by applicable law, interest which is payable but is not punctually paid or duly provided for shall bear interest for each day until paid at a rate per annum which is 2% in excess of the interest rate then otherwise applicable to the Securities for payment of interest in cash.

          The principal of and interest on the Securities shall be payable or, in the case of Additional Notes, made available at the office or agency of the Company maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check or Additional Notes, as the case may be, mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

          The Securities shall be redeemable as provided in Article Eleven.

          The Securities shall be subject to defeasance at the option of the Company as provided in Article Twelve.

          The Securities are secured by, and entitled to the benefit of, a continuing lien on the Collateral pursuant to the Security Agreement. The Lien on the Collateral provided in the Security Agreement shall be subordinated only to the lien and security interest in favor of the Senior Lender granted pursuant to the Bank Security Agreement but only to the extent of the Bank Priority Obligations. All Securities shall in all respects be equally and ratably secured thereby without preference, priority or distinction on account of the actual time or times of the issue or maturity of the Securities.

SECTION 302.   Denominations.

          The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 303.   Execution, Authentication, Delivery and Dating.

          The Securities shall be executed on behalf of the Company by its Chairman or Vice-Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as provided in this Section 303; and the Trustee in accordance with such Company Order shall either at one time or from time to time pursuant to such instructions as may be described therein authenticate and deliver such Securities as provided in this Indenture and not otherwise.

          Each Security shall be dated the date of its authentication.

          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.


SECTION 304.   Temporary Securities.

          Pending the preparation of definitive Securities, the Company may execute, and upon delivery of a Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

          If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to
Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 305.   Registration of Transfer and Exchange.

          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

          Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount.

          At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

          The legends specified in the forms of the face of the Securities as set forth in Exhibit B shall be placed by the Trustee on all such Securities authenticated and delivered upon original issuance under the Indenture and on all such Securities subsequently issued under the Indenture upon registration of transfer of, or in exchange for, or in lieu of, any Securities bearing such legend pursuant to Section 304, 305, 306, 906, or 1108 unless the Company has delivered to the Trustee an Officers' Certificate which states that (a) as to specified legended Securities, the Holder thereof may exchange such legended Securities for unlegended Securities or (b) as to specified legended Securities, Securities not bearing such legend may be issued upon registration of transfer of such specified Securities at any time during the period specified in such Officers' Certificate. At any time after receipt by the Trustee of such Officers' Certificate referred to in clause (a) above, any legended Securities specified therein may, at the option of the Holder, be exchanged for unlegended Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the legended Securities to be exchanged at an office or agency of the Company designated pursuant to Section 1002 for such purpose; and whenever such specified legended Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the unlegended Securities which the Holder making the exchange is entitled to receive. After receipt by the Trustee of any such Officers' Certificate referred to in clause
(b) above, any legended Securities specified therein may, at the option of the Holder, be surrendered for registration of transfer at any time during such specified period at an office or agency of the Company designated pursuant to
Section 1002 for such purpose; and whenever such specified legended Securities are so surrendered for registration of transfer, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee, one or more new Securities not bearing such legend of any authorized denominations and of a like aggregate principal amount.

          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

          Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906, or 1108 not involving any transfer.

          The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 1104 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

          In the absence of an applicable Officers' Certificate as described in the fourth paragraph of this Section 305, the Trustee shall not register the transfer of any Security bearing the legend specified in the form of face of Security hereinabove set forth unless the Holder shall give written notice to the Company and the Trustee of such Holder's intention to effect such transfer, which notice shall be accompanied by (A) an unqualified written opinion of legal counsel, which counsel and opinion (in form and substance) shall be reasonably satisfactory to the Company, to the effect that the proposed transfer of such Securities may be effected without registration under the Securities Act of 1933, as amended (the "Securities Act"), or (B) a "no action" letter from the Commission reasonably satisfactory to the Company to the effect that under the Securities Act the proposed transfer of such Securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto.


SECTION 306.   Mutilated, Destroyed, Lost and Stolen Securities.

          If any mutilated Security is surrendered to the Trustee, the Company shall execute, and the Trustee shall authenticate and deliver, in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

          Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of a similar series duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.


SECTION 307.   Payment of Interest; Interest Rights Preserved.

          Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

          Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money or Additional Notes, if applicable, equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money or Additional Notes when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment and receipt of the aggregate amount necessary to pay such defaulted interest. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee in its sole discretion.

          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.


SECTION 308.   Persons Deemed Owners.

          Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 309.   Cancellation.

          All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of as directed by a Company Order.


SECTION 310.   Computation of Interest.

          Interest on the Securities shall be computed on the basis of a 360 day year of twelve 30-day months.


                               ARTICLE FOUR

                        Satisfaction and Discharge

SECTION 401.   Satisfaction and Discharge of Indenture.

          This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (1)  either

               (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

               (B) all such Securities not theretofore delivered to the Trustee for cancellation

                         (i)   have become due and payable,

                         (ii)  will become due and payable at their
               Stated Maturity within one year, or

                         (iii) are to be called for redemption within one
               year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

          and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article Four, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.


SECTION 402.   Reinstatement.

          If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article Four by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Four until such time as the Trustee or Paying Agent is permitted to apply all money held in trust with respect to the Securities; provided, however, that if the Company makes any payment of principal of or any premium or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of the Securities to receive such payment from the money so held in trust.


SECTION 403.   Application of Trust Money.

          Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee.


                               ARTICLE FIVE

                                 Remedies

SECTION 501.   Events of Default.

          "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of the principal of any Security at its Maturity; or

          (2) default in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

          (3) default in the performance, or breach, of any covenant of the Company contained in Section 1008; or

          (4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture or the Security Agreement (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 consecutive days after there has been given by registered or certified mail to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (5) a default or defaults under any bond(s), debenture(s), note(s) or other evidence(s) of Debt of the type specified in clauses
     (i), (ii), (iii), (iv), (v) and (vii) (with respect to guarantees of Debt of the type specified in clauses (i), (ii), (iii), (iv) and (v) of the definition of Debt) of the definition of "Debt" by the Company or any Material Subsidiary of the Company or under any mortgage(s), indenture(s) or instrument(s) under which there may be issued or by which there may be secured or evidenced any Debt of such type by the Company or any such Material Subsidiary with a principal amount then outstanding, individually or in the aggregate, in excess of $10 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have occurred and be continuing after the expiration of any applicable grace period with respect thereto; or

          (6) a final judgment or final judgments for the payment of money are entered against the Company or any Material Subsidiary of the Company in an aggregate amount in excess of $5 million in excess of any applicable insurance coverage by a court or courts of competent jurisdiction, which judgments remain undischarged or unbonded for a period (during which execution shall not be effectively stayed) of 60 consecutive days after the right to appeal all such judgments has expired; or

          (7)  the entry by a court having jurisdiction in the premises of
     (A) a decree or order for relief in respect of the Company or any Material Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any such Material Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any such Material Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any such Material Subsidiary or of any substantial part of the property of the Company or any such Material Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any such Material Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

          (8) the commencement by the Company or any Material Subsidiary of the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Material Subsidiary to the entry of a decree or order for relief in respect of the Company or such Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Material Subsidiary of the Company, or the filing by the Company or any Material Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company or any such Material Subsidiary of the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Subsidiary or of any substantial part of the property of the Company or such Subsidiary, or the making by the Company or any Material Subsidiary of the Company of an assignment for the benefit of creditors, or the admission by the Company or any Material Subsidiary of the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Material Subsidiary of the Company in furtherance of any such action.

SECTION 502.   Acceleration of Maturity; Rescission
               and Annulment.

          If an Event of Default (other than an Event of Default specified in Section 501(7) or (8)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of and all accrued interest on all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal and accrued interest thereon shall become immediately due and payable. If an Event of Default specified in Section 501(7) or (8) occurs, the principal of and any accrued interest on the Securities then Outstanding shall ipso facto become immediately due and payable without any declaration or other Act on the part of the Trustee or any Holder.

          At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (1)  the Company has paid or deposited with the Trustee:

               (A)  all overdue interest on all Securities,

               (B) the principal of any Securities which have become due otherwise than by such declaration of acceleration and, to the extent that payment of such interest is lawful, interest thereon at the rate provided by the Securities,

               (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate provided by the Securities, and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

     and

          (2) all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503.   Collection of Indebtedness and Suits for
               Enforcement by Trustee.

          The Company covenants that if

          (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

          (2) default is made in the payment of the principal of any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate provided by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.


SECTION 504.   Trustee May File Proofs of Claim.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors' committee in any such proceeding.


SECTION 505.   Trustee May Enforce Claims
               Without Possession of Securities.

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.


SECTION 506.   Application of Money Collected.

          Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of costs and expenses of collection, including all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses and disbursements of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 607; and

          SECOND: To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

          THIRD: The balance, if any, shall be paid to the Company, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.


SECTION 507.   Limitation on Suits.

          No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.


SECTION 508.   Unconditional Right of Holders to
               Receive Principal and Interest.

          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.


SECTION 509.   Restoration of Rights and Remedies.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


SECTION 510.   Rights and Remedies Cumulative.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.


SECTION 511.   Delay or Omission Not Waiver.

          No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


SECTION 512.   Control by Holders.

          Subject to Section 507, the Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

          (3) (subject to the provisions of Section 601) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceedings so directed might involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction shall be unduly prejudicial to the interests of Holders of Securities not joining in the giving of said direction, it being understood that (subject to Section 601) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.


SECTION 513.   Waiver of Past Defaults.

          The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

          (1) in the payment of the principal of or interest on any Security, or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


SECTION 514.   Undertaking for Costs.

          All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the respective Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).


SECTION 515.   Waiver of Stay or Extension Laws.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                ARTICLE SIX

                                The Trustee

SECTION 601.   Certain Duties and Responsibilities.

          (a) Except during the continuance of an Event of Default and after the curing or waiving of all such Events of Default which may have occurred:

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any certificates or opinions which by any provision herein are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

          (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

          (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and subject to Sections 315 and 316 TIA.


SECTION 602.   Notice of Defaults.

          Within 90 days after the occurrence of any default hereunder actually known to the Trustee, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such default hereunder actually known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders; and provided further that in the case of any default of the character specified in Section 501(5), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.


SECTION 603.   Certain Rights of Trustee.

          Subject to the provisions of Section 601:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (d) before the Trustee acts or refrains from acting the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonable to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, Officers' Certificate, or other request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigations, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if advanced by the Trustee, shall be repaid by the Company upon demand;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (h) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, or where information is required or necessary to be furnished by the Company in order for the Trustee to act, the Trustee (unless otherwise evidence be herein specifically prescribed), shall not be liable for any action it takes or omits to take in good faith in reliance upon an Officer's Certificate, or for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

          (i) the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company, except as otherwise specifically set forth in this Indenture, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein and should be entitled in connection therewith to examine the books, records and premises of the Company;

          (j) the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty;

          (k) except for (i) a default under Section 501(1) or (2) of this Indenture, (ii) the failure of the Company to file any financial statements, documents or certificates specifically required to be filed with the Trustee pursuant to the provisions of this Indenture or (iii) any other event of which the Trustee has "actual knowledge" and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any default or event unless specifically notified in writing by the Company or the holders of not less than 25% in aggregate principal amount of the Securities Outstanding; as used herein, the term "actual knowledge" means the actual fact of knowing, without a duty to make any investigation with regard thereto; and

          (l) the Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture.


SECTION 604. Not Responsible for Recitals or Issuance of Securities.

          The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.


SECTION 605.   May Hold Securities.

          The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Collateral Agent, Security Registrar or such other agent.


SECTION 606.   Money Held in Trust.

          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.


SECTION 607.   Compensation and Reimbursement.

          The Company agrees

          (1) to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

          (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          (4) The Company acknowledges receipt of a preliminary proposal from the Trustee regarding certain services to be rendered by the Trustee on behalf of Company and agrees to the payment of the fees set forth therein and to the other terms and conditions therein. The Company acknowledges that such preliminary fees are subject to periodic review and adjustment by the Trustee.

The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. When the Trustee incurs expenses under Article Five hereof, the expenses (including reasonable fees and expenses of its counsel) and the compensation for the service in connection therewith are intended to constitute expense of administration under any applicable bankruptcy law.


SECTION 608.   Disqualification; Conflicting Interests.

          The Trustee shall at all times satisfy the requirements of TIA
Section 310(a)(1) and shall comply with TIA Section 310(b).


SECTION 609.   Corporate Trustee Required; Eligibility.

          There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State or Territory thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $5,000,000, subject to supervision or examination by Federal or State authority and having its Corporate Trust Office in the United States of America. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. No obligor upon the Securities may, nor may any person directly or indirectly controlling, controlled by or under common control with such obligor, serve as Trustee.


SECTION 610.   Resignation and Removal; Appointment of
               Successor.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. If a successor Trustee has not been appointed and has not accepted such appointment within 60 days after the resigning Trustee has petitioned a court of competent jurisdiction for the appointment of a successor Trustee, then the resignation of the resigning Trustee shall nevertheless become immediately effective on such 60th day.

          (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

          (d)  If at any time:

          (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, unless the Trustee's duty to resign is stayed as provided in subsection (f) of Section 608, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner provided by Section 611, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.


SECTION 611.   Acceptance of Appointment by Successor.

          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.


SECTION 612.   Merger, Conversion, Consolidation or
               Succession to Business.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.


SECTION 613.   Preferential Collection
               of Claims Against Company.

          The provisions of TIA Sections 311(a) and 311(b) shall apply to this Indenture and the Trustee shall comply with TIA Sections 311(a).


SECTION 614.   Appointment of Authenticating Agent.

          The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer or partial redemption or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $5,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

          The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

          If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

          This is one of the Securities described in the within-mentioned Indenture.


                              HARRIS TRUST AND SAVINGS BANK
                                As Trustee


                              By__________________________
                                As Authenticating Agent


                              By___________________________
                                   Authorized Officer


                               ARTICLE SEVEN

             Holders' Lists and Reports by Trustee and Company


SECTION 701.   Company to Furnish Trustee Names
               and Addresses of Holders.

          The Company will furnish or cause to be furnished to the Trustee

          (a)  semi-annually, not more than 15 days after each Regular
     Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided that no such list need be furnished as long as the Trustee is Security Registrar.


SECTION 702. Preservation of Information; Communications to Holders.

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

          (b) If three or more Holders (herein referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

          (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 702(a), or

         (ii) inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

          If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 702(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such a mailing would be contrary to the best interest of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

          (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under
Section 702(b).


SECTION 703.   Reports by Trustee.

          (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto.

          (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company.
The Company will notify the Trustee when the Securities are listed on any stock exchange.


SECTION 704.   Reports by Company.

          The Company shall:

          (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (3) transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.


                               ARTICLE EIGHT

                        Merger, Consolidation, Etc.

SECTION 801.   Mergers and Consolidations.

          The Company (a) shall not consolidate with or merge into any other Person or, directly or indirectly, transfer, convey, sell, lease, or otherwise dispose of all or substantially all of its properties and assets as an entirety to any Person; (b) shall not permit any Subsidiary to consolidate with or merge into another Person (other than a Wholly owned Subsidiary) in a transaction in which such Subsidiary remains a Subsidiary; and (c) shall not permit (i) any other Person (other than a Wholly owned Subsidiary) to consolidate with or merge into the Company or (ii) any other Person (other than a Wholly owned Subsidiary) to consolidate with or merge into any Subsidiary in a transaction in which such Subsidiary remains a Subsidiary; unless, in any such transaction:

          (1) immediately before and after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;

          (2) in case the Company shall consolidate with or merge into another Person or shall directly or indirectly transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by transfer, conveyance, sale, lease or other disposition all or substantially all of the properties and assets of the Company as an entirety (for purposes of this Article Eight, a "Successor Company") shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume by an indenture supplemental hereto executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

          (3) immediately after giving effect to such transaction, the Consolidated Net Worth of the Company or, if applicable, the Successor Company shall be equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; and

          (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, lease or acquisition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.


SECTION 802.   Successor Substituted.

          Upon any consolidation of the Company with, or merger of the Company into, any other Person or any transfer, conveyance, sale, lease or other disposition of all or substantially all of the properties and assets of the Company as an entirety in accordance with Section 801, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.


                               ARTICLE NINE

                          Supplemental Indentures

SECTION 901.   Supplemental Indentures Without Consent
               of Holders.


          Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

          (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

          (3) to comply with any requirements of the Commission in order to effect and maintain the qualification of this Indenture under the TIA; or

          (4) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture.


SECTION 902.   Supplemental Indentures With Consent of Holders.

          With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

          (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon, or change the place of payment where, or the coin or currency in which, any Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

          (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

          (3)  modify any of the provisions of this Section, Section 513 or
     Section 1009, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.


SECTION 903.   Execution of Supplemental Indentures.

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.


SECTION 904.   Effect of Supplemental Indentures.

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.


SECTION 905.   Conformity with TIA.

          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect.


SECTION 906.   Reference in Securities to Supplemental
               Indentures.

          Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.


SECTION 907.   Notice of Supplemental Indenture.

          Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to Section 902, the Company shall transmit to the Holders a notice setting forth the substance of such supplemental indenture.


                                ARTICLE TEN

                                 Covenants

SECTION 1001.  Payment of Principal and Interest.

          The Company will duly and punctually pay the principal of and interest on the Securities in accordance with the terms of the Securities and this Indenture.


SECTION 1002.  Maintenance of Office or Agency.

          The Company will maintain an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.


SECTION 1003.  Money for Security Payments to be Held in Trust.

          If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or cash interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act. To the extent the Company elects pursuant to the terms hereof to pay interest in Additional Notes, the Company will, on or before each due date of such interest, authorize, issue and hold in trust for the benefit of the Persons entitled thereto Additional Notes to be issued in payment of interest so becoming due until such Additional Notes shall be delivered to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents, it will, on or prior to each due date of the principal of or interest on any Securities, deposit with the Paying Agent or Paying Agents a sum sufficient to pay the principal or cash interest and/or Additional Notes so becoming due, such sum and/or Additional Notes to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act; provided, that, at all times that the Trustee acts as Paying Agent, the Company will, on or prior to each due date of the principal of or interest on any Securities, deposit with the Trustee a sum sufficient to pay the principal or cash interest and/or Additional Notes so becoming due in an account with the Trustee entitled "Bucyrus-Erie Company Secured Notes Due December 14, 1999."

          The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (1) hold all sums and/or Additional Notes held by it for the payment of the principal of or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums and/or Additional Notes shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal or interest; and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums and/or Additional Notes so held in trust by such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums and/or Additional Notes held in trust by the Company or such Paying Agent, such sums and/or Additional Notes to be held by the Trustee upon the same trusts as those upon which such sums and/or Secured Notes were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money and/or Additional Notes.

          Any money and/or Additional Notes deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid (together with accrued interest thereon) to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money and/or Additional Notes remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money and/or Additional Notes then remaining will be repaid to the Company.


SECTION 1004.  Existence.

          Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, material rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine (whose determination shall be conclusive) that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.


SECTION 1005.  Maintenance of Properties.

          The Company will cause all properties which are material to the Company and its Subsidiaries taken as a whole and which are used or useful in the conduct of its business or the business of any Subsidiary of the Company to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, as determined by the Board of Directors (whose determination shall be conclusive), desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.


SECTION 1006.  Payment of Taxes and Other Claims.

          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and other governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings, which may consist of the filing of an appropriate return or report or asserting a different position with respect to the amount, applicability or validity of such tax, assessment, charge or claim; and provided further, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim, the liability for which has been discharged by confirmation of the Plan of Reorganization.


SECTION 1007.  Maintenance of Insurance.

          The Company shall, and shall cause its Subsidiaries to, keep at all times all of their properties which are (i) material to the Company and its Subsidiaries, taken as a whole, and (ii) of an insurable nature, insured against loss or damage with insurers believed by the Company to be responsible to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice. The Company shall, and shall cause its Subsidiaries to, use the proceeds from any such insurance policy to repair, replace or otherwise restore the property to which such proceeds relate, unless the Board of Directors (whose determination shall be conclusive) determines that such property is not necessary for the conduct of the Company business.


SECTION 1008.  Limitation on Restricted Payments.

          Except as provided in the Plan of Reorganization, the Company (i) shall not declare or pay any dividend, or make any distribution, of any kind or character (whether in cash, property or securities) in respect of any class of its Capital Stock or to the holders of any class of its Capital Stock (including pursuant to a merger or consolidation of the Company, but excluding any dividends or distributions payable solely in shares of its Capital Stock or in options, warrants or other rights to acquire its Capital Stock), (ii) shall not, and shall not permit any Subsidiary of the Company, directly or indirectly, to purchase, redeem or otherwise acquire or retire for value (a) any Capital Stock of the Company or any Related Person of the Company or (b) any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company or any Related Person of the Company, and (iii) shall not make, or permit any Subsidiary of the Company to make, any loan, advance, capital contribution to or investment in, or payment on a guaranty of any obligation of, any Affiliate or any Related Person, other than the Company or a Subsidiary of the Company which is a Subsidiary prior to such contribution or investment (the transactions described in clauses (i) through (iii) being referred to herein as "Restricted Payments"), if at the time thereof an Event of Default, or an event that with the lapse of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing.

          The foregoing provision shall not be violated by reason of the payment of any dividend within 60 days after declaration thereof if at the declaration date such payment would have complied with the foregoing provision.

SECTION 1009.  Provision of Financial Information.

          In addition to and without limitation of the Company's obligations pursuant to Section 704, for so long as the Company is subject to the requirements of Section 13(a) or 15(d) of the Exchange Act or any successor provisions thereto, the Company shall file with the Commission the annual reports, quarterly reports and other documents (the "Documents") required to be filed with the Commission pursuant to such Section 13(a) or 15(d) or any successor provisions thereto on or prior to the respective dates (the "Filing Dates") such Documents are required to be so filed under the Exchange Act, and shall mail to each Holder a copy of any such filing on or prior to the respective Filing Dates; provided, however, that any Document which is deemed to be timely filed pursuant to Rule 12b-25 under the Exchange Act or any successor provisions thereto shall be deemed to be timely filed hereunder, and, in any such case, the Filing Date with respect to such Document shall be the date the Document is actually filed with the Commission. If the Company is not required to file Documents under the Exchange Act, the Company shall prepare quarterly and annual financial statements, including notes thereto, in accordance with both generally accepted accounting principles and the rules and regulations of the Commission that would otherwise be applicable thereto (and with respect to any annual financial statement, an auditors' report by a firm of established national reputation) and a quarterly and annual "Management's Discussion and Analysis of Financial Condition and Results of Operations," prepared substantially in accordance with Item 303 of Regulation S-K of the Exchange Act or any successor provision thereto (collectively with the quarterly and annual financial statements, the "Alternative Documents"). The Company shall, on or prior to each Filing Date (whether filing with the Commission is required or not), mail to each Holder, without cost to such Holder, and file with the Trustee, within 10 Business Days of such Filing Date, copies of the Documents or the Alternative Documents as applicable. The Company shall also comply with the provisions of TIA Section 314(a). The Company shall provide to any Holder such other information regarding the Company as such Holder shall from time to time reasonably request.


SECTION 1010.  Statement by Officers as to Default;
               Compliance Certificates and Opinions.

          (a) The Company will deliver to the Trustee and each Holder, within 90 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of any of the Company's obligations under this Indenture and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. For purposes of this Section 1010 one of the signatories of such Officers' Certificate shall be the principal executive officer, the principal financial officer or the principal accounting officer of the Company.

          (b) The Company shall deliver to the Trustee and each Holder, as soon as possible and in any event within 10 days after the Company becomes aware of the occurrence of an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default, and the action which the Company proposes to take with respect thereto; provided, however, that no such Notice shall be required to be given to the Trustee if such default or event shall not be continuing on the date the Company would otherwise be required to provide such notice to the Trustee.

SECTION 1011.  Prohibition on Borrowing to Pay Cash Interest.

          The Company shall not borrow any amounts, or utilize any amounts otherwise advanced, under the Credit Agreement dated as of December 14, 1994 between the Company and Bank One, Milwaukee, National Association, as the same may be amended or modified from time to time, or the Bank Credit Agreement for the purpose of paying any cash interest due on any of the Securities.

SECTION 1012.  Limitation on Liens.

          The Company shall not create, assume or permit to exist any Lien senior to the Lien under the Security Agreement securing repayment of any Debt over or in respect of any of the Collateral other than (i) Liens securing repayment of the Bank Priority Obligations (as hereinafter defined) or (ii) Selected Permitted Liens. "Bank Priority Obligations" means the Bank Obligations (other than the unpaid principal balance of and all accrued interest due on the PECFA Notes), provided that (i) such amount shall not exceed $16,000,000, (ii) the aggregate amount of the principal balance of the Revolving Note, the LOC Exposure and the unpaid principal balance of any Project Financing furnished by the Senior Lender and/or the Project Financing Lenders considered Bank Priority Obligations shall be limited to $15,000,000 and (iii) the aggregate amount of the principal balance of the Revolving Note to be included as Bank Priority Obligations shall not exceed the lesser of the actual outstanding principal balance of the Revolving Note and (A) from the date hereof until December 31, 1995, $5,000,000 and (B) from and after January 1, 1996, $2,500,000.

SECTION 1013.  Waiver of Certain Covenants.

          The Company may omit in any particular instance to comply with any covenant or condition set forth in Section 801 and Sections 1004 to 1008, inclusive, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee, if any, in respect of any such covenant or condition shall remain in full force and effect.


                              ARTICLE ELEVEN

                         Redemption of Securities

SECTION 1101.  Redemption.

          The Secured Notes may be redeemed, pro rata, based on the principal amount of the Outstanding Securities on the Redemption Date, at the election of the Company, as a whole or from time to time in part at such times and at such Redemption Prices specified in the forms of Securities set forth in Exhibit B attached hereto, together with accrued interest to the Redemption Date.


SECTION 1102.  Applicability of Article.

          Redemption of Securities at the election of the Company, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article.


SECTION 1103.  Election to Redeem; Notice to Trustee.

          The election of the Company to redeem any Securities pursuant to
Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee) notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed.


SECTION 1104.  Selection by Trustee of Securities to Be Redeemed.

          If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by such method as the Trustee shall determine and which may provide for the selection for redemption of portions of the principal amount of Securities of a denomination larger than $1,000, provided, that, the Trustee shall select Securities for redemption in principal amounts of $1,000 and integral multiples thereof.

          The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.


SECTION 1105.  Notice of Redemption.

          Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

          All notices of redemption shall state:

          (1)  the Redemption Date,

          (2)  the Redemption Price,

          (3) if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

          (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date, and

          (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

          Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.


SECTION 1106.  Deposit of Redemption Price.

          Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on all the Securities which are to be redeemed on that date.


SECTION 1107.  Securities Payable on Redemption Date.

          Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price herein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of
Section 307.

          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate provided by the Security.


SECTION 1108.  Securities Redeemed in Part.

          Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.


                              ARTICLE TWELVE

                    Defeasance and Covenant Defeasance

SECTION 1201.  Company's Option to Effect Defeasance or Covenant
               Defeasance.

          The Company may at its option by Board Resolution, at any time, elect to have either Section 1202 or Section 1203 applied to the Outstanding Securities upon compliance with the conditions set forth below in this Article Twelve.


SECTION 1202.  Defeasance and Discharge.

          Upon the Company's exercise of the option provided in Section 1201 applicable to this Section, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same) except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 1204 and as more fully set forth in such Section, payments in respect of the principal of and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Twelve. Subject to compliance with this Article Twelve, the Company may exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203. Such defeasance shall not affect the Company's obligation to pay compensation and reimbursement to the Trustee pursuant to Section 607.


SECTION 1203.  Covenant Defeasance.

          Upon the Company's exercise of the option provided in Section 1201 applicable to this Section, (i) the Company shall be released from its obligations under Sections 1004 through 1008, inclusive, and Clauses (1), (3) and (4) of Section 801 and (ii) the occurrence of an event specified in Clause
(x) of Section 501(3) and in Sections 501(4) (with respect to Clauses (1), (3) and (4) of Section 801 or Sections 1004 through 1008, inclusive), 501(5) and 501(6) shall not be deemed to be an Event of Default on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or clause whether directly or indirectly by reason of any reference elsewhere herein to any such Section or clause or by reason of any reference in any such Section or clause to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.


SECTION 1204.  Conditions to Defeasance or Covenant Defeasance.

          The following shall be the conditions to application of either
Section 1202 or Section 1203 to the then Outstanding Securities:

          (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609 who shall agree to comply with the provisions of this Article Twelve applicable to it) as trust funds in trust for the purpose of making the following payments specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one Business Day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of and each installment of interest on the Securities on the Stated Maturity of such principal or installment of interest in accordance with the terms of this Indenture and of such Securities. For this purpose, "U.S. Government Obligations" means securities that are
     (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a) (2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

          (2) In the case of an election under Section 1202, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
     (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

          (3) In the case of an election under Section 1203, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred.

          (4) The Company shall have delivered to the Trustee an Officers' Certificate to the effect that the Securities, if then listed on any securities exchange, will not be delisted as a result of such deposit.

          (5) No Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as subsections 501(7) and (8) are concerned, at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (6) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in Section 608 and for purposes of the TIA with respect to any securities of the Company.

          (7) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

          (8) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1202 or the covenant defeasance under Section 1203 (as the case may be) have been complied with.

          (9) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.

         (10) All fees and expenses of the Trustee then owing shall have been paid.


SECTION 1205.  Deposited Money and U.S. Government
               Obligations to be Held in Trust; Other
               Miscellaneous Provisions.

          Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee -- collectively, for purposes of this Section 1205, the "Trustee") pursuant to Section 1204 in respect of the Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

          Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 1202 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such money or U.S. Government Obligations were deposited or received.


                             ARTICLE THIRTEEN

                          Collateral and Security

SECTION 1301.  Collateral and Security Agreements.

          In order to secure the due and punctual payment of the principal of and interest on the Securities when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Securities and performance of all other obligations of the Company to the Holders, the Trustee or the Collateral Agent under this Indenture, the Securities or the Security Agreement, as applicable, according to the terms hereunder, the Company has simultaneously with the execution of this Indenture entered into the Security Agreement and has granted a security interest in its right, title and interest in and to the Collateral within the meaning of the Security Agreement to the Collateral Agent pursuant to the Security Agreement and, to the extent therein provided, for the benefit and security of the Holders, the Trustee and the Collateral Agent equally and ratably. Each Holder of a Security, by its acceptance thereof, consents and agrees to the terms of the Security Agreement (including, without limitation, the provisions providing for the release or substitution of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent to enter into the Security Agreement and the Intercreditor Agreement (as defined in the Security Agreement) and to perform its obligations and exercise its rights thereunder in accordance therewith; provided, however, that upon qualification of this Indenture with the TIA, if any provision of the Security Agreement limits, qualifies or conflicts with the duties imposed by the provisions of the TIA, the TIA shall control.

SECTION 1302.  Opinions, etc. Required by TIA.

          If requested by Holders of a majority in principal amount of the Outstanding Securities, upon the granting of the Lien on each item of Collateral to the Collateral Agent pursuant to the Security Agreement and thereafter as may be required, the Company shall provide to the Trustee such Opinions of Counsel, Officers' Certificates, certificates of fair value, compliance certificates and other reports as shall be required by Section 314 of the TIA.

SECTION 1303.  Release of Collateral.

          (a) Collateral may be released from time to time in accordance with the terms of the Security Agreement. The Trustee shall, from time to time, confirm to the Collateral Agent that any release of Collateral from the security interest or Lien of the Security Agreement is permitted under this Indenture upon receipt by the Trustee of (i) at least one Business Day prior to the requested date for such confirmation, an Officers' Certificate from the Company requesting such release and describing the property to be so released and stating that such release complies with the terms of this Indenture and the Security Agreement and (ii) simultaneously with or prior to such request, any Officers' Certificates or Opinions of Counsel required by TIA Section 314(d) in connection with such release, in compliance with Section 102.

          (b) The release of any Collateral from the terms of the Security Agreement or the release of, in whole or in part, the security interests or Liens created by the Security Agreement will not be deemed to impair the security interests in contravention of the provisions hereof.

SECTION 1304.  Suits to Protect the Collateral.

          The Trustee shall not have the power independent of Section 512 to institute and to maintain suits and proceedings to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of the Security Agreement or this Indenture. In the case of any impairment of the Collateral by any acts which may be unlawful or in violation of the Security Agreement or this Indenture of which the Trustee has actual knowledge, the Trustee shall promptly notify the Collateral Agent who shall, pursuant to the terms of the Security Agreement, institute such suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the applicable Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interests or be prejudicial to the interests of the Holders or the Collateral Agent).

SECTION 1305.  Purchaser Protected.

          In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Trustee or the Collateral Agent to execute the confirmation of release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article Thirteen to be sold be under obligation to ascertain or inquire into the authority of the Company to make any such sale or other transfer.

SECTION 1306.  Determinations Relating to Collateral.

          In the event (i) the Trustee shall receive any written request from the Company or the Collateral Agent for consent or approval with respect to any matter or thing relating to any Collateral or the Company's obligations with respect thereto or (ii) the Trustee shall receive actual knowledge of any nonperformance by the Company of any covenant or any breach of any representation or warranty of the Company set forth in the Security Agreement, then, in each such event, the Trustee shall be entitled to hire experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond, or make written request to the Collateral Agent to respond, to such request or render any requested performance or response to such nonperformance or breach; provided that the Trustee's right to make written request to the Collateral Agent to respond shall be subject to the terms of the Security Agreement. The Trustee shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by Holders of a majority in principal amount of the Outstanding Securities.

SECTION 1307.  Release Upon Termination of the
               Company's Obligations.

          (a)  In the event that the Company delivers an Officers'
Certificate certifying that all of the Obligations (as defined in the Security Agreement) have been satisfied and discharged by complying with the provisions of Section 401 or Article Twelve hereof, the Trustee shall deliver to the Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the applicable Collateral, and any rights it has under the Security Agreement, and, upon and after the receipt by the Collateral Agent of such notice, the Collateral Agent shall not be deemed to hold the security interests in the Collateral on behalf of the Trustee for the benefit of the Holders.

          (b) Any release of Collateral made strictly in compliance with the provisions of this Section 1307 shall not be deemed to impair the security interests in contravention of the provisions of this Indenture.

SECTION 1308.  When Trustee Is Collateral Agent.

          At any time the Trustee under this Indenture and the Collateral Agent under the Security Agreement are the same Person, then the Trustee and the Collateral Agent shall not be required to provide any written notices or issue any written instructions that are required under this Indenture to be provided or issued (i) by the Trustee to such Collateral Agent or (ii) by such Collateral Agent to the Trustee.


                           * * * * * * * * * * *

          This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and the Company has caused its corporate seal to be hereunto affixed and attested, all as of the day and year first above written.



[SEAL]

Attest:                            BUCYRUS-ERIE COMPANY



/s/ David M. Goelzer               By: /s/ William B. Winter
David M. Goelzer                       William B. Winter
Secretary                              Chairman and CEO


                              HARRIS TRUST AND SAVINGS BANK

                                as Trustee



                              By: /s/ J. Bartolini
                                  Name:  J. Bartolini
                                  Title: Vice President

                                                   EXHIBIT 4.4
                                                      FORM 8-K
                                             DECEMBER 14, 1994






      THIS SECURED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT IS IN EFFECT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS. THE TRANSFERABILITY OF THIS SECURED NOTE IS ALSO SUBJECT TO RESTRICTIONS CONTAINED IN THE INDENTURE HEREINAFTER REFERRED TO WHICH THE COMPANY WILL FURNISH TO THE HOLDER HEREOF UPON REQUEST.


                           BUCYRUS-ERIE COMPANY
                    SECURED NOTES DUE DECEMBER 14, 1999


No. ___                                                       $_________

      Bucyrus-Erie Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________________________________, or registered assigns, the principal sum of __________ on December 14, 1999, and to pay interest thereon from the date hereof or from the most recent date to which interest has been paid or duly provided for, semi-annually on June 30 and December 31 in each year (an "Interest Payment Date"), commencing June 30, 1995, until the principal hereof is paid or made available for payment. The Secured Notes shall bear interest at the rate of 10.50% per annum. Interest on the Secured Notes shall be payable in cash or principal amount of additional Secured Notes in such proportion as the Company shall determine; provided, however, that from and after December 14, 1995, if and to the extent that the Company elects to pay interest in additional Secured Notes, interest shall accrue and be payable in principal amount of additional Secured Notes at the rate of 13.00% per annum.

      The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Secured Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 15 or December 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Secured Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of the Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Secured Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Secured Notes may be listed, and upon such notice and may be required by such exchange, all as more fully provided in said Indenture. Any payment of principal or, to the extent permitted by applicable law, interest which is payable but is not punctually paid or duly provided for, shall bear interest for each day until paid at the rate which is 2% per annum in excess of the interest rate then otherwise applicable in this Secured Note for payment of interest in cash.

      Payment of the principal of and interest on this Secured Note will be made at such office or agency of the Company maintained for that purpose and, when payable in cash, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

      Reference is hereby made to the further provisions of this Secured Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the face hereof by manual signature, this Secured Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:  _______________


                               BUCYRUS-ERIE COMPANY


                               By:_______________________
                                  Name:
                                  Title:

      This Secured Note is one of a duly authorized issue of Securities of the Company designated as its Secured Notes due December 14, 1999, (all such Secured Notes and additional Secured Notes issuable in payment of interest on the Secured Notes are herein called the "Secured Notes"), issued or issuable under an Indenture, dated as of December 14, 1994 (herein called the "Indenture"; capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture), between the Company and Harris Trust and Savings Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Secured Notes and of the terms upon which the Secured Notes are, and are to be, authenticated and delivered.

      The Secured Notes are subject to redemption, in whole or in part, upon not less than 30 nor more than 60 days' notice by mail, at the election of the Company, pro rata, based on the principal amount of Outstanding Securities on the Redemption Date, at a Redemption Price of 100% of principal amount outstanding plus accrued interest to the Redemption Date. Interest installments whose Stated Maturity is on or prior to such Redemption Date, however, will be payable to the Holders of Secured Notes, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

      In the event of redemption of this Secured Note in part only, a new Secured Note or Notes for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

      If an Event of Default shall occur and be continuing, the principal and accrued interest thereon of all the Secured Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

      The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Secured Note or (ii) certain restrictive covenants and Events of Default with respect to this Secured Note, in each case upon compliance with certain conditions set forth therein.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Secured Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Secured Notes at the time Outstanding; provided, however, that any such addition, change, deletion or modification which applies or affects only the Secured Notes shall only require the consent of not less than a majority in principal amount of the Outstanding Secured Notes. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Secured Notes at the time Outstanding, on behalf of the Holders of all the Secured Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Secured Note shall be conclusive and binding upon such Holder and upon all future Holders of this Secured Note and of any Secured Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Secured Note.

      No reference herein to the Indenture and no provision of this Secured Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Secured Note at the times, place and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Secured Note is registrable in the Security Register, upon surrender of this Secured Note for registration of transfer at such office or agency of the Company as designated in the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Secured Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      The Secured Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Secured Notes are exchangeable for a like aggregate principal amount of Secured Notes of any different authorized denominations, as requested by the Holder surrendering the same.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Secured Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Secured Note is registered as the owner hereof for all purposes, whether or not this Secured Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      All terms used in this Secured Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

             Form of Trustee's Certificate of Authentication.

      This is one of the Secured Notes referred to in the within-mentioned Indenture.

                               Harris Trust and Savings Bank
                                 as Trustee


                               By__________________________
                                     Authorized Officer

                                                   EXHIBIT 4.5
                                                      FORM 8-K
                                             DECEMBER 14, 1994





                            SECURITY AGREEMENT

                                  between

                           BUCYRUS-ERIE COMPANY

                                    and

                       HARRIS TRUST AND SAVINGS BANK
                            as Collateral Agent

               for the Secured Creditors referred to herein


                       Dated as of December 14, 1994

                             TABLE OF CONTENTS

Section                                                       Page

                                 ARTICLE I

                            SECURITY INTERESTS

1.1.  Grant of Security Interest. . . . . . . . . . . . . . . . . . .     1
1.2.  Power of Attorney . . . . . . . . . . . . . . . . . . . . . . .     5

                                ARTICLE II

                      REPRESENTATIONS AND WARRANTIES

2.1.  Ownership. . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
2.2.  Sale of Goods or Services Rendered . . . . . . . . . . . . . . .    5
2.3.  Enforceability . . . . . . . . . . . . . . . . . . . . . . . . .    5
2.4.  Location of Collateral . . . . . . . . . . . . . . . . . . . . .    5
2.5.  Financing Statements . . . . . . . . . . . . . . . . . . . . . .    6

                                ARTICLE III

                                 COVENANTS

3.1.  Maintenance of Collateral. . . . . . . . . . . . . . . . . . . .    6
3.2.  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
3.3.  Maintenance of Security Interest . . . . . . . . . . . . . . . .    7
3.4.  Books and Records Inspection . . . . . . . . . . . . . . . . . .    8
3.5.  Chattel Paper; Instruments . . . . . . . . . . . . . . . . . . .    8

                                ARTICLE IV

                           THE COLLATERAL AGENT

4.1.  Appointment of Harris Trust and Savings Bank as
      Collateral Agent . . . . . . . . . . . . . . . . . . . . . . . .    9
4.2.  Nature of Duties . . . . . . . . . . . . . . . . . . . . . . . .    9
4.3.  Lack of Reliance on the Collateral Agent . . . . . . . . . . . .    9
4.4.  Certain Rights of the Collateral Agent . . . . . . . . . . . . .   10
4.5.  Reliance . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
4.6.  The Collateral Agent in its Individual Capacity. . . . . . . . .   10
4.7.  Resignation by the Collateral Agent. . . . . . . . . . . . . . .   11
4.8.  Duties of Successor Collateral Agent . . . . . . . . . . . . . .   11
4.9.  Distributions by Collateral Agent. . . . . . . . . . . . . . . .   12
4.10. Fees and Expenses of the Collateral Agent. . . . . . . . . . . .   12

                                 ARTICLE V

                     PROVISIONS CONCERNING COLLATERAL

5.1.  Obligor Remains Liable . . . . . . . . . . . . . . . . . . . . .   12

                                ARTICLE VI

               REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

6.1.  Remedies Upon Default. . . . . . . . . . . . . . . . . . . . . .   13
6.2.  No Marshalling . . . . . . . . . . . . . . . . . . . . . . . . .   13
6.3.  Instruments of Sale. . . . . . . . . . . . . . . . . . . . . . .   14
6.4.  Proceeds Cash Collateral Account . . . . . . . . . . . . . . . .   14
6.5.  Application of Proceeds. . . . . . . . . . . . . . . . . . . . .   14
6.6.  Discontinuance of Proceedings. . . . . . . . . . . . . . . . . .   15

                                ARTICLE VII

                                 INDEMNITY

7.1.  Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
7.2.  Indemnity Obligations Secured by Collateral;
      Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
7.3.  Action Contrary to Direction . . . . . . . . . . . . . . . . . .   17

                               ARTICLE VIII

                                DEFINITIONS

8.1   Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . .   17

                                ARTICLE IX

                               MISCELLANEOUS

9.1.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
9.2.  Waiver; Amendment. . . . . . . . . . . . . . . . . . . . . . . .   21
9.3.  Obligations Absolute . . . . . . . . . . . . . . . . . . . . . .   21
9.4.  Successors . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
9.5.  Headings Descriptive . . . . . . . . . . . . . . . . . . . . . .   22
9.6.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . .   22
9.7.  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . .   22
9.8.  Obligor's Duties . . . . . . . . . . . . . . . . . . . . . . . .   22
9.9.  Termination; Release . . . . . . . . . . . . . . . . . . . . . .   22
9.10.   Duplicate Originals. . . . . . . . . . . . . . . . . . . . . . . 22
9.11.   Intercreditor Agreement. . . . . . . . . . . . . . . . . . . . . 23

SCHEDULE 1.1  Subsidiary Stock Included as Collateral
SCHEDULE 2.1  Financing Statements
SCHEDULE 2.4  Location of Collateral Equipment

                            SECURITY AGREEMENT

      SECURITY AGREEMENT dated as of December 14, 1994 between BUCYRUS-ERIE COMPANY, a Delaware corporation (together with its successors and assigns, the "Obligor"), and Harris Trust and Savings Bank, acting not in its individual capacity but solely as collateral agent hereunder (in such capacity and together with any successors in such capacity, the "Collateral Agent").

                           W I T N E S S E T H:

      WHEREAS, the Second Amended Joint Plan of Reorganization (the "Plan") of the Obligor and B-E Holdings, Inc., a Delaware corporation, provides for the issuance on the Effective Date (as defined in the Plan) of the Obligor's Secured Notes due December 14, 1999 (the "Secured Notes") and for the issuance from time to time thereafter of additional Secured Notes (the "Additional Notes", and together with the Secured Notes, the "Securities") pursuant to an Indenture of even date herewith (as the same may be amended, supplemented or modified from time to time, the "Indenture");

      WHEREAS, the Obligor has entered into a Credit Agreement dated the date hereof (as the same may be amended, supplemented or modified from time to time, the "Credit Agreement") pursuant to which Bank One, Milwaukee, National Association, as the Bank thereunder (the "Bank") has agreed, subject to the terms and conditions set forth therein, to issue letters of credit and make advances to the Obligor on a revolving basis; and

      WHEREAS, pursuant to the Plan and the Indenture, and in order to induce the Bank to enter into the Credit Agreement, the Obligor has agreed to grant a security interest in the Collateral (as defined in Section 1.1(a) hereof), as provided for herein.

      NOW, THEREFORE, in consideration of the premises and other benefits to the Obligor, the receipt and sufficiency of which is hereby acknowledged, the Obligor hereby makes the following representations and warranties and hereby covenants and agrees as follows:

                                 ARTICLE I

                            SECURITY INTERESTS

      1.1.    Grant of Security Interest.

      (a) As collateral security for the prompt and complete payment and performance when due of the Obligations, the Obligor does hereby grant to the Collateral Agent for the benefit of the Secured Creditors, the Collateral Agent and the Trustee a continuing second priority security interest (subordinated only to the security interest in favor of the Senior Lender pursuant to the Bank Security Agreement but only to the extent of the Bank Priority Obligations in all of the right, title and interest of the Obligor in, to and under the following, whether now owned and existing or hereafter created or acquired, wherever located, together with all additions and accessions thereto and all proceeds and products thereof (all being collectively referred to herein as the "Collateral"):

      (1) all amounts owed to the Obligor as payment for goods sold or services rendered (hereinafter, collectively, "Accounts");

      (2) all negotiable instruments held by the Obligor, securities owned by the Obligor (but including shares of capital stock of the subsidiaries of Obligor only to the extent set forth in Schedule 1.1 hereto) or any other writing held by the Obligor which evidences a right to the payment of money (hereinafter, collectively, "Instruments");

      (3) all writings or a series of writings which evidence both a monetary obligation owed to the Obligor and a security interest in or lease (but not a sublease) of specific goods (hereinafter, collectively, "Chattel Paper");

      (4) all personal property of the Obligor (including but not limited to contract rights, things in action, goodwill, patents, trademarks, copyrights, trade names, licenses and franchises) other than Accounts, Instruments, Chattel Paper, Equipment, Inventory and money (hereinafter, collectively, "General Intangibles");

      (5) all machinery, equipment and furnishings owned by the Obligor and all modifications, alterations, repairs, substitutions and replacements thereof or thereto (hereinafter, collectively, "Equipment");

      (6) all of the Obligor's inventory (including all goods held for sale, lease (but not sublease) or demonstration or to be furnished under contracts of service, all goods leased (but not subleased) to others, trade-ins and repossessions, raw materials, work-in-process and materials or supplies used or consumed in the Obligor's business) and documents related to inventory (hereinafter, collectively, "Inventory"); and

      (7) all insurance coverage relating to the foregoing and all books and records of the Obligor pertaining to any of the foregoing.

Notwithstanding the foregoing, the term "Collateral" shall not include the following:

      (i) any cash collateral in which the Obligor provides a security interest in connection with the issuance of letters of credit by banking institutions;

      (ii) the Obligor's rights under the Remarketing Agreement to the extent collaterally assigned to the Bank;

     (iii)    the Obligor's rights to the PECFA Reimbursement;

      (iv) any of the funds to the extent on deposit, from time to time, in an account established under an account agreement which may be entered into by the Obligor and the Bank in connection with the issuance of the China Letter of Credit (as such term is defined in the Credit Agreement);

      (v) property shipped under or relative to Commercial Letters of Credit (as such term is defined in the Credit Agreement), including all policies or certificates of insurance, bills of lading, shipping and other documents accompanying or relative to drafts drawn under such Commercial Letters of Credit, and all proceeds of the foregoing (provided that upon reimbursement in full of amounts owed by the Obligor to the Bank with respect to a Commercial Letter of Credit, then the property shipped under or relative to such Commercial Letter of Credit, and all other property described in this paragraph (v) securing the reimbursement obligations relating to such Commercial Letter of Credit, shall constitute "Collateral" hereunder);

     (vi) the Obligor's rights in computer equipment leases and other Contracts the grant of a security interest in which would result in a violation or breach of such Contract;

     (vii) inventory and accounts relating to such inventory to the extent now or hereafter financed by Project Financing;

    (viii) property acquired after the date hereof, to be used by the Obligor in the normal course of its business, to the extent the Obligor has granted a purchase money security interest therein to secure Debt created or incurred to finance such purchase simultaneously with the acquisition of such property if such Debt does not exceed 100% of the purchase price of such property and the aggregate Debt secured by all such property does not exceed $1,000,000 at any time outstanding; and

      (x) all the Obligor's rights in, to and under the China Contract and all letters of credit, and confirmations thereof, issued with respect to such contract (as such letters of credit may from time to time be amended, extended, reissued or replaced).

      (b) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent notifies the Obligor to the contrary, the Obligor (i) shall have the right to remain in possession and to use and to retain exclusive control of the Collateral with power to manage, operate, develop, use and enjoy the Collateral (except to the extent otherwise expressly provided herein with respect to Chattel Paper, Instruments and the amounts to be deposited in the Proceeds Cash Collateral Account); (ii) may (A) sell, use, dispose or otherwise transfer Inventory in the ordinary course of business and
(B) sell, assign or otherwise transfer up to $5,000,000 of its assets and properties used in connection with the operation of its rigging business to its wholly owned subsidiary, Boonville Mining Services, Inc. ("BMSI"), or a wholly owned subsidiary of BMSI ("BMSI Sub") in connection with a restructuring of the Obligor's rigging business; provided, however, in the event that such assets and properties are sold, assigned or otherwise transferred to BMSI Sub, the Obligor shall substantially simultaneously therewith pledge all of the issued and outstanding capital stock of BMSI Sub to the Collateral Agent and such stock shall constitute Collateral for purposes of this Agreement; (iii) shall diligently collect (at its own expense) the Accounts constituting Collateral in accordance with sound business practices; (iv) may sell or otherwise dispose of, free from the Lien of this Security Agreement, any Equipment constituting Collateral which may have become obsolete, inadequate, worn-out or no longer necessary in the conduct of the business of the Obligor; (v) as to Equipment constituting Collateral which is necessary in the conduct of the Obligor's business, may replace any item of such Equipment which has become obsolete, inadequate or worn-out with another item of Equipment which is suitable for a use which is the same or similar to such item of replaced Equipment; (vi) may alter, add to, repair or replace any and all Equipment constituting Collateral; and (vii) shall have the right to exercise all voting, consensual and other powers of ownership pertaining to Collateral consisting of capital stock and the Collateral Agent shall execute and deliver to the Obligor or cause to be executed and delivered to the Obligor, at the expense of the Obligor, all such proxies, powers of attorney, dividend and other payment orders, and all such instruments, without recourse, as the Obligor may reasonably request for the purpose of enabling the Obligor or its designee to exercise the rights and powers which they are entitled to exercise pursuant to this Section 1.1(b).

      1.2. Power of Attorney. Effective upon the occurrence and during the continuance of an Event of Default, the Obligor appoints any officer of the Collateral Agent as the Obligor's true and lawful attorney-in-fact with the power to endorse any notes, acceptances, checks, drafts, money orders or other evidences of payment that are in the Collateral Agent's possession from time to time; to sign any invoice or bill relating to Accounts constituting Collateral, and to sign drafts against customers and notices to customers; and to do all other acts and things necessary to carry out this Security Agreement and to perfect and protect the Collateral Agent's security interest in the Collateral. This power, coupled with an interest, is irrevocable while any Obligations remain unpaid.


                                ARTICLE II

                      REPRESENTATIONS AND WARRANTIES

      The Obligor represents, warrants, in all material respects, as follows:

      2.1. Ownership. The Obligor owns the Collateral (other than after-acquired property) free from all Liens other than Permitted Liens and those in favor of the Collateral Agent.

      2.2.    Sale of Goods or Services Rendered.  Each Account and
Chattel Paper constituting Collateral as of this date arose from the performance of services by the Obligor or from a bona fide sale or lease of goods which have been delivered or shipped to the account debtor and for which the Obligor has genuine invoices, shipping documents or receipts.

      2.3. Enforceability. Each Account and Chattel Paper constituting Collateral as of this date is genuine and enforceable against the account debtor according to its terms and complies with all applicable laws and regulations. As of this date, there has been no default under the terms of any Collateral and the Obligor has taken no action to foreclose any security interest in favor of the Obligor or otherwise enforce the payment of the amount due.

      2.4. Location of Collateral. The Obligor's principal place of business and chief executive office and the place where the Obligor keeps its records concerning Accounts is 1100 Milwaukee Avenue, South Milwaukee, Wisconsin 53172. All Equipment and Inventory constituting Collateral is located at the locations set forth in Schedule 2.4 attached hereto.

      2.5. Financing Statements. The Obligor has duly filed, or will use its best efforts to obtain and file, with the appropriate office or offices, before shipping any Consigned Inventory, a financing statement containing a description of all of the Consigned Inventory to be shipped to the customer and naming the customer as debtor or as consignee and the Obligor as secured party or as consignor. The Obligor owns and will continue to own all such Consigned Inventory until the customer has paid, or has become obligated to pay, in full the purchase price for the Consigned Inventory to the Obligor.


                                ARTICLE III

                                 COVENANTS

      The Obligor agrees that while any of the Obligations remain unpaid:

      3.1. Maintenance of Collateral. The Obligor shall, in all material respects, maintain the Collateral in good condition and repair and not permit its value to be impaired; keep the Collateral free from all Liens except Liens in favor of the Collateral Agent and holders of Permitted Liens; defend the Collateral against all claims and legal proceedings by persons other than the Collateral Agent; pay and discharge when due all taxes, levies and other charges or fees upon the Collateral; not sell, lease or otherwise dispose of the Collateral or permit the Collateral to become a fixture or an accession to other goods, except as permitted by this Security Agreement; not permit the Collateral to be used in violation of any applicable law or regulation or policy of insurance; and, as to Collateral consisting of Instruments and Chattel Paper, preserve the rights of the Obligor therein against prior parties. The Obligor will not change the location of its principal place of business, chief executive office, the place where it keeps records concerning Accounts or the place where Equipment or Inventory having a value in excess of $100,000 is kept unless 30 days' advance written notice of such change, describing the new location, has been given to the Collateral Agent.

      3.2.    Insurance.  The Obligor will keep all Equipment and
Inventory constituting Collateral insured against loss by fire, extended coverage perils and such other hazards as the Collateral Agent may request at the instruction of the Requisite Secured Creditors in amounts not less than the replacement cost thereof, subject to the Obligor actually replacing such Equipment or Inventory, as the case may be, and subject to such retentions or deductibles which would be carried by prudent management in connection with similar properties and businesses.

      The Obligor shall, on or before the date hereof (or as soon thereafter as is practicable), cause the issuer of each insurance policy insuring the Equipment or Inventory to issue a certificate of insurance naming the Collateral Agent as an additional insured and loss payee and containing an agreement by the insurer that the policy shall not be terminated without 30 days notice to the Collateral Agent, and the Obligor shall deliver each such certificate to the Collateral Agent. In the event of any loss or casualty which is covered by insurance and which takes place after the occurrence and during the continuation of an Event of Default, the Obligor shall give immediate notice thereof to the Collateral Agent and the Obligor grants to the Collateral Agent the right to make proof of such loss or damage. If an Event of Default shall have occurred and be continuing, the Collateral Agent is authorized and empowered by and on behalf of the Obligor to settle, adjust or compromise any such claims for loss, damage or destruction under any such insurance policy.

      If an Event of Default shall have occurred and be continuing, all proceeds of each such insurance policy shall be deposited in the Proceeds Cash Collateral Account pursuant to Section 6.4 hereof. The Obligor authorizes the Collateral Agent to endorse in the name of the Obligor any instrument evidencing such proceeds.

      In the case of an Event of Default, all proceeds of any such insurance received by the Collateral Agent shall be held by the Collateral Agent and shall be applied by it pursuant to Section 6.5 or to repair or replacement of the damaged or destroyed property with respect to which such proceeds were received. Unless the Collateral Agent is instructed by the Requisite Secured Creditors otherwise, if the Obligor decides that such proceeds shall be applied to such repair or replacement, the Collateral Agent shall disburse such proceeds to the Obligor from time to time for expenditures made in repairing or replacing the damaged or destroyed property with respect to which such proceeds were received upon receipt of an application of the Obligor so requesting such disbursement and a certificate of an authorized officer of the Obligor showing the cash expenditures made or due to be made for such purposes and stating that the expenditures do not exceed the fair value to the Obligor of such repairs or replacement, together with such other documentation or evidence as the Collateral Agent may request.

      3.3. Maintenance of Security Interest. (a) The Obligor agrees to sign and deliver to the Collateral Agent any financing statement, notice, instrument, document, agreement or other papers as are necessary or desirable to establish and maintain a perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law (except with respect to Collateral in which a security interest may not be perfected by filing or as to which filings are not necessary to achieve perfection). The Obligor will pay any applicable filing fees, taxes and other related expenses.

      (b) The Obligor shall, at its own expense, take any other action reasonably requested by the Collateral Agent to preserve and protect the rights of the Collateral Agent in the Collateral or to establish, determine priority of, perfect, continue perfection of and/or enforce the Collateral Agent's interest in the Collateral. The Obligor shall execute and deliver to the Collateral Agent any and all documents which the Collateral Agent reasonably requests to protect its security interest in the Collateral.

      3.4. Books and Records Inspection. The Obligor shall keep proper books of record and account in which full, true and proper entries will be made with respect to the Collateral. Without limiting the generality of the foregoing, the Obligor agrees that it will at all times keep accurate and complete records with respect to the Collateral including, but not limited to, a record of all payments received on account thereof and of all credits granted, all merchandise received and returned and all Collateral sold or purchased. The Obligor agrees that the Collateral Agent and its representatives shall have the right during normal business hours from time to time to call at the Obligor's place or places of business where its records concerning the Collateral is kept and to examine or cause to be examined all such records and make extracts therefrom or copies thereof, and to call at any location where Collateral shall be kept and examine or cause to be examined the Collateral kept there and the records concerning such Collateral and make extracts from such records or copies thereof.

      3.5. Chattel Paper; Instruments. At the request of any Secured Party, the Obligor shall promptly mark all Chattel Paper and Instruments which constitute Collateral to indicate conspicuously the Collateral Agent's interest therein and deliver them to the Collateral Agent.


                                ARTICLE IV

                           THE COLLATERAL AGENT

      4.1. Appointment of Harris Trust and Savings Bank as Collateral Agent. The Secured Creditors designate Harris Trust and Savings Bank as Collateral Agent to act as specified in this Agreement. Each of the Secured Creditors hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Agreement and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder directly, by or through its employees or agents or by or through independent agents, nominees or attorneys-in-fact. Any rights granted to the Collateral Agent hereunder may be exercised by or through the Collateral Agent or its agents, nominees or attorneys-in-fact. In particular, but not in limitation of the foregoing, the Collateral Agent may hire independent agents to monitor, value, collect and/or liquidate any or all of the Collateral. All reasonable fees and expenses of such agents, nominees or attorneys-in-fact shall be promptly paid by the Obligor and shall constitute "Collateral Agent Obligations" secured by the Collateral. The Collateral Agent shall not be responsible for the negligence or misconduct of any of its agents, nominees or attorneys-in-fact selected by it without gross negligence or willful misconduct.

      4.2. Nature of Duties. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for any errors of judgment, mistakes of fact or law or any action taken or omitted by it as such under this Agreement or in connection herewith, unless caused by its or their gross negligence or wilful misconduct. The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent shall not have by reason of this Agreement or any other document a fiduciary relationship in respect of any of the Secured Creditors; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of this Agreement except as expressly set forth herein.

      4.3.    Lack of Reliance on the Collateral Agent.  The Collateral
Agent shall not be responsible to any of the Secured Creditors for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, value, ownership, priority or sufficiency of this Agreement or the Collateral or the Obligations or any instrument evidencing any of the same or the financial condition of the Obligor or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, or the financial condition of the Obligor, or the existence or possible existence of any Event of Default and the Collateral Agent shall incur no liability in respect of any such matters.

      4.4. Certain Rights of the Collateral Agent. None of the Secured Creditors individually shall have the right (i) to cause the Collateral Agent to take any action with respect to the Collateral, with only the Requisite Secured Creditors having the right to direct the Collateral Agent to take any such action or (ii) to take any action with respect to the Collateral or to seek to enforce any remedy with respect to the Collateral that such Secured Creditor may have under this Agreement or the provisions of the Obligations held by such Secured Creditor or by law or otherwise without the approval of the Requisite Secured Creditors. If the Collateral Agent shall request instructions from the Requisite Secured Creditors with respect to any act or action (including failure to act) in connection with this Agreement, the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Requisite Secured Creditors, and to the extent requested, appropriate indemnification in respect of actions to be taken; and the Collateral Agent shall not incur liability to any person by reason of so refraining. Without limiting the foregoing, none of the Secured Creditors shall have any right of action whatsoever against the Requisite Secured Creditors as a result of the Collateral Agent acting or refraining from acting hereunder in accordance with the instructions of the Requisite Secured Creditors.

      4.5. Reliance. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, without any investigation whatsoever, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message believed by the Collateral Agent in good faith to be signed, sent or made by the proper Person or entity, and, with respect to all legal matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

      4.6. The Collateral Agent in its Individual Capacity. With respect to its status, if any, as Trustee under the Indenture, the Collateral Agent shall have the rights and powers specified therein and herein for the "Trustee" and "Secured Creditor", as the case may be, and may exercise the same rights and powers as though it were not performing the duties specified herein. The Collateral Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Obligor or any affiliate or subsidiary of Obligor as if it were not performing the duties specified herein, and may accept fees and other consideration from the Obligor for services in connection with the Indenture and otherwise without having to account for the same to the other Secured Creditors.

      4.7.    Resignation by the Collateral Agent.  (a) The Collateral
Agent may resign from the performance of all its functions and duties under this Agreement at any time by giving 20 Business Days' prior written notice to the Obligor and Secured Creditors. Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to Sections 4.7(b) or
(c) or as otherwise provided below.

      (b) Upon any such notice of resignation, the Requisite Secured
Creditors shall appoint a successor Collateral Agent hereunder who shall be an incorporated bank or trust company.

      (c) If a successor Collateral Agent shall not have been so appointed within said 20 Business Day period, the Collateral Agent shall then appoint a successor Collateral Agent who shall serve as Collateral Agent hereunder or thereunder until such time, if any, as the Requisite Secured Creditors appoint a successor Collateral Agent.

      (d) If a successor Collateral Agent is not appointed pursuant to this
Section 4.7, the Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. If a successor Trustee has not been appointed and has not accepted such appointment within 60 days after the resigning Trustee has petitioned a court of competent jurisdiction for the appointment of a successor Trustee, then the resignation of the resigning Trustee shall nevertheless become immediately effective on such 60th day.

      4.8.    Duties of Successor Collateral Agent.  A successor
Collateral Agent shall deliver a written acceptance of its appointment to the Collateral Agent and the Secured Creditors. Thereupon the resignation of the Collateral Agent shall become effective, and the successor Collateral Agent shall have all rights, powers and duties of the Collateral Agent under this Agreement. The Collateral Agent shall promptly take all reasonable steps to transfer all property held by it as Collateral Agent to the successor Collateral Agent and shall promptly execute and deliver to the successor Collateral Agent all documents in order to transfer the Collateral Agent's rights and position as a secured party created by this Agreement to the successor Collateral Agent.

      4.9. Distributions by Collateral Agent. If in the reasonable opinion of the Collateral Agent the distribution of any amount received by it under this Agreement might involve it in liability, the Collateral Agent may refrain from making such distribution until its right to make such distribution shall have been finally adjudicated by a court of competent jurisdiction.

      4.10. Fees and Expenses of the Collateral Agent. The Obligor agrees to pay to the Collateral Agent from time to time reasonable compensation as determined by the Collateral Agent for all services rendered by it hereunder (including any and all services rendered by agents, nominees or attorneys-in-fact of the Collateral Agent) and to reimburse the Collateral Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Collateral Agent or any of its agents, nominees or attorneys-in-fact (including the reasonable compensation and expenses and disbursements of legal counsel). In that regard, the Obligor acknowledges receipt of a preliminary proposal from the Collateral Agent regarding certain services to be rendered on behalf of the Obligor and agrees to the payment of the fees set forth therein and to the other terms and conditions therein. The Obligor acknowledges that such preliminary fees are subject to periodic review and adjustment by the Collateral Agent.

                                 ARTICLE V

                     PROVISIONS CONCERNING COLLATERAL

      5.1. Obligor Remains Liable. Anything herein to the contrary notwithstanding, (a) the Obligor shall remain liable under Contracts included in the Collateral to the extent set forth therein and shall perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release the Obligor from any of its duties or obligations under the Contracts included in the Collateral, and (c) neither the Collateral Agent nor any Secured Creditors shall have any obligations or liabilities under the Contracts included in the Collateral by reason of this Security Agreement, nor shall the Collateral Agent or any Secured Creditor be obligated to perform any of the obligations or duties of the Obligor thereunder.


                                ARTICLE VI

               REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

      6.1. Remedies Upon Default. At any time after receipt of notice of the occurrence and during the continuance of an Event of Default, the Collateral Agent may, and upon written instruction from the Requisite Secured Creditors the Collateral Agent shall, exercise any or all of the following rights and remedies:

      (a) Collection of Accounts. The Collateral Agent may at any time after notice to the Obligor notify the account debtor under any Account of the Collateral Agent's security interest therein and direct such account debtor to make payments directly to the Collateral Agent. The Collateral Agent may enforce collection of, settle, compromise or renew any such Account. Any proceeds of Accounts received or collected by the Obligor shall not be commingled with any other funds or property of the Obligor and shall be turned over to the Collateral Agent in precisely the form received (but endorsed by the Obligor for collection, if necessary) not later than the business day following the day of receipt.

      (b) Wisconsin Uniform Commercial Code. The Collateral Agent shall have all of the rights and remedies for default provided by the Wisconsin Uniform Commercial Code as well as any other applicable law. With respect to such rights and remedies:

      (i) The Collateral Agent may take possession of the Collateral without a hearing, which the Obligor waives;

      (ii) The Collateral Agent may require the Obligor to assemble the Collateral and make it available to the Collateral Agent at any convenient place designated by the Collateral Agent, and the Collateral Agent shall have the right to take immediate possession of the Collateral, and may enter any of the premises of the Obligor or wherever the Collateral shall be located and keep the Collateral at such locations without charge until sold; and

     (iii) Written notice, when required by law, sent to the Obligor at least ten calendar days (counting the day of sending) before a proposed disposition of the Collateral is reasonable notice.

      6.2. No Marshalling. The Collateral may be sold in such parcels and in such order as the Collateral Agent shall determine. The Obligor, for itself and all other persons claiming by, through or under it, hereby waives and releases, to the extent permitted by applicable law, any right to have the Collateral or any part thereof, marshalled upon any sale, foreclosure or other disposition thereof.

      6.3. Instruments of Sale. The Collateral Agent may execute and deliver to each purchaser of Collateral bills of sale, deeds or other instruments conveying or transferring the property sold. The Obligor irrevocably appoints the Collateral Agent as its attorney-in-fact to execute and deliver all such instruments and ratify and confirm all actions taken by the Collateral Agent pursuant to such appointment. If so requested by the Collateral Agent, the Obligor shall execute and deliver to the Collateral Agent or to any such purchaser of Collateral such instruments of conveyance as are deemed reasonably necessary and appropriate by the Collateral Agent.

      6.4. Proceeds Cash Collateral Account. The Collateral Agent shall establish a special account at Harris Trust and Savings Bank in the name of the Collateral Agent (the "Proceeds Cash Collateral Account") into which the Collateral Agent shall deposit the proceeds of any Collateral obtained pursuant to Section 3.2 or this Article VI. The amounts deposited in the Proceeds Cash Collateral Account may be invested by the Collateral Agent unless otherwise instructed by the Requisite Secured Creditors by prior written notice to the Collateral Agent in such Permitted Investments as the Obligor shall direct in writing to the Collateral Agent. The amounts deposited in the Proceeds Cash Collateral Account shall be applied as set forth in Section 3.2 or 6.5. The Collateral Agent may execute any such investments through its own bank, bank affiliates or trust department.

      6.5. Application of Proceeds. The proceeds of any Collateral obtained pursuant to Section 3.2 or this Article VI, and any other monies held by the Collateral Agent under the provisions of this Security Agreement, shall be applied by the Collateral Agent as follows:

      (a) first, to the payment of Collateral Agent Obligations and Trustee Obligations in proportion to the amounts thereof outstanding;

      (b) second, to the payment of the Securities Obligations ratably in accordance with the amounts of such obligations until they are no longer outstanding;

      (c) third,to the payment of any other Obligations remaining unpaid and then due and payable, to be paid ratably according to the amounts of such Obligations outstanding; and

      (d) fourth, any remaining proceeds shall be paid to the Obligor, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

      6.6. Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Security Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the Obligor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Security Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.


                                ARTICLE VII

                                 INDEMNITY

      7.1. Indemnity. (a) The Obligor agrees to indemnify, reimburse and hold the Collateral Agent in its individual capacity, and its respective successors, assigns, employees and agents, officers and directors and each person who controls the Collateral Agent in its individual capacity (within the meaning of Section 15 of the Securities Act of 1933, as amended, or
Section 20 of the Exchange Act) (hereinafter in this Section 7.1 referred to individually as "Indemnitee", and collectively as "Indemnitees") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs and expenses (including reasonable attorneys' fees and expenses) (for the purposes of this Section 7.1 the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Security Agreement, the Indenture, the Securities, the Credit Agreement, the Intercreditor Agreement or the documents executed in connection herewith and therewith or in any other way connected with the administration of the transactions contemplated hereby and thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable, or any claim for patent, trademark, trade secret or copyright infringement), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability), or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage, or contract claim excluding only those arising from the gross negligence or willful misconduct of any Indemnitee. The Obligor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, judgment or suit, the Obligor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the Obligor of any such assertion of which such Indemnitee has knowledge.

      (b) Without limiting the application of Section 7.1(a), the Obligor agrees to pay, or reimburse the Collateral Agent for, any and all fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens (other than Permitted Liens) upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

      (c) Without limiting the application of Section 7.1(a) or (b), the Obligor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by the Obligor in this Security Agreement or in any statement or writing contemplated by or made or delivered pursuant to or in connection with this Security Agreement.

      (d) If and to the extent that the obligations of the Obligor under this Section 7.1 are unenforceable for any reason, the Obligor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

      7.2. Indemnity Obligations Secured by Collateral; Survival. Any amounts payable to any Indemnitee pursuant to this Article VII prior to termination of the security interest created by this Security Agreement pursuant to Section 9.9 hereof shall constitute Collateral Agent Obligations secured by the Collateral. Any amounts paid by any Indemnitee prior to termination of the security interest created by this Security Agreement pursuant to Section 9.9 hereof, as to which such Indemnitee has the right to reimbursement, shall constitute Obligations secured by the Collateral. The indemnity obligations of the Obligor contained in this Article VII shall continue in full force and effect notwithstanding the full payment of the Securities and all of the other Obligations and notwithstanding the discharge thereof.

      7.3. Action Contrary to Direction. The Collateral Agent may refuse to follow any direction from the Requisite Secured Creditors that conflicts with law or this Security Agreement, that the Collateral Agent determines may, in its reasonable discretion, subject the Collateral Agent to personal liability or if the Collateral Agent determines that it does not have adequate indemnification against any costs, losses or expenses in connection with such action; provided that, in such latter case, the Collateral Agent may request adequate indemnification from the Secured Creditors. Notwithstanding the foregoing, the Collateral Agent may take any other action deemed proper by the Collateral Agent which is not inconsistent with any such direction; provided that, in taking any such action, the Collateral Agent will use the same degree of care and skill in taking such action as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.


                               ARTICLE VIII

                                DEFINITIONS

      8.1 Definitions. The following terms shall have the meanings herein specified unless the context otherwise requires. Such definitions shall be equally applicable to the singular and plural forms of the terms defined. Except as set forth below or as otherwise defined herein, capitalized terms used in this Security Agreement shall have the meanings ascribed to them in the Indenture.

      "Bank Security Agreement" means the Security Agreement dated of even date herewith from the Obligor to the Bank or any security agreement entered into on or after the date hereof by the Obligor and the Senior Lender pursuant to the Bank Credit Agreement.

      "Bank Priority Obligations" shall have the meaning provided in the Indenture.

      "China Account" means (a) the Account created pursuant to the China Contract and (b) the Obligor's rights under any and all letters of credit, and confirmations thereof, issued with respect to such contract, as such letters of credit may from time to time be amended, extended, reissued or replaced.

      "China Contract" shall mean Contract CUSY-S910672 between Obligor and China National Technical Import and Export Corporation.

      "Collateral" shall have the meaning provided in Section 1.1(a).

      "Collateral Agent Obligations" means all obligations and liabilities of the Obligor to the Collateral Agent or any Indemnitee under this Security Agreement and any other documents executed and delivered in connection herewith, including the reasonable fees of the Collateral Agent, any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral and the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder with respect to the Collateral, together with reasonable attorneys' fees and court costs.

      "Consigned Inventory" means finished goods inventory of the Obligor which is stored at customers' facilities.

      "Contracts" means those contracts to which the Obligor is a party or is bound and any other contracts to which the Obligor may hereafter from time to time become a party or become bound.

      "Credit Agreement" shall have the meaning provided in the fourth paragraph of this Security Agreement.

      "Event of Default" means any Event of Default within the meaning of the Indenture.

      "Indemnitee" shall have the meaning provided in Section 5.1.

      "Indenture" shall have the meaning provided in the second paragraph of this Security Agreement.

      "Intercreditor Agreement" means the Intercreditor Agreement dated of even date between the Bank and the Collateral Agent or any amendment, supplement or extension thereof or any intercreditor agreement or other similar agreement entered into after the date hereof between the Senior Lender and the Collateral Agent in replacement thereof.

      "Majority Holders" means holders of a majority in principal amount of the Securities outstanding.

      "Obligations" means the Securities Obligations,the Collateral Agent Obligations and the Trustee Obligations.

      "PECFA Reimbursement" means the right to reimbursement under the Wisconsin Petroleum Environmental Cleanup Fund Act arising out of remediation, financed by an outstanding line of credit with the Bank, of a leaking petroleum tank on Obligor's South Milwaukee, Wisconsin plant property.

      "Permitted Investments" means (i) the purchase of United States government bonds and obligations, (ii) the purchase of bank certificates of deposit issued by a bank or trust company which is organized under the laws of the United States or any state thereof or any foreign jurisdiction having capital, surplus and undivided profits aggregating in excess of $250,000,000 and prime rated commercial paper having a maturity not exceeding one year, (iii) deposits in demand and savings accounts at banks and (iv) investments in bank repurchase agreements.

      "Permitted Liens" means (i) liens for taxes, assessments or governmental charges not delinquent or being contested in good faith by the Obligor; (ii) construction lien claims not delinquent; (iii) liens or deposits in connection with worker's compensation or other insurance or to secure the performance of bids, trade contracts, leases, public or statutory obligations, surety or appeal bonds or other obligations of like nature incurred in the ordinary course of business; (iv) easements, restrictions, minor title irregularities and similar matters which have no material adverse effect as a practical matter upon the ownership or use of the Obligor's property by the Obligor; (v) purchase money liens existing on the date hereof securing debt not in excess of $500,000; (vi) other security interests granted by the Obligor in the ordinary course of business provided that the aggregate amount so secured shall not exceed $100,000 at any time; and (vii) the security interests created by the Bank Agreement and the Bank Security Agreement.

      "Proceeds Cash Collateral Account" shall have the meaning provided in
   Section 6.4.

      "Project Financing" means Debt incurred to pay costs associated with the manufacture of mining machinery or other products pursuant to a binding purchase contract, which Debt is secured by the inventory being financed and any account relating to such inventory and which has a maturity not later than the date of the final payment by the customer under the purchase contract.

      "Remarketing Agreement" means the Exclusive Equipment Remarketing
   Agreement: Letter of Credit, dated as of August 20, 1992, between the Obligor and Cargill Leasing Corporation, as assigned to Bank One, Milwaukee, National Association pursuant to Assignment of Remarketing Agreement, dated as of August 20, 1992, executed by the Obligor.

      "Requisite Secured Creditors" means:

      (a) at any time prior to the Securities Payout Date, the Majority Holders;and

      (b) thereafter, holders of a majority in principal amount of Obligations remaining outstanding.

      "Secured Creditors" means the holders of Securities.

      "Securities" shall have the meaning provided in the second paragraph of this Security Agreement.

      "Securities Payout Date" means the date the Securities Obligations are no longer outstanding.

      "Securities Obligations" means all indebtedness, obligations and liabilities to the holders of the Securities under the Indenture,the Securities, and this Security Agreement and any other documents executed and delivered in connection herewith and therewith.

      "Security Agreement" means this Security Agreement as the same may be modified, supplemented or amended from time to time in accordance with its terms.

      "Senior Lender" shall have the meaning provided in the Indenture.

      "Trustee Obligations" means all obligations and liabilities of the Obligor to the Trustee pursuant to Section 607 of the Indenture.

      "Uniform Commercial Code" means the Uniform Commercial Code, as in effect in the State of Wisconsin or any other jurisdiction relevant to the disposition of Collateral from time to time.

                                ARTICLE IX

                               MISCELLANEOUS

      9.1. Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Security Agreement, when deposited in the mail, first class postage pre-paid and addressed to such party at its address set forth on the signature pages herein or in the Indenture or to such other address as such party shall have furnished to the other party in writing.

      9.2. Waiver; Amendment. No delay on the part of the Collateral Agent in exercising any of its rights, remedies, powers and privileges hereunder or partial or single exercise thereof, shall constitute a waiver thereof. Except as otherwise provided herein, the terms and conditions of this Security Agreement may be changed, waived, modified or varied only upon consent of the holders of a majority in principal amount of the Securities Obligations, including the holders of a majority in principal amount of the Securities and, to the extent its rights and obligations hereunder are changed, waived, modified or varied, consent of the Collateral Agent. No notice to or demand on the Obligor shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand.

      9.3. Obligations Absolute. The obligations of the Obligor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Obligor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of the documents evidencing the Obligations; or (c) any amendment to or modification of any agreement or any security for any of the Obligations; whether or not the Obligor shall have notice or knowledge of any of the foregoing. The rights and remedies of the Collateral Agent herein provided are cumulative and not exclusive of any rights or remedies which the Collateral Agent would otherwise have.

      9.4. Successors. All agreements of the Obligor in this Security Agreement shall bind its successors. All agreements of the Collateral Agent in this Security Agreement shall bind its successor.

      9.5. Headings Descriptive. The headings of the several sections of this Security Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

      9.6. Severability. In case any provision in this Security Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a holder of Securities shall have no claim therefor against any party hereto.

      9.7. Governing Law. This Security Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, except to the extent that perfection or enforcement of the security interest granted by this Security Agreement is governed by a jurisdiction other than the State of New York.

      9.8. Obligor's Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that the Obligor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Security Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of the Obligor under or with respect to any of the Collateral.

      9.9. Termination; Release. At such time as the Collateral Agent has received written notice from the Trustee and the Obligor that all Obligations, other than any liabilities of the Obligor under Article VII hereof which have not become fixed or matured, are paid in full, the Collateral Agent, at the request and expense of the Obligor, will execute and deliver to the Obligor the proper instruments (including, without limitation, Uniform Commercial Code termination statements on form UCC-3) acknowledging the termination of the security interest created by this Security Agreement, and will duly assign, transfer and deliver to the Obligor (without recourse and without any representation or warranty) such of the Collateral as may be in possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Security Agreement.

      9.10. Duplicate Originals. All parties may sign any number of copies of this Security Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

      9.11. Intercreditor Agreement. The Obligor and the Collateral Agent acknowledge and agree that as between the Collateral Agent and the Bank, the Collateral Agent's rights under this Security Agreement are subject to the Intercreditor Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                               BUCYRUS-ERIE COMPANY



                               By: /s/ William B. Winter
                                   William B. Winter
                                   Chairman and CEO

                               Address for Notices:

                               1100 Milwaukee Avenue
                               P.O. Box 500
                               South Milwaukee, Wisconsin 53172

                               Telecopy No.:  (414) 768-4477



                               HARRIS TRUST AND SAVINGS BANK

                                 as Collateral Agent,
                                 acting on behalf of the
                                 Secured Creditors


                               By: /s/ J. Bartolini
                                   Name:  J. Bartolini
                                   Title: Vice President

                               Address for Notices:

                               P.O. Box 755
                               311 West Monroe (12th Floor)
                               Chicago, Illinois  60690

                               Attention:  Indenture Trust
                                           Division

                               Telecopy No.:  (312) 461-3525

                                                  SCHEDULE 1.1



                  Subsidiary Stock Included as Collateral




                                             Percentage of
Name of Issuing                              Outstanding Shares
Corporation              Type of Shares      of Capital Stock

Boonville Mining             Common               100%
Services, Inc.

Minserco, Inc.               Common               100%

Western Gear Machinery       Common               100%
Company

Bucyrus (Africa)             Common                65%
(Proprietary) Ltd.

Bucyrus-Erie                 Common                65%
Company of Canada, Inc.

Wisconsin Holdings           Common                65%
(Pty) Limited

Bucyrus Europe               Common                65%
Holdings Limited

Bucyrus Mauritius            Common                65%
Limited

Bucyrus India Private        Common                65%
Limited

                                                               SCHEDULE 2.4
                                                            [to be updated]


                   LOCATIONS OF EQUIPMENT AND INVENTORY

                                      Equipment*   Inventory**

1.   1100 Milwaukee Avenue
     South Milwaukee, Wisconsin 53172

2.   3057 Tranquility Drive
     Memphis, Tennessee 38116

3.   3704 North Highway 14-16
     Gillette, Wyoming 82716

4.   4200 First Avenue, Suite 206
     Nitro, West Virginia 25143

5.   4202 East Superior Avenue, Suite 4C
     Phoenix, Arizona 85040

6.   B.H.P. Utah International Inc.
     Box 155
     Fruitland, New Mexico 87416

7.   Arch of Wyoming, Inc.
     P.O. Box 550
     Hanna, Wyoming 82327

8.   Caternary Coal Company
     3412 Chesterfield Avenue
     Charleston, West Virginia 25304

9.   Kennecott Utah Copper
     8362 West 10200 South
     P.O. Box 525
     Bingham Canyon, Utah 84006

10.  Horsburgh & Scott Company
     5114 Hamilton Avenue
     Cleveland, Ohio 44114

11.  Cyprus Miami Mining Corporation
     P.O. Box 4444
     Claypool, Arizona 85532

12.  Phelps Dodge Corporation
     Morenci Branch
     2600 North Central Avenue
     Phoenix, Arizona 85004

__________________________
*  Equipment is stated at net book value.
** Inventory is reported at cost and before applying any obsolescence reserve.

13.  IMC Fertilizer, Inc.
     P.O. Box 867
     Bartow, Florida 38830

14.  Peabody Coal Co.
     Midwest Division
     Lynnville Mine
     Highway 61
     Lynnville, Indiana 47619

15.  Peabody Coal Co.
     Mesa Central Warehouse
     Kayenta, Arizona 86033

16.  Hobet Mining, Inc.
     P.O. Box 305
     Madison, West Virginia 25130

17.  Metpro Supply, Inc.
     1550 Centennial Blvd.
     Bartown, Florida 33830

18.  Ameson Foundry
     3303 66th Street
     Kenosha, Wisconsin 53142

19.  Buckeye Steel Casting Co.
     2211 Parsons Avenue
     Columbus, Ohio 43207

20.  Eagle Foundry Company
     23123 South East
     P.O. Box 250
     Eagle Creek, Oregon 97022

21.  Maynard Steel Casting Company
     2856 South 27th Street
     Milwaukee, Wisconsin 53215

22.  Northern Steel Castings
     80 Oliver Street
     Wisconsin Rapids, Wisconsin 54495

23.  State Line Foundries
     Highway 251 North
     Roscoe, Illinois 61073

24.  Phelps Dodge Corporation
     Chino Mine
     Santa Rita, New Mexico 88059

                                                  EXHIBIT 10.1
                                                      FORM 8-K
                                                  DECEMBER 14, 1994


                             CREDIT AGREEMENT


          THIS CREDIT AGREEMENT, dated as of December 14, 1994, is between BANK ONE, MILWAUKEE, NATIONAL ASSOCIATION (the "Bank") and BUCYRUS-ERIE COMPANY, a Delaware corporation (the "Company").

                                 RECITALS

          The Company and the Bank acknowledge the following:

          A. The Company commenced Case No. 94-20787-RAE (the "Case") under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") on February 18, 1994 in the Bankruptcy Court for the Eastern District of Wisconsin (the "Bankruptcy Court"). The Bankruptcy Court has confirmed the Plan of Reorganization (as defined below) under which the Company will no longer operate under the Bankruptcy Code.

          B. The Company has requested that the Bank provide certain credit facilities to the Company and the Bank is willing to provide the credit facilities described below on the terms and subject to the conditions set forth below.

                                AGREEMENTS

          In consideration of the Recitals and the promises and agreements set forth below, the Bank and the Company agree as follows:

          1. Definitions. As used in this Agreement, the following terms have the following meanings:

               "Adjusted Accounts" means all accounts (including progress billings and net of the reserve for doubtful accounts) owing to the Company or one of its Consolidated Subsidiaries (excluding Equipment Assurance Ltd.) other than an account classified as "claim" status by the Company.

               "Adjusted Libor Rate" means, with respect to an Interest Period for a Libor Rate Loan, a rate per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

Adjusted Libor Rate  =               Libor Rate                  +  2.75%
                    _________________________________________
                          1 - Libor Reserve Requirement

               "Affiliate" means (a) any person, corporation, limited liability company or other entity directly or indirectly controlling, controlled by or under common control with the Company and (b) any director or officer of the Company or any Subsidiary.

               "Bank Security Documents" means the documents described in section 4.1(b) attached hereto and any other document, instrument or agreement furnished by the Company to the Bank which provides collateral for the obligations of the Company under the Loan Documents.

               "Borrowing Date" means each date on which a loan is made by the Bank to the Company or on which a Letter of Credit is issued by the Bank for the account of the Company.

               "Business Day" means (a) with respect to the making, payment or rate determination of a Libor Rate Loan, a day (other than a Saturday or Sunday) on which banks are open for business in Milwaukee, Wisconsin and on which dealings in Dollars are carried on in the London interbank market and
(b) for all other purposes, a day (other than Saturday or Sunday) on which banks are open for business in Milwaukee, Wisconsin.

               "Capitalized Lease" means any lease, the obligations under which have been, or in accordance with GAAP are required to be, recorded as a capital lease liability on the consolidated balance sheet of the Company and its Consolidated Subsidiaries.

               "Cash Collateral" means, at the time of determination, the aggregate principal amount of the certificates of deposit and banker's acceptances issued by the Bank, Banc One Corporation commercial paper, securities issued by the United States or any agency or instrumentality thereof having a maturity not exceeding 180 days from the date of determination and other cash equivalents owned by the Company and reasonably acceptable to the Bank, in which the Bank has a perfected, first priority security interest.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Collateral Agent" means Harris Trust and Savings Bank.

               "Commercial Letter of Credit" means a Letter of Credit issued to assure the payment of goods shipped or delivered to the Company.

               "Consolidated Subsidiaries" means Subsidiaries and other entities or organizations whose financial statements are consolidated with those of the Company in accordance with GAAP.

               "Controlled Group" means a group of trades or businesses (whether or not incorporated) under common control, as defined in the regulations issued pursuant to section 414(c) of the Code or such other regulations prescribed by the Pension Benefit Guaranty Corporation pursuant to section 4001(b)(1) of ERISA, of which the Company is a part.

               "Debt Service Coverage Ratio" means the relationship, expressed as a numerical ratio between:

                    (a) Net Earnings plus interest expenses plus depreciation, amortization and similar noncash charges plus foreign currency translation loss to the extent deducted in determining Net Earnings minus foreign currency translation gain to the extent included in determining Net Earnings minus $1,000,000 minus the greater of capital expenditures or $2,500,000; and

                    (b)  the sum of (i) interest expense paid in cash and
(ii) the current maturities of Funded Debt (excluding Project Financing) as of the date of determination (including the amount, if any, by which the outstanding principal balance of the Revolving Note on the date of determination exceeds the maximum amount of Revolving Loans which the Company may borrow under section 2.1 on the date which is one year after the date of determination);
all as determined in accordance with GAAP for the Company and its Consolidated Subsidiaries for (except in the case of clause (b)(ii) above) the 12-month period preceding the date of determination.

               "Default" means any act, event, condition or omission which, with the giving of notice or lapse of time, would constitute an Event of Default if uncured or unremedied.

               "Dollars" and "$" means lawful money of the United States.

               "Domestic Subsidiaries" means the Subsidiaries listed as Domestic Subsidiaries on Schedule 3.1 attached hereto and any Subsidiary created after the date hereof which is organized under the laws of one of the states of the United States of America.

               "EBITDA" means the sum of (a) Net Earnings, (b) interest expense, (c) income tax expense and (d) depreciation, amortization and similar noncash charges, all as determined in accordance with GAAP for the Company and its Consolidated Subsidiaries for the 12-month period preceding the date of determination.

               "Environmental Laws" means all federal, state and local laws including statutes, regulations, ordinances, codes, rules and other governmental restrictions and requirements relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or hazardous substances including, but not limited to, the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency and regulations of any state department of natural resources or state environmental protection agency now or at any time hereafter in effect.

               "ERISA" means, at any date, the Employee Retirement Income Security Act of 1974, and the regulations thereunder, all as the same shall be in effect at such date.

               "Effective Date" means the date on which the conditions specified in section 4.1 are satisfied (or waived by the Bank) and this Agreement becomes effective.

               "Event of Default" means the occurrence of any of the events described in section 7.1.

               "Final Issuance Date" means December 31, 1996.

               "Foreign Subsidiary" means (i) any Subsidiary which is not a Domestic Subsidiary and (ii) the entities listed on Schedule 6.5 attached hereto.

               "Funded Debt" means Indebtedness which matures more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor to a date more than one year from, the date of creation, including the current maturities thereof but excluding deferred income taxes and Subordinated Debt.

               "GAAP" means generally accepted accounting principles in effect in the United States from time to time.

               "Gross Domestic Accounts Receivable" means the aggregate amount of all accounts owing to the Company (a) by an account debtor, other than an Affiliate, located in the United States or, in the case of foreign account debtors, the payment of which is supported by a letter of credit, credit insurance or other credit enhancement acceptable to the Bank or is owed by a foreign account debtor which the Bank has agreed in writing is acceptable, (b) which arose out of the performance of services by the Company or from a bona fide sale or lease of goods which have been delivered or shipped to the account debtor and for which the Company has genuine invoices, shipping documents or receipts, (c) which is not more than 60 days past due from the original due date of the relevant invoice and which original due date is not more than (i) 30 days after the date of the relevant invoice for account debtors located in the United States and (ii) 60 days after the date of the relevant invoice for foreign account debtors; (d) in which the Bank has a valid, perfected first priority security interest and which is subject to no other encumbrance or security interest (other than a security interest in favor of the Project Financing Lenders and a junior security interest in favor of the Collateral Agent), (e) which is enforceable against the account debtor without setoff, credit, allowance or discount, except discount for prompt payment, for the amount shown on certificates furnished by the Company to the Bank, (f) which, together with the transactions out of which it arose, complies with all applicable laws and regulations, (g) as to which the Company has no knowledge of anything which might cause the account debtor to be unable to pay the account (including, without limitation, all accounts classified as "claim" status by the Company), (h) as to which the account debtor has not disputed its liability or returned or threatened to return the goods, (i) the existence and amount of which have been certified to the Bank by the Company in the manner specified in section 5.12, (j) by an account debtor who is not more than 90 days past due in the payment of more than 50% of the aggregate amount owed by such account debtor to the Company, (k) which is not an account arising out of a Project Financing and (l) as to which the Bank has not notified the Company that the account or account debtor is unsatisfactory.
Any Gross Domestic Account Receivable which ceases to meet any of the foregoing requirements shall cease to be a Gross Domestic Account Receivable at such time.

               "Gross Domestic Accounts Receivable Floor" means $2,500,000; provided that such amount shall be reduced to $2,000,000 if the appraisal furnished to the Bank pursuant to section 5.14(b) appraises the orderly liquidation value of the machinery and equipment located at the Company's facility in South Milwaukee, Wisconsin in excess of $10,000,000.

               "Gross Domestic Finished Goods Inventory" means finished goods inventory owned by the Company and located in the United States (a) in which the Bank has a valid, perfected first priority security interest and which is subject to no other security interest or encumbrance (other than a security interest in favor of the Project Financing Lenders and a junior security interest in favor of the Collateral Agent), (b) the existence, location, amount and lower of cost or wholesale market value of which have been certified to in a manner satisfactory to the Bank by the Company in the manner specified in section 5.12, (c) which is of good and merchantable quality free from any defect which would affect the market value thereof, (d) which does not consist of returned goods or damaged, inventory, (e) the creation or production of which was done in compliance with the Federal Fair Labor Standards Act and the rules and regulations promulgated thereunder, (f) which is not inventory the subject of a Project Financing, (g) which is not inventory on consignment and (h) as to which the Bank has not notified the Company that the particular type of item of inventory is unsatisfactory. Gross Domestic Finished Goods Inventory shall be valued at the lower of cost or the wholesale market value thereof before deducting the obsolescence reserve established by the Company with respect thereto.

               "Gross Domestic Finished Goods Inventory Floor" means $15,000,000; provided, however, that if the appraisal furnished to the Bank pursuant to section 5.14(b) appraises the orderly liquidation value of the machinery and equipment located at the Company's facility in South Milwaukee, Wisconsin in excess of $10,000,000 the Gross Domestic Finished Goods Inventory Floor shall be reduced to $14,000,000.

               "Guaranty" means any agreement, undertaking or arrangement pursuant to which the Company or any Domestic Subsidiary guarantees, endorses or otherwise becomes or is contingently liable for an obligation of any other person or entity or any other liability which would be classified as contingent in accordance with GAAP.

               "Indebtedness" means (a) all items which, in accordance with GAAP, would be classified as liabilities on the consolidated balance sheet of the Company and its Consolidated Domestic Subsidiaries, including all Capitalized Leases, and (b) indebtedness secured by any mortgage, lien, pledge or security interest on property of the Company or a Domestic Subsidiary even though it has not assumed or otherwise become liable for the payment thereof.

               "Interest Period" means:

                    (a) with respect to each Libor Rate Loan, a period of one, two or three months commencing on (and including) a Business Day selected by the Company pursuant to section 2.3 or 2.15(c) of this Agreement and ending on (but excluding) the day which corresponds numerically to such date one, two or three months thereafter (or, if such month has no numerically corresponding date, on the last Business Day of such month) provided that:

                         (i)  any Interest Period which would otherwise
end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; and

                         (ii) no Interest Period may end later than the
Revolving Note Maturity Date.

               "Letter of Credit" means a "letter of credit" (as defined in the Wisconsin Uniform Commercial Code) issued by the Bank at the request of the Company, and any extension, renewal or replacement thereof.

               "Letter of Credit Agreements" means the Commercial Letter of Credit Agreement and the Standby Letter of Credit Agreement, each dated December 14, 1994, between the Company and the Bank.

               "Libor Rate Loan" means any portion of the Revolving Note bearing interest at or by reference to the Adjusted Libor Rate.

               "Libor Rate" means, with respect to a Libor Rate Loan for the applicable Interest Period, the interest rate at which deposits in Dollars, in an amount approximately equal to the requested Libor Rate Loan and having a maturity approximately equal to the requested Interest Period, are offered to the Bank in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such Loan Period. The Libor Rate determined by the Bank shall, in the absence of manifest error, be conclusive.

               "Libor Reserve Requirement" means, with respect to a Libor Rate Loan for the applicable Interest Period, the percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including, without limitation, any marginal, special, emergency and supplemental reserves) established by the Board of Governors of the Federal Reserve System for "eurocurrency liabilities" (as defined in Regulation D of such Board), or for other liabilities which include deposits of the type used in determining the Libor Rate, having a term approximately equal to the applicable Interest Period.

               "Loan Documents" means this Agreement, the Notes, the Bank Security Documents, the Letter of Credit Agreements and all other documents, instruments, agreements and certificates related to or executed in connection with this Agreement and the transactions contemplated hereby.

               "LOC Exposure" means the sum of (a) the aggregate amount available for drawing under all outstanding Letters of Credit and (b) the aggregate unpaid Reimbursement Obligations.

               "Machinery and Equipment Borrowing Base" means $8,000,000 until the Bank receives an appraisal of the Company's machinery and equipment located at the Company's South Milwaukee, Wisconsin facility pursuant to section 5.14(b) at which time the Machinery and Equipment Borrowing Base shall be the lesser of 80% of the orderly liquidation value of such machinery and equipment as specified in such appraisal or $10,000,000.

               "Multiemployer Plan" means any pension benefit plan subject to Title IV of ERISA as defined in section 4001(a)(3) of ERISA, to which the Company, any of its Domestic Subsidiaries or any member of the Controlled Group is required to contribute on behalf of its employees.

               "Net Earnings" means the excess of:

                    (a) all revenues and income derived from operations in the ordinary course of business (excluding extraordinary gains and profits upon the disposition of investments and fixed assets), over

                    (b) all expenses and other proper charges against income (including payment or provision for all applicable income and other taxes, but excluding extraordinary losses and losses upon the disposition of investments and fixed assets), all as determined in accordance with GAAP, applied on a consistent basis to the Company and its Consolidated Subsidiaries.

               "Note" means the Revolving Note or a PECFA Note and "Notes" means the Revolving Note and the PECFA Notes.

               "PECFA Loan" means a loan by the Bank to the Company under section 2.6 hereof to finance the costs of removing an underground storage tank which is eligible for reimbursement under the Petroleum Environmental Cleanup Fund Program administered by the Wisconsin Department of Industry. Labor and Human Relations.

               "PECFA Note" means a promissory note issued by the Company and payable to the order of the Bank evidencing a PECFA Loan.

               "Permitted Liens" means (a) liens, security interests, charges or encumbrances listed on Schedule 1.1 attached hereto, provided that the Indebtedness secured thereby shall not be renewed, extended or increased above the maximum amount listed on Schedule 1.1; (b) liens for taxes, assessments or governmental charges not delinquent, or being contested in good faith by the Company or any Domestic Subsidiary, for which adequate reserves are established and maintained in accordance with GAAP; (c) construction lien or other similar statutory or common law lien claims not delinquent;
(d) purchase money security interests or liens on any property acquired after the date hereof to be used by the Company or a Domestic Subsidiary in the normal course of its business, and created or incurred simultaneously with the acquisition of such property, if such security interest or lien is limited to the property so acquired, the Indebtedness secured by such security interest or lien does not exceed the purchase price of such property and the aggregate Indebtedness secured by all such security interests and liens does not exceed $5,000,000 at any time outstanding for the Company and all Domestic Subsidiaries; (e) liens or deposits in connection with worker's compensation or other insurance or to secure the performance of bids, trade contracts (other than for borrowed money), leases, public or statutory obligations, surety or appeal bonds or other obligations of like nature incurred in the ordinary course of business; (f) liens and security interests in favor of the Bank; (g) liens and security interests in favor of the Collateral Agent; (h) liens and security interests in favor of the Project Financing Lenders; (i) liens and security interests incurred in connection with a Project Financing not provided by the Bank or by the Project Financing Lenders provided that such liens and security interests shall only extend to the inventory, contract rights, accounts receivable and proceeds relating to the project being so financed and shall only secure the Indebtedness comprising such Project Financing; and (j) easements, restrictions, minor title irregularities and similar matters which have no material adverse effect as a practical matter upon the ownership or use of its property by the Company or any Domestic Subsidiary.

               "Plan" means any pension benefit plan subject to Title IV of ERISA, including any Multiemployer Plan, maintained by the Company, any of its Subsidiaries or any member of the Controlled Group or any such Plan to which the Company, any of its Domestic Subsidiaries or any member of the Controlled Group is required to contribute on behalf of its employees.

               "Plan of Reorganization" means the Second Amended Joint Plan of Reorganization of B-E Holdings, Inc. and the Company under Chapter 11 of the Bankruptcy Code, as modified December 1, 1994, approved by the Bankruptcy Court on December 1, 1994.

               "Project Financing" means Indebtedness of the Company incurred to pay the costs associated with the manufacture of mining machinery or other products pursuant to a binding purchase contract, which Indebtedness is secured by the inventory being financed and the related accounts and which has a maturity date not later than the date of the final payment by the customer under the purchase contract.

               "Project Financing Lenders" means a group of financial institutions of which the Bank is a member which is providing Project Financing to the Company.

               "Reference Rate" means the rate of interest announced by the Bank from time to time as its reference rate for interest rate determinations. The Reference Rate may or may not be the lowest interest rate charged by the Bank.

               "Reference Rate Loan" means any portion of the Revolving Note bearing interest at or by reference to the Reference Rate.

               "Reimbursement Obligations" means the aggregate amount of drawings under Letters of Credit honored by the Bank which have not been reimbursed by the Company.

               "Reportable Event" means a reportable event as that term is defined in ERISA.

               "Restricted Payments" means dividends or other distributions by the Company or any Subsidiary based upon the stock of the Company or any Subsidiary (except dividends payable to the Company and dividends payable solely in stock of the Company) and purchases, redemptions and other acquisitions, direct or indirect, by the Company or any Subsidiary, of stock of the Company or any Subsidiary.

               "Revolving Note" means the promissory note issued by the Company and payable to the order of the Bank evidencing loans under section
2.1 in the form of Exhibit A attached hereto.

               "Revolving Note Maturity Date" means December 31, 1996, or such earlier date on which the Bank declares the Revolving Note to be immediately due and payable pursuant to section 7.2 of this Agreement.

               "Secured Notes" means the Company's Secured Notes Due December 14, 1999 issued under the Indenture dated December 14, 1994 between the Company and Harris Trust and Savings Bank, as Trustee.

               "Subordinated Debt" means Indebtedness of the Company, the payment of which is fully subordinated, in a manner satisfactory to the Bank, to the prior payment of the Notes and to all other Indebtedness of the Company to the Bank.

               "Subsidiary" means as of a particular date any corporation more than 50% of whose outstanding stock having ordinary voting power for the election of directors shall at the time be owned or controlled by the Company or by one of its Subsidiaries.

               "Tranche A Letter of Credit" means the Letters of Credit outstanding on the date of this Agreement which are specified as such on
Schedule 1.2 attached hereto and any Letter of Credit issued after the Effective Date which is for the purpose of (a) bid/performance relating to a specific project and having an expiry date not exceeding 12 months from its issuance date (unless a longer expiry date is approved in advance by the Bank), (b) support of advance payments related to a specific project or (c) support of workers' compensation claims.

               "Tranche B Letter of Credit" means any Letter of Credit which is not a Tranche A Letter of Credit or a Tranche C Letter of Credit. The Tranche B Letters of Credit outstanding on the date of this Agreement are listed on Schedule 1.2 attached hereto.

               "Tranche C Letter of Credit" means the Letters of Credit outstanding on the date of this Agreement which are specified as such on
Schedule 1.2 attached hereto.

               "Type" means each type of Loan, i.e., a Reference Rate Loan or a Libor Rate Loan.

          2.   The Credit Facilities; Interest Rate; Fees.

               2.1  The Revolving Loans.

               (a) The Bank will lend to the Company, subject to the terms and conditions hereof, up to the maximum amount of $5,000,000 at any time outstanding during the period from the Effective Date through December 31, 1995 and, subject to section 2.1(b), up to the maximum amount of $2,500,000 at any time outstanding during the period from January 1, 1996 through the Revolving Note Maturity Date. Loans may be made, repaid and made again. All loans shall be evidenced by the Revolving Note and shall be payable on December 31, 1995 (to the extent the outstanding principal balance of the Revolving Note exceeds $2,500,000), on each date on which the outstanding principal balance of the Revolving Note exceeds the applicable maximum loan amount specified in section 2.1(b) and in full on the Revolving Note Maturity Date. Although the Revolving Note shall be expressed to be payable in the amount of $5,000,000, the Company shall be obligated to pay only the amount actually disbursed to or for the account of the Company, together with interest on the unpaid balance of the sums so disbursed, which remain outstanding from time to time as shown on the records of the Bank.

               (b) The outstanding principal balance of loans by the Bank to the Company under this section 2.1 during the following periods shall not exceed an amount determined pursuant to the following table:


                                                             Maximum Loan
   Period               EBITDA                                  Amount

April 1, 1996 --   Less than $10,875,000                          $  0
June 30, 1996      Greater than or equal to $10,875,000
                   but less than $13,050,000                    $500,000
                   Greater than or equal to $13,050,000
                   but less than $13,775,000                  $1,000,000
                   Greater than or equal to $13,775,000
                   but less than $14,500,000                  $1,600,000
                   Greater than or equal to $14,500,000       $2,500,000

July 1, 1996 --    Less than $11,437,500                          $   0
September 30, 1996 Greater than or equal to $11,437,500
                   but less than $13,725,000                    $500,000
                   Greater than or equal to $13,725,000
                   but less than $14,487,500                  $1,000,000
                   Greater than or equal to $14,487,500
                   but less than $15,250,000                  $1,600,000
                   Greater than or equal to $15,250,000       $2,500,000

October 1, 1996 -- Less than $12,000,000                          $   0
December 31, 1996  Greater than or equal to $12,000,000
                   but less than $14,400,000                    $500,000
                   Greater than or equal to $14,400,000
                   but less than $15,200,000                  $1,000,000
                   Greater than or equal to $15,200,000
                   but less than $16,000,000                  $1,600,000
                   Greater than or equal to $16,000,000       $2,500,000


                    For purposes of the foregoing, EBITDA for each period shall be calculated on the basis of the most recent financial statements furnished by the Company to the Bank under sections 5.1 and 5.2 and shall be adjusted during the period upon delivery to the Bank of more recent financial statements.

               2.2  Borrowing Base.

                    (a) Borrowing Base A. If either (y) the outstanding principal balance of the Revolving Note on any day during a calendar month exceeds 80% of the maximum amount of loans then available under section 2.1 or
(z) the daily average outstanding principal balance of the Revolving Note for a calendar month exceeds 40% of the maximum amount of loans then available under section 2.1, then:

                    (i) the Company shall provide a borrowing base certificate to the Bank in accordance with section 5.12 as of the last day of such calendar month; and

                    (ii) the Company shall immediately make such payments on the Revolving Note or provide Cash Collateral to the Bank as is necessary in order that the sum of the unpaid principal balance of the Revolving Note and the LOC Exposure does not exceed, the sum of [a] the "Applicable Advance Ratio" of Adjusted Accounts, [b] the lesser of (i) $7,500,000, [ii] the amount determined under subsection 2.2(a)(ii)[a] or [iii] 50% of Gross Domestic Finished Goods Inventory minus 50% of the applicable obsolescence reserve, [c] the lesser of 80% of the orderly liquidation value of machinery and equipment located at the Company's South Milwaukee, Wisconsin facility or $5,000,000 and [d] 100% of the fair market value of Cash Collateral.

                    "Applicable Advance Ratio" means (a) 30% during the period from the Effective Date through March 31, 1996 and (b) thereafter, the ratio determined in accordance with the following table:


Period              EBITDA                                        Ratio

April 1, 1996 --    Less than $10,875,000                          20%
June 30, 1996       Greater than or equal to $10,875,000
                    but less than $13,050,000                     22.5%
                    Greater than or equal to $13,050,000
                    but less than $13,775,000                      25%
                    Greater than or equal to $13,775,000
                    but less than $14,500,000                     27.5%
                    Greater than or equal to $14,500,000           30%

July 1, 1996 --     Less than $11,437,500                          20%
September 30, 1996  Greater than or equal to $11,437,500
                    but less than $13,725,000                     22.5%
                    Greater than or equal to $13,725,000
                    but less than $14,487,500                      25%
                    Greater than or equal to $14,487,500
                    but less than $15,250,000                     27.5%
                    Greater than or equal to $15,250,000           30%

October 1, 1996 --  Less than $12,000,000                          20%
December 31, 1996   Greater than or equal to $12,000,000
                    but less than $14,400,000                     22.5%
                    Greater than or equal to $14,400,000
                    but less than $15,200,000                      25%
                    Greater than or equal to $15,200,000
                    but less than $16,000,000                     27.5%
                    Greater than or equal to $16,000,000           30%


                    For purposes of the foregoing, EBITDA for each period shall be calculated on the basis of the most recent financial statements furnished by the Company to the Bank under sections 5.1 and 5.2 and shall be adjusted during the period upon delivery to the Bank of more recent financial statements.

                    (b) Borrowing Base B. If at any time Gross Domestic Finished Goods Inventory is less than the Gross Domestic Finished Goods Inventory Floor and Gross Domestic Accounts Receivable are less than the Gross Domestic Accounts Receivable Floor, the Company shall immediately make such payments on the Revolving Note or furnish Cash Collateral to the Bank as is necessary in order that the sum of the unpaid principal balance of the Revolving Note and the LOC Exposure does not exceed the sum of (i) 80% of Gross Domestic Accounts Receivable, (ii) 50% of Gross Domestic Finished Goods Inventory minus 50% of the applicable obsolescence reserve, (iii) the Machinery and Equipment Borrowing Base and (iv) 100% of the fair market value of Cash Collateral.

               2.3 Borrowing Procedure for Loans. The Company shall request loans by written notice, or by telephonic notice confirmed in writing, to the Bank (i) in the case of a Libor Rate Loan, not later than 11 a.m., Milwaukee time, on the date which is not more than two Business Days prior to the requested Borrowing Date (which must be a Business Day) and (ii) in the case of a Reference Rate Loan, not later than 12 p.m., Milwaukee time, on the requested Borrowing Date (which must be a Business Day). Each such request by the Company must specify the amount of the requested loan, the Type of requested loan and, in the case of a requested Libor Rate Loan, the applicable Interest Period. Each Libor Rate Loan shall be in a minimum amount of $500,000. In the event of any inconsistency between the telephonic notice and the written confirmation thereof, the telephonic notice shall control. Each such request for a loan shall be irrevocable and shall constitute a certification by the Company that the borrowing conditions specified in sections 4.2(b) and 4.2(c) will be satisfied on the specified Borrowing Date. Upon fulfillment of the applicable borrowing conditions, the Bank shall deposit the loan in the Company's account maintained with the Bank or as the Company may otherwise direct in writing.

               2.4 Commitment Fee. As consideration for the commitment of the Bank to make loans hereunder, the Company will pay to the Bank, on the last day of each quarter commencing March 31, 1995 and on the Revolving Note Maturity Date, a commitment fee equal to 1/2 of 1% per year on the daily average unused amount of the Bank's commitment to make loans under section 2.1 during the preceding quarter or other applicable period; provided that for purposes of computing the commitment fee due on March 31, 1995, the applicable period shall be the date hereof through March 31, 1995. Commitment fees shall be calculated for the actual number of days elapsed on the basis of a 360-day year.

               2.5 Reduction or Termination of Commitment. The Company may, on any interest payment date commencing March 31, 1995, and upon 30 days' prior written notice to the Bank, permanently reduce or terminate the amount of the Bank's commitment to make loans and issue Letters of Credit hereunder; provided that no such reduction shall reduce the amount of the Bank's commitment to an amount less than the sum of the unpaid principal balance of the Notes plus the LOC Exposure on the date of such reduction; and provided further that in the event of a termination, the Company shall pay to the Bank, on or before the effective date of the termination, the unpaid principal balance of the Notes, all interest accrued thereon, all commitment and other fees and expenses payable by the Company accrued or incurred through the termination date, shall deposit in the Cash Collateral Account the amount of the LOC Exposure as of such date and shall pay to the Bank the Termination Fee described below. Each partial reduction in the Bank's commitment shall be in a minimum amount of $500,000 and in integral multiples of $500,000 above such minimum.

                    The "Termination Fee" shall be an amount determined pursuant to the following schedule:

          Termination Date                   Termination Fee
     Effective Date through June 30, 1995       $150,000
     July 1, 1995 through December 31, 1995      125,000
     January 1, 1996 through March 30, 1996      100,000
     April 1, 1996 through June 30, 1996          75,000
     July 1, 1996 through September 30, 1996      50,000
     Thereafter                                     -0-

               2.6  PECFA Loans.

                    (a)  The Bank agrees to refinance the existing PECFA
Loan made by the Bank to the Company currently evidenced by the Master Draw Note dated October 3, 1994. Such refinancing shall be evidenced by the PECFA
Note in the form of Exhibit B attached hereto. Such PECFA Loan shall mature on the first to occur of (i) October 3, 1995, (ii) the date on which the Wisconsin Department of Industry, Labor and Human Relations, Petroleum Environmental Cleanup Fund Program makes the payment thereunder to reimburse the Company for the costs of removing the underground storage tank formerly located at 1100 Milwaukee Avenue, South Milwaukee, Wisconsin or (iii) the date on which the maturity of the Notes is accelerated pursuant to section 7.2 hereof.

                    (b) The Bank agrees, subject to the terms and conditions of this Agreement, to make a new PECFA Loan to the Company to finance the costs of removing an underground storage tank located at 1205 East Rawson Avenue, South Milwaukee, Wisconsin. Such PECFA Loan shall be in an aggregate amount not exceeding $200,000 and shall be made in multiple advances upon fulfillment of the applicable borrowing conditions set forth in section 4 hereof. Such PECFA Loan shall be evidenced by a PECFA Note in the form of Exhibit B attached hereto with appropriate revisions. Such PECFA Loan shall mature on the first to occur of (i) October 3, 1995, (ii) the date on which the Wisconsin Department of Industry, Labor and Human Relations, Petroleum Environmental Cleanup Fund Program makes the payment thereunder to reimburse the Company for the costs of removing such underground storage tank or (iii) the date on which the maturity of the Notes is accelerated pursuant to section
7.2 hereof.

               2.7  Interest Rate.

                    (a)  The unpaid principal balance of Reference Rate
Loans outstanding from time to time shall bear interest prior to the Revolving Loan Maturity Date at an annual rate equal to the Reference Rate plus 3/4 of 1 percentage point and such rate shall change on each day on which the Reference Rate changes. Accrued interest on Reference Rate Loans shall be due on the first Business Day of each month and on the Revolving Loan Maturity Date. The unpaid principal balance of each Libor Rate Loan shall bear interest during the applicable Interest Period at the corresponding Adjusted Libor Rate. Accrued interest on each Libor Rate Loan shall be due on the last day of its Interest Period.

                    (b) The unpaid principal balance of each PECFA Loan outstanding from time to time shall bear interest prior to maturity at an annual rate equal to the Reference Rate plus 2 percentage points and such rate shall change on each day on which the Reference Rate changes. Accrued interest on PECFA Loans shall be due on March 31, 1995 and on the same day of each third month thereafter and on the date on which such PECFA Loan is repaid in full.

                    (c) Notwithstanding the provisions of section 2.7(a) and (b) above, upon the occurrence and during the continuance of an Event of Default, the unpaid principal balance of each Note shall, upon notice from the Bank to the Company, bear interest at an annual rate equal to the Reference Rate plus 3-3/4 percentage points (the "Default Rate"), payable upon demand. On and after the Revolving Loan Maturity Date, the unpaid principal balance of the Revolving Note and all accrued interest thereon shall bear interest at the Default Rate and shall be payable upon demand. On and after the date on which the principal balance of a PECFA Note becomes due and payable, the unpaid principal balance thereof and all accrued interest shall bear interest at the Default Rate and shall be payable upon demand.

                    (d) Interest shall be calculated for the actual number of days elapsed on the basis of a 360-day year.

               2.8 Letters of Credit. During the period commencing on the Effective Date and ending on the Final Issuance Date, the Bank shall, upon fulfillment of the conditions specified herein, issue Letters of Credit for the account and at the request of the Company. Each Letter of Credit shall be in form and content satisfactory to the Bank and shall have an expiry date no later than December 31, 1997. The Bank shall have no obligations to issue a Letter of Credit if any Default or Event of Default has occurred and is continuing or if the amount available for drawing under the requested Letter of Credit, when added to the outstanding principal balance of the Revolving Note plus the LOC Exposure as of the requested issuance date, would exceed $15,000,000 or would result in a violation of the limitations set forth in section 2.2 and shall have no obligation to issue a Commercial Letter of Credit if, after giving effect thereto, the LOC Exposure under all outstanding Commercial Letters of Credit would exceed $500,000. The obligations of the Company under a Letter of Credit shall be governed by the applicable Letter of Credit Agreement except to the extent the applicable Letter of Credit Agreement is inconsistent with the provisions of this Agreement in which event the provisions of this Agreement shall control. The Company agrees to pay to the Bank, immediately upon receiving notice that the Bank has honored a drawing under a Letter of Credit, an amount equal to the amount so paid by the Bank plus interest at the Default Rate from the date the Bank honored such drawing until the date the resulting Reimbursement Obligation is paid in full. The Bank agrees to provide notice to the Company of a drawing under a Letter of Credit promptly after receipt of such drawing but the failure of the Bank to provide such notice shall not affect the Company's payment obligations hereunder.

               2.9 Letter of Credit Fees. The Company agrees to pay to the Bank, on the issuance date of a Letter of Credit (other than a Commercial Letter of Credit) and on the first Business Day of each month thereafter, a fee equal to (a) in the case of a Tranche A Letter of Credit, 1-1/2% per annum (i.e., 1/8 of 1% for each month) of the LOC Exposure of such Tranche A Letter of Credit as of the payment date, (b) in the case of a Tranche B Letter of Credit, 2-3/4% per annum (i.e., 11/48 of 1% for each month) of the LOC Exposure of such Tranche B Letter of Credit as of the payment date and (c) in the case of a Tranche C Letter of Credit, 1-1/2% per annum (i.e., 1/8 of 1% for each month) until June 30, 1995 and 2-3/4% (i.e., 11/48 of 1% for each month) thereafter. With respect to Letters of Credit outstanding on the Effective Date, the Company shall pay to the Bank on January 3, 1995 any fees or other charges accrued prior to the Effective Date on the basis of such agreements between the Company and the Bank in effect prior to the Effective Date and, for the period from and after the Effective Date, fees determined in accordance with this section.

               Notwithstanding the foregoing, if EBIDTA for the Company's fiscal year ending December 31, 1995 (as shown on the audited financial statements furnished pursuant to section 5.1) exceeds $15,950,000, then the fees set forth in the preceding paragraph shall be reduced by 1/4 of 1% per annum (i.e., 1/48 of 1% for each month), retroactive to January 1, 1996, and the Bank shall credit the retroactive fee reduction against future fees payable under this section.

               The Company also agrees to pay the Bank's customary issuance, amendment and negotiation fees with respect to Letters of Credit including, in the case of a Commercial Letter of Credit, an issuance fee of $100 and a negotiation fee equal to the greater of $75 or 1/4 of 1% of the amount drawn.

               2.10 Payments. All payments of principal and interest on the Notes and of all fees due hereunder shall be made at the office of the Bank in immediately available funds not later than 2 p.m., Milwaukee time, on the date due; funds received after that time shall be deemed to have been received on the next Business Day. Whenever any payment hereunder or under a
Note is stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest or fee then due. The Bank may charge any account of the Company at the Bank for any payment due under any Note, or any fee or expense payable hereunder, on or after the date due.

               2.11 Prepayments. Reference Rate Loans and PECFA Loans may be prepaid in whole or in part at any time without premium or penalty. LIBOR Rate Loans may be prepaid prior to the last day of the applicable Interest Period only if the Company pays to the Bank on the date of any such prepayment an amount determined in accordance with section 2.14(c) plus interest accrued on the amount prepaid through the prepayment date. The Company will give the Bank written notice of any optional prepayment of a LIBOR Rate Loan at least two Business Days prior to the prepayment date and notice of any optional prepayment of Reference Rate Loans or a PECFA Loan not later than 2 p.m., Milwaukee time, on the prepayment date. Such notice shall specify the prepayment date, the Note being prepaid and the amount to be prepaid. Each prepayment of a Reference Rate Loan shall be in a minimum amount of $25,000 and each prepayment of a LIBOR Rate Loan shall be in a minimum amount of $250,000. A PECFA Note may be prepaid in any amount. The amount of such prepayment shall become due and payable by 2:30 p.m., Milwaukee, time on the specified prepayment date.

               2.12 Capital Adequacy. As used in this section, the term "Regulatory Change" means any change enacted or issued after the date of this Agreement of any (or the adoption after the date of this Agreement of any new) federal or state law, regulation, interpretation, direction, policy or guideline, or any court decision, which affects (or, in the case of a court decision would, if the decision were applicable to the Bank, affect) the treatment of any Letter of Credit or any loan or commitment of the Bank hereunder as an asset or other item included for the purpose of calculating the appropriate amount of capital to be maintained by the Bank or any corporation controlling the Bank. If such Regulatory Change has the effect of reducing the rate of return on the Bank's or such corporation's capital as a consequence of the Letters of Credit, loans or commitments of the Bank hereunder to a level below that which the Bank or such corporation could have achieved but for such Regulatory Change (taking into account the Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed in good faith by the Bank to be material, then from time to time following notice by the Bank to the Company of such Regulatory Change, within ten days after demand from the Bank, the Company shall pay to the Bank such additional amount or amounts as will compensate the Bank or such corporation, as the case may be, for such reduction.

               2.13 Yield Protection. If any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of the Bank therewith,

                    (a) subjects the Bank to any tax, duty, charge or withholding on or from payments due from the Company (excluding taxation of the overall net income of the Bank and franchise taxes imposed in lieu of net income taxes and any such tax, duty, charge or withholding in effect as of the date of this Agreement), or changes the basis of taxation of payments to the Bank in respect of a Note and other amounts due it hereunder (excluding taxation of the overall net income of the Bank and franchise taxes imposed in lieu of net income taxes);

                    (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank (other than reserves and assessments taken into account in determining the interest rate applicable to Libor Rate Loans) with respect to a Note; or

                    (c) imposes any other condition the result of which is to increase the cost to the Bank of making, funding or maintaining loans or reduces any amount received by the Bank in connection with loans or requires the Bank to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount reasonably deemed material by the Bank; then, upon demand by the Bank, the Company shall pay the Bank that portion of such increased expense incurred or reduction in an amount received which the Bank reasonably determines is attributable thereto.

               2.14 Additional Libor Rate Loan Provisions.

                    (a) If the Bank determines that the making or maintaining of a Libor Rate Loan would violate any applicable law, rule, regulation or directive, whether or not having the force of law then the obligation of the Bank to make, continue, maintain or convert any Libor Rate Loan shall be suspended until the Bank notifies the Company that the circumstances causing such suspension no longer exist. During any such period, all Libor Rate Loans shall automatically convert into Reference Rate Loans at the end of the applicable Interest Period or sooner if required by law.

                    (b)  If the Bank is unable to determine the Libor
Rate in respect of a requested Interest Period or the Bank is unable to obtain deposits of Dollars in the London interbank market in the applicable amounts and for the requested Interest Period, then, upon notice from the Bank to the Company, the obligation of the Bank to make any Libor Rate Loan, or to convert any Reference Rate Loan into a Libor Loan, shall be suspended until the Bank notifies the Company that the circumstances causing such suspension no longer exist.

                    (c) If the Bank shall incur any loss or expense (including any loss or expense incurred by reason of a liquidation or redeployment of deposits or other funds acquired by the Bank to make, continue or maintain any portion of a Libor Rate Loan or to convert any portion of a Reference Rate Loan into a Libor Rate Loan) as a result of: (i) any conversion or repayment or prepayment of the principal amount of Libor Rate Loan on a date other than the last day of the Interest Period applicable thereto (whether as a result of acceleration, prepayment or otherwise); (ii) any loan not being made as a Libor Rate Loan in accordance with the request therefor; or (iii) any loan not being converted into a Libor Rate Loan, or any Libor Rate Loan not being continued as a Libor Rate Loan, in accordance with the Continuation/Conversion Notice (as hereinafter defined) therefor, then, upon written notice from the Bank to the Company, the Company shall, within five days of its receipt thereof, pay to the Bank such amount as will (in a reasonable determination of the Bank) reimburse the Bank for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Company.

          2.15 Continuation and Conversion Procedure.

               (a) The Company may elect from time to time, subject to the terms and conditions of this Agreement, to convert all or a portion of the outstanding Reference Rate Loans to Libor Rate Loans (in each case, in a minimum amount of $500,000) or to convert all or a portion of a Libor Rate Loan to a Reference Rate Loan.

               (b)  A Reference Rate Loan shall continue as a Reference
Rate Loan unless and until converted to a Libor Rate Loan. At the end of the applicable Interest Period for a Libor Rate Loan, such Libor Rate Loan shall automatically be converted into a Reference Rate Loan unless the Company shall have given the Bank notice in accordance with section 2.15(c) requesting that, at the end of such Interest Period, all or a portion of such Libor Rate Loan be continued as a Libor Rate Loan.

               (c) The Company shall give the Bank irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Reference Rate Loan to a Libor Rate Loan or continuation of a Libor Rate Loan not later than 11 a.m., Milwaukee time, two Business Days prior to the date of the requested conversion or continuation, specifying (i) the requested date (which shall be a Business Day) of such conversion or continuation, (ii) the amount and Type of loan to be converted or continued and (iii) the amount and Type of the loan into which such loan is to be converted or continued, and the duration of the Interest Period applicable thereto. Each such request by the Company shall be irrevocable and shall constitute a certification by the Company that the borrowing conditions specified in sections 4.2(b) and 4.2(c) will be satisfied on the specified conversion or continuation date.

               (d) Notwithstanding anything to the contrary contained in this section, no loan may be converted into or continued as a Libor Rate Loan when any Default or Event of Default has occurred and is continuing.

          3. Representations and Warranties. In order to induce the Bank to make the loans and issue Letters of Credit, the Company represents and warrants to the Bank:

               3.1  Organization; Subsidiaries; Corporate Power.  The
Company is a corporation validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified as a foreign corporation to do business and, upon completion of the actions required under sections 5.14 (c), will be in good standing in every jurisdiction in which the nature of its business or the ownership of its properties requires such qualification and in which the failure to so qualify would materially adversely affect the business operations or financial condition of the Company. Schedule 3.1 contains the name, state or jurisdiction of incorporation or organization and number of authorized and outstanding shares of each class of stock of each Subsidiary and the number thereof owned by the Company. Each Domestic Subsidiary is validly existing and in good standing in the state of its incorporation and each is duly qualified as a foreign corporation and is in good standing in every jurisdiction in which the nature of its business or the ownership of its properties requires such qualification and in which the failure to so qualify would materially adversely affect the business operations or financial condition of such Domestic Subsidiary. The Company and each Domestic Subsidiary has the corporate power to own its properties and carry on its business as currently being conducted.

               3.2 Authorization and Binding Effect. The execution and delivery by the Company of the Loan Documents to which it is a party, and the performance by the Company of its obligations thereunder, are within its corporate power, have been duly authorized by proper corporate action on the part of the Company, are not in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the Certificate of Incorporation or By-Laws of the Company or the terms of any agreement, restriction or undertaking to which the Company is a party or by which it is bound and which is material to the Company and its Subsidiaries taken as a whole, and do not require the approval or consent of the shareholders of the Company, any governmental body, agency or authority or any other person or entity. The Loan Documents to which the Company is a party, when executed and delivered, will constitute the valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or similar laws of general application affecting the enforcement of creditors' rights and except to the extent that general principles of equity might affect the specific enforcement of such Loan Documents.

               3.3 Financial Statements. The Company has furnished to the Bank the consolidated balance sheet of the Company as of December 31, 1993, and related statements of income, retained earnings and cash flows of the Company and its Consolidated Subsidiaries for the year ended on that date, certified by Deloitte & Touche and the consolidated balance sheet of the Company dated October 31, 1994 and related statements of income for the period ended on such date, prepared by the Company. Such financial statements were prepared in accordance with GAAP consistently applied throughout the periods involved, are correct and complete and fairly present the consolidated financial condition of the Company and such Subsidiaries as of such dates and the results of their operations and cash flows for the periods ended on such dates, subject, in the case of the interim statements, to normal year-end adjustments. There has been no material adverse change in the condition or prospects of the Company or its Consolidated Subsidiaries, financial or otherwise, since the date of the most recent financial statement furnished to the Bank.

               3.4  Litigation.  Except for the matters described on
Schedule 3.4, there is no litigation or administrative proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or the properties of the Company or any Domestic Subsidiary which if determined adversely would have a material adverse effect upon the business, financial condition or properties of the Company and its Domestic Subsidiaries taken as a whole.

               3.5 Restricted Payments. Except for the transactions to occur on the effective date of the Plan of Reorganization, the Company has not, since the date of the most recent financial statements referred to in section 3.3, made any Restricted Payments.

               3.6 Indebtedness; No Default. Neither the Company nor any Domestic Subsidiary has any outstanding Indebtedness for borrowed money, except those permitted under sections 6.2. On and after the Closing Date there exists no default nor has any act or omission occurred which, with the giving of notice or the passage of time, would constitute a default under the provisions of (a) any instrument evidencing such Indebtedness or any agreement relating thereto or (b) any other agreement or instrument to which the Company or any Domestic Subsidiary is a party and which is material to the financial condition, business operations or prospects of the Company or any Domestic Subsidiary.

               3.7 Ownership of Properties; Liens and Encumbrances. The Company and each Domestic Subsidiary owns and has the right to use in its business all property, real and personal, reflected on the most recent financial statement of the Company furnished to the Bank, and all property purported to have been acquired since the date of such financial statement, except property sold or otherwise disposed of in the ordinary course of business subsequent to such date; and all such property is free of any lien, security interest, mortgage, encumbrance or charge of any kind or any agreement not to grant a security interest, mortgage or lien, except Permitted Liens. All owned and leased buildings and equipment of the Company and each Domestic Subsidiary are in good condition, repair and working order and, to the Company's knowledge, conform to all applicable laws, ordinances and regulations.

               3.8 Tax Returns Filed. Except for the matters described in Schedule 3.8 attached hereto, (a) the Company and each Domestic Subsidiary has filed when due all federal and state income and other tax returns which are required to be filed, (b) the Company has paid or made provision for all taxes shown on said returns and on all assessments received by it to the extent that such taxes have become due except any such taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been established and (c) the Company has no knowledge of any liabilities which may be asserted against it or any Domestic Subsidiary upon audit of its federal or state tax returns and which is reasonably likely to have a material adverse effect on the financial condition of the Company and its Subsidiaries taken as a whole.

               3.9 Margin Stock. The Company will not use, directly or indirectly, any part of the proceeds of any Note for the purpose of purchasing or carrying, or to extend credit to others for the purpose of purchasing or carrying, any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any amendments thereto. Neither the Company nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock.

               3.10 Investment Company. The Company is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               3.11 ERISA Liabilities. The Company has no knowledge of the occurrence of any event with respect to any Plan which could result in a liability of the Company or any Domestic Subsidiary or any member of a Controlled Group to any Plan, the Internal Revenue Service or to the Pension Benefit Guaranty Corporation other than the payment of contributions in the normal course or premiums (but not a late payment charge) pursuant to section 4007 of ERISA. With respect to each Plan there is no (a) accumulated funding deficiency within the meaning of section 412(a) of the Code; (b) nondeductible contribution to any Plan within the meaning of section 4972 of the Code;
(c) excess contribution within the meaning of section 4979(c) of the Code which would result in tax under section 4979(a) of the Code; (d) prohibited transaction within the meaning of ERISA section 406 which is not exempt under ERISA section 408; (e) failure to make required contributions to any Multiemployer Plan; or (f) withdrawal or partial withdrawal from any Multiemployer Plan within the meaning of ERISA sections 4203 and 4205.

               3.12 No Burdensome Agreements. Neither the Company nor any Domestic Subsidiary is a party to or is bound by any agreement, instrument or undertaking, or subject to any other restriction (a) which materially adversely affects or is reasonably likely to affect the property, financial condition or business operations of the Company or any Domestic Subsidiary, or
(b) under or pursuant to which the Company or any Domestic Subsidiary is or will be required to place (or under which any other person may place) a lien (other than a Permitted Lien) upon any of its properties securing Indebtedness either upon demand or upon the happening of a condition, with or without such demand.

               3.13 Trademarks, Etc. The Company and each Domestic Subsidiary possess adequate trademarks, trade names, copyrights, patents, permits, service marks and licenses, or rights thereto, for the present and planned future conduct of their respective businesses substantially as now conducted, without any known conflict with the rights of others which is reasonably likely to have a material adverse effect on the Company and its Domestic Subsidiaries taken as a whole.

               3.14 Environmental Conditions. Except for the matters listed on Schedule 3.14, there are no conditions existing currently or, to the knowledge of the Company, reasonably likely to exist during the term of this Agreement which would subject the Company or any Domestic Subsidiary to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws or which require or are likely to require cleanup, removal, remedial action or other response pursuant to Environmental Laws by the Company or any Domestic Subsidiary and the result of which would have a material adverse effect upon the financial condition or operations of the Company and its Subsidiaries taken as a whole.

               3.15 Environmental Judgments, Decrees and Orders. Except for the matters listed on Schedule 3.15, neither the Company nor any Domestic Subsidiary is subject to any judgment, decree, order or citation related to or arising out of Environmental Laws or has been named as a potentially responsible party by a governmental body or agency in a matter arising under any Environmental Laws.

               3.16 Environmental Permits and Licenses. The Company and each Domestic Subsidiary has all permits, licenses and approvals required under Environmental Laws.

               3.17 Accuracy of Information. All information furnished by the Company to the Bank is true, correct and complete in all material respects as of the date furnished and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading.

          4. Conditions for Borrowing. The Bank's obligation to make any loan or issue a Letter of Credit is subject to the satisfaction, on or before the following Borrowing Dates, of the following conditions:

               4.1 On or Before the Effective Date. The Bank shall have received the following, all in form, detail and content satisfactory to the
Bank:

                    (a) Notes. The Revolving Note and the PECFA Note referred to in section 2.6(a), duly executed by the Company.

                    (b)  Bank Security Documents.

                         (i)  a security agreement, granting the Bank a
security interest in substantially all of the personal property of the Company;

                         (ii) all financing statements required to
perfect the security interests granted to the Bank by the Company; and

                         (iii)     a collateral pledge agreement granting the
Bank a security interest in all outstanding stock of the Domestic
Subsidiaries, in 65% of the outstanding stock of the Foreign Subsidiaries and in all Cash Collateral from time to time provided to the Bank.

                         Each of the Bank Security Documents shall be
duly executed by the Company.

                    (c) Letter of Credit Agreements. The Letter of Credit Agreements, duly executed by the Company.

                    (d) Good Standing Certificates . Certificates of good standing and status with respect to the Company, issued as of a recent date by the Secretary of State of the States of Delaware, Wisconsin, Arizona and Wyoming.

                    (e) Closing Certificate. Copies, certified by the Secretary of the Company to be true and correct and in full force and effect on the Effective Date, of (i) the Certificate of Incorporation of the Company (including all amendments thereto necessary to effectuate the Plan of Reorganization), (ii) the By-Laws of the Company; (iii) resolutions of the Board of Directors of the Company authorizing the issuance, execution and delivery of the Loan Documents to which the Company is a party; and (iv) a statement containing the names and titles of the officer or officers of the Company authorized to sign such Loan Documents, together with true signatures of such officers.

                    (f) Personal Property Searches. Searches of the appropriate public offices demonstrating that no security interest, tax lien, judgment lien or other charge or encumbrance is of record affecting the Company or its properties except those which are acceptable to the Bank.

                    (g) No Default Certificate. The representations and warranties contained in section 3 hereof and in the other Loan Documents shall be true and correct on and as of the Effective Date; there shall exist on the Effective Date no Default or Event of Default, and the Bank shall have received a certificate to those effects, signed by the President or a Vice President of the Company.

                    (h)  Opinion of Counsel.  Opinions from Milbank,
Tweed, Hadley & McCloy, counsel to the Company, and David M. Goelzer, General Counsel of the Company in the form of Exhibit D attached hereto.

                    (i) Bankruptcy Matters. The Order confirming the Plan of Reorganization being a final, non-appealable order and the implementation of all of the terms of the Plan of Reorganization.

                    (j) Collateral Agent Security Agreement. A copy, certified to be true, complete and in full force and effect of the Security Agreement from the Company to the Collateral Agent.

                    (k)  Intercreditor Agreement.  A copy of the
Intercreditor Agreement between the Collateral Agent and the Bank, duly executed by the Collateral Agent and acknowledged by the Company (the "Intercreditor Agreement").

                    (l) Proceedings Satisfactory. Such other documents as the Bank may reasonably request; and all proceedings taken in connection with the transactions contemplated by this Agreement, and all instruments, authorizations and other documents applicable thereto, shall be satisfactory to the Bank.

               4.2  On or Before Each Subsequent Borrowing Date:

                    (a) Borrowing Procedure. The Company shall have complied with the borrowing procedure specified in section 2.3.

                    (b)  Representations and Warranties True and Correct.
The representations and warranties contained in section 3 hereof and in the other Loan Documents shall be true and correct on and as of the relevant Borrowing Date except (i) that the representations and warranties contained in section 3.3 shall apply to the most recent financial statements delivered pursuant to sections 5.1 and 5.2 and (ii) for changes contemplated or permitted by this Agreement.

                    (c) No Default. There shall exist on that Borrowing Date no Default or Event of Default.

                    (d)  Letter of Credit.  If the Bank has been
requested to issue a Letter of Credit, the Bank shall have received an application therefor duly executed by the Company and the fee payable with respect thereto as set forth in section 2.9 hereof.

                    (e) PECFA Loan. If the Bank has been requested to make the PECFA Loan referred to in section 2.6(b), the Bank shall have received the PECFA Note and the PECFA Proceeds Assignment, duly executed by the Company.

                    (f) Proceedings and Documentation. The Bank shall have received such instruments and other documents as it may reasonably request in connection with the making of such loan, and all such instruments and documents shall be in form and content satisfactory to the Bank.

          5. Affirmative Covenants. The Company covenants that it will, until the Bank's commitment to extend credit hereunder has terminated or expired, all Letters of Credit have expired and the Notes, the Reimbursement Obligations and all fees and expenses payable hereunder have been paid in full:

               5.1 Annual Financial Statements. Furnish to the Bank within 90 days after the end of each fiscal year of the Company a balance sheet of the Company as of the close of such fiscal year and related statements of income, retained earnings and cash flows for such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail and satisfactory in scope to the Bank, prepared in accordance with GAAP applied on a consistent basis, certified by a firm of independent certified public accountants selected by the Company and satisfactory to the Bank. All such financial statements, and the financial statements described in section 5.2, shall be furnished in consolidated and consolidating form for the Company and all Consolidated Subsidiaries which it may at the time have.

               5.2 Interim Financial Statements. Furnish to the Bank within 45 days after the end of each quarter of each fiscal year of the Company (a) a balance sheet of the Company as of the end of each such period and related statements of income, retained earnings and cash flows for the period from the beginning of the fiscal year to the end of such quarter, prepared in the manner set forth in section 5.1 hereof for the annual statements certified, subject to audit and normal year-end adjustments, by an authorized financial officer of the Company, (b) a computation showing whether the Company is in compliance with the financial covenant contained in section 6.10, (c) a statement, in such detail as the Bank may reasonably request, of the Guaranties of the Company of obligations of Domestic Subsidiaries and Foreign Subsidiaries and (d) the certificate of an authorized financial officer to the effect that there exists no Default or Event of Default or, if any Default or Event of Default exists, specifying the nature thereof, the period of existence thereof and what action the Company proposes to take with respect thereto.

               5.3 Audit Reports. Furnish to the Bank, promptly following a request by the Bank, copies of all management letters and detailed audit reports submitted to the Company by independent certified public accountants.

               5.4 Other Financial Information. Furnish to the Bank, as soon as available, copies of all reports generally provided to the shareholders of the Company, copies of all reports filed with the Securities and Exchange Commission and such other financial information as the Bank may from time to time reasonably request and furnish to the Bank, without request, within 20 days after the end of each month, a statement specifying the Gross Domestic Accounts Receivable and the Gross Domestic Finished Goods Inventory as of the last day of such month.

               5.5  Books and Records.

                    (a) Keep and cause each Domestic Subsidiary to keep proper, complete and accurate books of record and account; and

                    (b) permit any representatives of the Bank to visit and inspect any of the properties and examine and copy any of the books and records of the Company or any Domestic Subsidiary at any reasonable time and as often as may reasonably be desired.

               5.6  Insurance.  Maintain and cause each Domestic
Subsidiary to maintain insurance coverage as may be required by law or the Bank Security Documents but in any event not less than insurance coverage, in the forms, amounts and with companies, which would be carried by prudent management in connection with similar properties and businesses. Without limiting the foregoing, the Company will and will cause each Domestic Subsidiary to (a) keep all its physical property insured against fire and extended coverage risks in amounts and with deductibles at least equal to those generally maintained by businesses engaged in similar activities in similar geographic areas; (b) maintain all such worker's compensation and similar insurance as may be required by law; and (c) maintain, in amounts and with deductibles at least equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the properties of the Company or such Domestic Subsidiary, business interruption insurance and product liability insurance.

               5.7 Condition of Property. Keep and cause each Domestic Subsidiary to keep its properties (whether owned or leased) which are material to its operations in good condition, repair and working order.

               5.8 Payment of Taxes. Pay and discharge, and cause each Domestic Subsidiary to pay and discharge, all lawful taxes, assessments and governmental charges upon it or against its properties prior to the date on which penalties are attached thereto, unless and to the extent only that the same shall be contested in good faith and by appropriate proceedings by the Company or the appropriate Domestic Subsidiary and appropriate reserves with respect thereto are established and maintained in accordance with GAAP. The obligations of the Company under this section are subject to the period granted the Company under section 5.14(c) for the Company to pay the taxes, assessments and governmental charges which the Company has not paid due to the pendency of the Case.

               5.9 Compliance with Law. Do and, except as permitted under section 6.4, cause each Domestic Subsidiary to do all things necessary to (a) maintain its corporate existence in good standing in its state of incorporation and maintain its qualification as a foreign corporation in any other state where the ownership of property or the conduct of business make qualification necessary and where the failure to so qualify would have a material adverse effect upon its business, operations or financial condition,
(b) preserve and keep in full force and effect its rights and franchises necessary to continue its business and (c) comply with all applicable laws, rules, regulations, ordinances, writs, judgments, injunctions, decrees and awards to which it may be subject including all applicable Environmental Laws, except those to the extent the failure to so comply is not reasonably likely to have a material adverse effect upon the Company and its Domestic Subsidiaries taken as a whole and those being contested in good faith and involving no possibility of criminal liability. The obligations of the Company under section 5.9(a) above are subject to the period granted the Company under section 5.14(c) to reestablish its good standing status in those jurisdictions in which the Company is not, as of the Effective Date, in good standing.

               5.10 ERISA. Comply and cause each Domestic Subsidiary to comply with all applicable requirements of ERISA for each Plan and furnish to the Bank, as soon as possible and in any event within 30 days after the Company shall have obtained knowledge that a Reportable Event has occurred with respect to any Plan, a certificate of an officer of the Company setting forth the details as to such Reportable Event and the action which the Company proposes to take with respect thereto, and a copy of each notice of a Reportable Event sent to the Pension Benefit Guaranty Corporation by the Company and, with respect to a Multiemployer Plan, furnish to the Bank as soon as possible after the Company receives notice or obtains knowledge that the Company or any member of the Controlled Group may be subject to withdrawal liability, or required to post a bond to avoid such liability, to a Multiemployer Plan, a certificate of an officer of the Company setting forth the details as to such event and the actions which the Company plans to take with respect thereto.

               5.11 Compliance with Other Loan Documents. Timely comply with all of its obligations under the other Loan Documents.

               5.12 Borrowing Base Certificates. Furnish to the Bank, upon request by the Bank and, in the absence of a request within 30 days after the end of each month with respect to which the Company is required to submit a borrowing base certificate to the Bank pursuant to section 2.2(a)(i), a borrowing base certificate in the form of Exhibit C attached hereto as of the end of that month or the date of the request by the Bank.

               5.13 Notice of Default or Claimed Default.  Furnish to the
Bank (a) immediately upon becoming aware of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;
(b) immediately upon becoming aware that the holder of any other Indebtedness for borrowed money issued or assumed by the Company or any Domestic Subsidiary, or the lessor under any lease as to which the Company or any Domestic Subsidiary is the lessee, has given notice or has taken any action with respect to a claimed default thereunder, or under any agreement under which any such Indebtedness was issued or secured, a written notice specifying the notice given or action taken, the nature of the claimed default and what action the Company is taking or proposes to take with respect thereto;
(c) immediately upon receipt, copies of any correspondence, notice, pleading, citation, indictment, complaint, order, decree or other document from any source asserting or alleging a circumstance or condition which requires or may require a financial contribution by the Company or a cleanup, removal, remedial action or other response by or on the part of the Company or any Domestic Subsidiary under Environmental Laws or which seeks damages or civil, criminal or punitive penalties from the Company or any Domestic Subsidiary for an alleged violation of Environmental Laws; (d) written notice of any condition or event which would make any warranty contained in section 3 inaccurate, as soon as the Company becomes aware of such condition or event; and (e) immediately upon becoming aware that a default has occurred under that certain Master Equipment Lease between Cargill Leasing Corporation and LTV Steel Company, a notice describing such default together with such other relevant information as is in the possession of the Company.

               5.14.     Post-Effective Date Deliveries.

                    (a) Furnish to the Bank, within 60 days following the Effective Date, (i) such information and documents as the Bank may request in order to perfect the Bank's security interest in the patents, copyrights and trademarks owned by the Company and (ii) certificates representing 100% of the issued and outstanding stock of the Domestic Subsidiaries and 65% of the issued and outstanding stock of the Foreign Subsidiaries, together with blank stock powers for each such stock certificate;

                    (b) Furnish to the Bank, within 60 days following the Effective Date, an orderly liquidation value appraisal of the Company's machinery and equipment located at the Company's South Milwaukee, Wisconsin facility, prepared by an appraiser using methodology reasonably acceptable to the Bank; and

                    (c) Promptly following the Effective Date, (i) commence and diligently pursue such actions as are necessary to become in good standing in all jurisdictions in which the Company is qualified to transact business as a foreign corporation and (ii) pay such franchise, property and other taxes, and any similar governmental charges and assessments, which the Company has not paid due to the pendency of the Case.

          6. Negative Covenants. The Company covenants that, without the prior written consent of the Bank, it will not, and will not permit any Domestic Subsidiary to, until the Bank's commitment to extend credit hereunder has terminated or expired, all Letters of Credit have expired and the Notes, the Reimbursement Obligations and all fees and expenses payable hereunder have been paid in full:

               6.1  Restricted Payments.  Make any Restricted Payments.

               6.2 Limitations on Indebtedness. Create, incur, assume or permit to exist any Indebtedness for borrowed money except (a) Indebtedness owed to the Bank; (b) Indebtedness secured by Permitted Liens;
(c) Subordinated Debt; and (d) Indebtedness created by customer advance payments.

               6.3 Limitations on Liens and Encumbrances. Create, assume or permit to exist any mortgage, security interest, lien or charge of any kind, including any restriction against mortgages, security interests, liens or charges, upon any of its property or assets, whether now owned or hereafter acquired, except Permitted Liens and, subject to the requirements of section 5.14(c), liens arising from the nonpayment of franchise, property or other taxes, and similar governmental charges and assessments, due to the pendency of the Case.

               6.4 Limitations on Mergers, Etc. Merge or consolidate with or into any other corporation or entity (other than such mergers as are contemplated by the Plan of Reorganization) or sell, lease, transfer or otherwise dispose of in a single transaction or a series of transactions, all or a substantial part of its assets (other than sales made in the ordinary course of business), except that any Subsidiary may merge into, or transfer all or a substantial part of its assets to the Company or to a Subsidiary wholly owned by the Company.

               6.5 Limitations on Acquisitions, Advances and Investments. Acquire any other business or partnership or joint venture interest or make any loans, advances or extensions of credit to, or any investments in, any person or entity except (a) the purchase of United States government bonds and obligations; (b) extensions of credit to customers in the usual course of business of the Company or any Subsidiary; (c) the purchase of bank certificates of deposit and prime rated commercial paper having a maturity not exceeding one year; (d) investments of the Company in and loans and advances to existing, wholly owned Subsidiaries of the Company and loans and advances by any Subsidiary to the Company or to another Subsidiary (provided, however, that the Company may not contribute any property or assets to a Subsidiary if, after giving effect thereto, Gross Domestic Accounts Receivable are less than the Gross Domestic Accounts Receivable Floor or Gross Domestic Finished Goods Inventory is less than the Gross Domestic Finished Goods Inventory Floor);
(e) deposits in deposit accounts at banks; (f) investments in bank repurchase agreements; (g) loans and advances to employees and agents in the ordinary course of business for travel and entertainment expenses and similar items;
(h) advance payments to suppliers in an aggregate amount not exceeding $1,500,000 and (i) existing loans, advances, extensions of credit and investments described in Schedule 6.5 attached hereto.

               6.6 Lines of Business. Engage or permit any Subsidiary to engage in any business other than those in which it is now engaged and any business directly related thereto.

               6.7 Sales of Receivables. Discount or sell with recourse, or sell for less than the face amount thereof, any of its notes or accounts receivable if, after giving effect thereto, Gross Domestic Accounts Receivable are less than the Gross Domestic Accounts Receivable Floor.

               6.8 Sales of Subsidiaries. Sell or otherwise dispose of any stock, or securities convertible into stock, of any Subsidiary except to the Company or to a Subsidiary wholly owned by the Company.

               6.9 Sale and Leaseback. Sell or transfer any fixed assets and then or thereafter rent or lease as lessee any such assets.

               6.10 Debt Service Coverage Ratio. Permit the Debt Service Coverage Ratio to be less than 1.75:1 as of the last day of any fiscal quarter of the Company.

               6.11 Secured Notes. (a) Make a cash interest payment on the Secured Notes prior to January 1, 1996 or, thereafter, make any such cash interest payment unless the Debt Service Coverage Ratio (including, for purposes of this subsection, all interest expense for the 12-month period preceding the date of determination with interest expense on the Senior Notes computed at the rate of 10.5% per annum, in the denominator of the Debt Service Coverage Ratio) as of the two most recently completed fiscal quarters of the Company was greater than 1.75:1; (b) make any principal prepayments of the Secured Notes unless (i) the Debt Service Coverage Ratio (including, for purposes of this subsection, the proposed principal prepayment in the denominator of the Debt Service Coverage Ratio) as of the most recently completed fiscal quarter of the Company was greater than 1.25:1 and (ii) the amount of such principal prepayment is not less than $5,000,000; (c) consent to amendment of or modification to the Secured Notes or any document under which the Secured Notes are issued or secured other than an amendment reducing the interest rate of the Secured Notes or extending the date on which the Secured Notes became due and payable; or (d) make any payment or take any other action which is prohibited by the Intercreditor Agreement.

               6.12 Transactions with Affiliates. Enter into or be a party to any transaction with any Affiliate (a) except as otherwise provided herein, (b) the sale or purchase of goods or provision or receipt of services to or from a Subsidiary in the ordinary course of business which is in the best interest of the Company and its Subsidiaries taken as a whole or (c) in the ordinary course of business and upon fair and reasonable terms which are no less favorable than a comparable arm's length transaction with an entity which is not an Affiliate.

          7.   Event of Default; Remedies.

               7.1 Events of Default. The occurrence of any of the following shall constitute an Event of Default:

                    (a) Failure to Pay. The Company fails to pay (i) principal on a Note when the same becomes due and payable, whether at a stated payment date, or a date fixed by the Company for prepayment or by acceleration, (ii) any Reimbursement Obligation on the date the Bank honors a draft presented under a Letter of Credit or (iii) interest on a Note or any other obligation of the Company to the Bank hereunder, or any fee payable hereunder, when the same becomes payable and such failure to timely pay interest or fees continues uncured for a period of five days; or

                    (b) Falsity of Representations and Warranties. Any representation or warranty made in any Loan Document is false in any material respect on the date as of which made or as of which the same is to be effective; or

                    (c) Breach of Covenants. The Company fails to comply with any term, covenant or agreement contained in section 5 or 6 hereof and, in the case of a failure to comply with the provisions of sections 5.3, 5.4,5.5(a), 5.7, 5.9 or 5.10, such failure continues for a period of 30 days after written notice to the Company from the Bank; or

                    (d) Breach of Other Provisions. The Company fails to comply with any other agreement contained herein and such default continues for a period of 30 days after written notice to the Company from the Bank; or

                    (e) Default Under Other Agreements. The Company or any Domestic Subsidiary fails to pay when due any other Indebtedness for borrowed money having an outstanding principal balance of greater than $1,000,000 issued or assumed by the Company or such Domestic Subsidiary or fails to comply with the terms of any agreement under which such Indebtedness was created and such default continues beyond the period of grace, if any, therein provided and such default is not waived by the holder of such Indebtedness; or

                    (f) Entry of Final Judgments. A final judgment is entered against the Company or any Domestic Subsidiary which, together with all unsatisfied final judgments entered against the Company and all Domestic Subsidiaries, exceeds the sum of $100,000, and such judgment shall remain unsatisfied or unstayed for a period of 60 days after the entry thereof; or

                    (g) ERISA Liability. Any event in relation to any Plan which the Bank determines in good faith could result in any of the occurrences set forth in section 3.11 above; or

                    (h) Default Under Other Loan Documents. An "Event of Default" (as defined therein) shall occur under any other Loan Document or the party to any other Loan Document fails to timely comply with any term, covenant or agreement contained therein; or

                    (i)  Insolvency, Failure to Pay Debts or
Appointment of Receiver, Etc. The Company or any Domestic Subsidiary becomes insolvent or the subject of state insolvency proceedings, fails generally to pay its debts as they become due or makes an assignment for the benefit of creditors; or a receiver, trustee, custodian or other similar official is appointed for, or takes possession of any substantial part of the property of, the Company or any Domestic Subsidiary; or

                    (j)  Subject of United States Bankruptcy Proceedings.
The taking of corporate action by the Company or any Domestic Subsidiary to authorize such organization to become the subject of proceedings under the United States Bankruptcy Code; or the execution by the Company or any Domestic Subsidiary of a petition to become a debtor under the United States Bankruptcy Code; or the filing of an involuntary petition against the Company or any Domestic Subsidiary under the United States Bankruptcy Code which remains undismissed for a period of 60 days; or the entry of an order for relief under the United States Bankruptcy Code against the Company or any Domestic Subsidiary.

          7.2 Remedies. Upon the occurrence of an Event of Default, the obligation of the Bank to make loans and issue Letters of Credit hereunder shall terminate and (a) as to an Event of Default described in sections 7.1(a) through 7.1(i), inclusive, the holder of a Note may, at its option and without notice, declare a Note to be, and a Note shall thereupon become, immediately due and payable, together with accrued interest thereon, and (b) as to an Event of Default described in section 7.1(j), the Note shall, without action on the part of any holder or any notice or demand, become automatically due and payable, together with accrued interest thereon. Presentment, demand, protest and notice of acceleration, nonpayment and dishonor are hereby expressly waived.

          Upon the occurrence of an Event of Default, the Company shall, upon the Bank's demand, deliver to the Bank cash or other cash-equivalent satisfactory to the Bank having a value equal to the LOC Exposure. All such collateral shall be held by the Bank in a separate account (the "Cash Collateral Account") and retained by the Bank as security for the payment of the Reimbursement Obligations and the other obligations of the Company to the Bank under the Loan Documents. Amounts on deposit in the Cash Collateral Account shall be invested in certificates of deposit issued by the Bank having principal amounts and maturities selected by the Company and reasonably acceptable to the Bank. The Bank may apply monies on deposit in the Cash Collateral Account to the Reimbursement Obligations upon their creation or to the payment of other obligations of the Company to the Bank when and as such other obligations become due and payable. At such time as the Credit Agreement and all Letters of Credit have expired and all obligations of the Company to the Bank have been paid in full, any amount remaining in the Cash Collateral Account shall, subject to the provisions of the Intercreditor Agreement, be turned over to the Company.

          8.   Miscellaneous.

               8.1 Survival of Representations and Warranties. The representations and warranties contained in section 3 hereof and in the other Loan Documents shall survive closing and execution and delivery of the Notes.

               8.2 Indemnification. The Company agrees to defend, indemnify and hold harmless the Bank, its directors, officers, employees and agents from and against any and all loss, cost, expense or liability (including reasonable attorneys' fees) incurred in connection with any and all claims or proceedings (whether brought by a private party or governmental agency) as a result of, or arising out of or relating to:

                    (a) bodily injury, property damage, abatement or remediation, environmental damage or impairment or any other injury or damage resulting from or relating to any hazardous or toxic substance or contaminated material (as determined under Environmental Laws) located on or migrating into, from or through property previously, now or hereafter owned or occupied by the Company, which the Bank may incur due to the making of the loans provided for in section 2, the exercise of any of its rights under the Bank Security Documents, or otherwise;

                    (b) any transaction financed or to be financed, in whole or in part, directly or indirectly, with the proceeds of any loan made by the Bank to the Company or the issuance of a Letter of Credit;

                    (c) the implementation of the provisions of the Plan of Reorganization; or

                    (d) the entering into, performance of or exercise of its rights under any Loan Document by the Bank.

                    This indemnity shall not apply if the loss sustained by the Bank was attributable solely to the gross negligence or willful misconduct by the Bank. This indemnity will survive foreclosure of any security interest and the repayment of the Note and the Reimbursement Obligations and the discharge and release of any Bank Security Documents.

               8.3 Expenses. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay on demand
(a) all out-of-pocket expenses incurred by the Bank in connection with the negotiation, execution, administration, amendment or enforcement of any Loan Document including the reasonable fees and expenses of the Bank's counsel,
(b) any taxes (including any interest and penalties relating thereto) payable by the Bank (other than taxes based upon the Bank's net income) on or with respect to the transactions contemplated by this Agreement (the Company hereby agreeing to indemnify the Bank with respect thereto) and (c) all out-of-pocket expenses, including the reasonable fees and expenses of the Bank's counsel, incurred by the Bank in connection with any litigation, proceeding or dispute in any way related to the Bank's relationship with the Company, whether arising hereunder or otherwise. The obligations of the Company under this section will survive payment of the Note.

               8.4 Notices. Except as otherwise provided in section 2.3, all notices provided for herein shall be in writing and shall be
(a) delivered; (b) sent by express or first class mail; or (c) sent by facsimile transmission and confirmed in writing provided to the recipient in a manner described in (a) or (b), and, if to the Bank, addressed to it at 111 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attn: Corporate Loan Group, Metropolitan Department III, Facsimile No. 414-765-2176 and if to the Company, addressed to it at 1100 Milwaukee Avenue, P.O. Box 500, South Milwaukee, Wisconsin 53172, Attn: Norbert J. Verville, Facsimile No. 414-768-5060, or to such other address with respect to either party as such party shall notify the other in writing; such notices shall be deemed given when delivered, mailed or so transmitted.

               8.5 Setoff. As security for payment of the Notes and all other obligations of the Company to the Bank the Company grants to the Bank a security interest in and lien on any credit balance or other money now or hereafter owed the Company by the Bank. In addition, the Company agrees that the Bank may, at any time after the occurrence of an Event of Default, without prior notice or demand, set off against any such credit balance or other money all or any part of the unpaid balance of the Note or any other obligation of the Company to the Bank.

               8.6 Participations. The Company agrees that the Bank may, at its option, sell to another financial institution or institutions interests in a Note and/or risk participations in a Letter of Credit and, in connection with each such sale, and thereafter, disclose to the purchaser or prospective purchaser of each such interest financial and other information concerning the Company. The Company agrees that if amounts outstanding under this Agreement or a Note are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each such purchaser shall be deemed to have, to the extent permitted by applicable law, the right of setoff in respect of its participating interest in amounts owing under this Agreement and such Note to the same extent as if the amount of its participating interest were owed directly to it. The Company further agrees that each such purchaser shall be entitled to the benefits of section 2.12 with respect to its participation in the Bank's obligation to make loans and issue Letters of Credit; provided that no such purchaser shall be entitled to receive any greater amount pursuant to that section than the Bank would have been entitled to receive if no such sale had occurred.

               8.7 Titles. The titles of sections in this Agreement are for convenience only and do not limit or construe the meaning of any section.

               8.8  Parties Bound; Waiver.  The provisions of this
Agreement shall inure to the benefit of and be binding upon any successor of any of the parties hereto and shall extend and be available to any holder of a Note; provided that the Company's rights under this Agreement are not assignable. No delay on the part of any holder of a Note in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege hereunder shall preclude other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein specified are cumulative and not exclusive of any rights or remedies which the holder of a Note would otherwise have.

               8.9 Governing Law. This Agreement is being delivered in and shall be deemed to be a contract governed by the laws of the State of Wisconsin and shall be interpreted and enforced in accordance with the laws of that state without regard to the principles of conflicts of laws.

               8.10 Submission to Jurisdiction; Service of Process. To induce the Bank to enter into this Agreement:

               (a) THE COMPANY AGREES THAT ALL ACTIONS OR PROCEEDINGS IN ANY MANNER RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY BE BROUGHT ONLY IN COURTS OF THE STATE OF WISCONSIN LOCATED IN MILWAUKEE COUNTY OR THE FEDERAL COURT FOR THE EASTERN DISTRICT OF WISCONSIN AND THE COMPANY CONSENTS TO THE JURISDICTION OF SUCH COURTS. THE COMPANY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH COURT AND ANY RIGHT IT MAY HAVE NOW OR HEREAFTER HAVE TO CLAIM THAT ANY SUCH ACTION OR PROCEEDING IS IN AN INCONVENIENT COURT; and

               (b) The Company consents to the service of process in any such action or proceeding by certified mail sent to the address specified in section 8.4.

               Nothing contained herein shall affect the right of the Bank to serve process in any other manner permitted by law or to commence an action or proceeding in any other jurisdiction.

               8.11 Waiver of Jury Trial. THE COMPANY AND THE BANK HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THE RIGHT EACH OF THEM MAY HAVE TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM BASED ON OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ANY OTHER ACTION OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO ENTER INTO THIS AGREEMENT.

               8.12 Limitation of Liability. THE COMPANY AND THE BANK HEREBY WAIVE ANY RIGHT EITHER OF THEM MAY HAVE TO CLAIM OR RECOVER FROM THE OTHER PARTY ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES, OF WHATEVER NATURE, OTHER THAN ACTUAL DAMAGES.

               8.13 Reaffirmation. The Company reaffirms its obligations under the PECFA Proceeds Assignment relating to the PECFA Loan described in section 2.6(a) and under the Assignment of Remarketing Agreement dated August 20, 1992 from the Company to the Bank and agrees that the references therein to the Credit Agreement shall, from and after the Effective Date, be deemed to refer to this Agreement.

               8.14 Entire Agreement. This Agreement and the other Loan Documents shall constitute the entire agreement of the parties pertaining to the subject matter hereof and supersede all prior or contemporaneous agreements and understandings of the parties in connection therewith.

                              BANK ONE, MILWAUKEE,
                              NATIONAL ASSOCIATION

                              BY /s/ William E. Shaw
                                 Its Vice President


                              BUCYRUS-ERIE COMPANY

                              BY /s/ N. J. Verville
                                 Its Vice President

                                                  EXHIBIT 10.2
                                                      FORM 8-K
                                                  DECEMBER 14, 1994

                            SECURITY AGREEMENT


          THIS SECURITY AGREEMENT, dated as of December 14, 1994 is from BUCYRUS-ERIE COMPANY, a Delaware corporation (the "Company"), to BANK ONE, MILWAUKEE, NATIONAL ASSOCIATION (the "Secured Party").

                                 RECITALS

          The Company acknowledges the following:

          A. Pursuant to a Credit Agreement dated as of December 14, 1994 (as amended, supplemented or restated from time to time, the "Credit Agreement") between the Secured Party and the Company, the Secured Party has agreed to make loans or otherwise extend credit to the Company.

          B. The Secured Party requires, as a condition of extending credit under the Credit Agreement, that the Company execute and deliver this Agreement.

                                AGREEMENTS

          In consideration of the Secured Party's agreement to extend credit to the Company pursuant to the Credit Agreement, the Company agrees as follows:

          1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings assigned in the Credit Agreement. As used herein, the following terms have the following meanings:

               "Accounts" means all amounts owed to the Company as payment for goods sold or services rendered.

               "Chattel Paper" means a writing or a series of writings which evidence both a monetary obligation owed to the Company and a security interest in or lease of specific goods.

               "Collateral" means all of the Company's right, title and interest in and to the following, whether now owned and existing or hereafter created or acquired, wherever located, together with all additions and accessions and all proceeds and products thereof: all Accounts, Instruments, Chattel Paper, General Intangibles, Equipment, Inventory, any insurance coverage relating to the foregoing and all books and records of the Company pertaining to any of the foregoing; provided, however, that "Collateral" shall include the stock of the Company's Foreign Subsidiaries only to the extent set forth in the Pledge Agreement and "Collateral" shall not include (a) the Company's rights in computer equipment leases and other contracts the grant of a security interest in which would result in a violation or breach of such contract or (b) Inventory to the extent now or hereafter financed by Project Financing provided by an entity other than the Bank or the Project Financing Lenders and, until such Project Financing is paid in full, the Accounts relating from the sale of such Inventory and the proceeds thereof.

               "Consigned Inventory" means finished goods Inventory which is stored at customers' facilities.

               "Equipment" means all machinery, equipment and fixtures owned by the Company and, to the extent legally assignable, all leases and agreements for use of machinery, equipment and fixtures leased by the Company, and all modifications, alterations, repairs, substitutions and replacements thereof or thereto.

               "Event of Default" means the occurrence of any of the following: (a) an event of default under the Credit Agreement, (b) any representation made by the Company in this Agreement is false in any material respect on the date as of which made or as of which the same is to be effective or (c) the Company fails to timely comply with any of its obligations under this Agreement.

               "General Intangibles" means any personal property owned by the Company (other than Accounts, Instruments, Chattel Paper, Equipment, Inventory) including, but not limited to, causes of action, contract rights, rights to insurance claims and proceeds, tax refunds, claims for tax refunds, rights of indemnification, contribution and subrogation, goodwill, patents, trademarks, copyrights, trade names, licenses and franchises.

               "Instrument" means a negotiable instrument owned by the Company, a certificated security owned by the Company or any other writing owned by the Company which evidences a right to the payment of money, other than Chattel Paper.

               "Inventory" means all of the Company's inventory, including all goods held for sale, lease or demonstration or to be furnished under contracts of service, all goods leased to others, trade-ins and repossessions, raw materials, work in process and materials or supplies used or consumed in the Company's business.

               "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind.

               "Obligations" means (a) all of the Company's debts, obligations and liabilities to the Secured Party arising pursuant to the Loan Documents of whatever nature (contingent or otherwise), and all amendments and extensions or renewals thereof, whether arising out of existing, contemporaneous or future credit granted by the Secured Party to the Company, to the Company and another, or to another guaranteed by the Company, (b) the Company's liabilities and obligations to Banc One Leasing Corporation under Master Lease Agreement No. 63-0116616 dated February 6, 1989, and all schedules thereto, under Master Agreement No. 116616 dated September 24, 1991, and all schedules thereto, and under any Master Lease Agreement, and all schedules thereto, entered into after the date hereof to the extent that Banc One Leasing Corporation has assigned its rights thereunder to the Secured Party and (c) the Company's debts, obligations and liabilities to the Bank and/or the Project Financing Lenders relating to a Project Financing provided by the Bank and/or Project Financing Lenders.

               "Pledge Agreement" means the Pledge Agreement of even date herewith between the Company and the Secured Party as amended, supplemented, modified or restated from time to time.

          2. Grant of Security Interest. The Company grants the Secured Party a security interest in the Collateral to secure the payment of the Obligations.

          3. Representations and Warranties of the Company. The Company represents and warrants to the Secured Party that:

               3.1 Ownership. The Company owns (and, in the case of after-acquired property, will own) the Collateral free of all Liens other than Permitted Liens and no financing statement (other than those in favor of the Secured Party and the holders of Permitted Liens) is on file covering any of the Collateral.

               3.2 Sale of Goods or Services Rendered. Each Account and Chattel Paper constituting Collateral as of this date arose from the performance of services by the Company or from a bonafide sale or lease of goods which have been delivered or shipped to the account debtor and for which the Company has genuine invoices, shipping documents or receipts.

               3.3 Enforceability. Each Account and Chattel Paper constituting Collateral is genuine and enforceable against the account debtor according to its terms and complies with all applicable laws and regulations. Other than as disclosed to the Secured Party, there has been no default under the terms of any Collateral and the Company has taken no action to foreclose any security interest in favor of the Company or otherwise enforce the payment of the amount due.

               3.4 Location of Collateral. The Company's place of business or, if more than one, its chief executive office, and the place where the Company keeps its records concerning Accounts, is 1100 Milwaukee Avenue, South Milwaukee, Wisconsin 53172. All Equipment and Inventory is, and during the four-month period preceding the date of this Security Agreement has been, located at the locations set forth in Exhibit A attached hereto, except for Inventory in transit in the ordinary course of the Company's business.
Exhibit A also sets forth the value of such Inventory and Equipment at such locations, determined as of the date closest to the Closing Date as is reasonably practicable. The Company will not change the location of its chief executive office, the place where it keeps records concerning Accounts or the place where Equipment or Inventory is kept unless 30 days' advance written notice of such change, describing the new location, has been given to the Secured Party.

               3.5 Consigned Inventory. The Company has duly filed, or will use its best efforts to obtain and file with the appropriate filing offices before shipping any Consigned Inventory, a financing statement containing a description of the Consigned Inventory to be shipped to a customer and naming the customer as debtor or consignee, the Company as secured party or consignor and the Secured Party as assignee. The Company owns and will continue to own all Consigned Inventory until the applicable customer has paid or become obligated to pay in full the purchase price for the Consigned Inventory to the Company.

               3.6 Fixtures. Exhibit B contains the description of all real estate to which any Collateral is affixed.

               3.7 Patents, Trademarks, Etc. Exhibit C contains a correct and complete list and description of all patents, copyrights and trademarks owned by the Company.

               3.8 Effectiveness of Representations and Warranties. The representations and warranties contained in this section 3 shall be true and correct on and as of the date hereof and on each Borrowing Date.

          4. Covenants of the Company. The Company agrees that until the Obligations have been paid in full and all Letters of Credit and all obligations of the Secured Party under the Credit Agreement have expired:

               4.1  Maintenance of Collateral.  The Company shall:
maintain the Collateral in good condition and repair and not permit its value to be impaired; keep the Collateral free from all Liens except Liens in favor of the Secured Party and Permitted Liens; defend the Collateral against all claims and legal proceedings by persons other than the Secured Party; pay and discharge when due all taxes, levies and other charges or fees upon the Collateral except to the extent that the Company is contesting any such tax, levy, charge or fee in accordance with section 5.8 of the Credit Agreement; not sell, lease or otherwise dispose of the Collateral or permit the Collateral to become a fixture or an accession to other goods, except as permitted by this Agreement; not permit the Collateral to be used in violation of any applicable law or regulation or policy of insurance; operate its business in compliance with all applicable provisions of the federal Fair Labor Standards Act; and, as to Collateral consisting of Instruments and Chattel Paper, preserve the rights of the Company therein against prior parties.

               4.2 Insurance. The Company will keep all the Collateral insured against loss by fire, extended coverage perils and such other hazards as the Secured Party requires in amounts not less than the replacement cost thereof. All insurance policies shall be issued by an insurance company or companies acceptable to the Secured Party.

                    The Company shall, not more than 10 days after the Effective Date, cause the issuer of each insurance policy to issue a certificate of insurance naming the Secured Party as an additional insured, loss payee and mortgagee and containing an agreement by the insurer that the policy shall not be terminated or modified without at least 30 days prior written notice to the Secured Party, and the Company shall deliver each such certificate to the Secured Party. In the event of any loss or casualty which is covered by insurance, the Company shall give immediate notice thereof to the Secured Party and the Company grants to the Secured Party the right to make proof of such loss or damage. If an Event of Default has occurred and is continuing, the Secured Party is authorized and empowered by and on behalf of the Company to settle, adjust or compromise any claims for loss, damage or destruction under any such insurance policy.

                    If an Event of Default has occurred and is continuing, all proceeds of each such insurance policy shall be deposited with the Secured Party. The Company authorizes the Secured Party to endorse in the name of the Company any instrument evidencing such proceeds.

                    All proceeds of any such insurance received by the Secured Party shall be held by the Secured Party and shall be applied by it either to the Obligations or to the repair or replacement of the lost, stolen, damaged or destroyed property with respect to which such proceeds were received. If the Secured Party decides that such proceeds shall be applied to such repair or replacement, the Secured Party shall disburse such proceeds to the Company from time to time for expenditures made in repairing or replacing the lost, stolen, damaged or destroyed property with respect to which such proceeds were received upon receipt of an application of the Company so requesting such disbursement and a certificate of an authorized officer of the Company showing the cash expenditures made or due to be made for such purposes and stating that the expenditures do not exceed the fair value to the Company of such repairs or replacement, together with such other documentation or evidence as the Secured Party may request.

               4.3 Maintenance of Security Interest. The Company shall, at its expense, take any action requested by the Secured Party to preserve and protect the rights of the Secured Party in the Collateral or to establish, determine priority of, perfect, continue perfected, terminate and/or enforce the Secured Party's interest in the Collateral. The Company shall execute and deliver to the Secured Party any and all documents which the Secured Party reasonably requests to protect its security interest in the Collateral.

               4.4 Books and Records; Inspection. The Company will keep proper books of record and account in which full, true and proper entries will be made with respect to the Collateral. Without limiting the generality of the foregoing, the Company agrees that it will at all times keep accurate and complete records with respect to the Accounts and the Inventory including, but not limited to, a record of all payments received on account thereof and of all credits granted. The Company agrees that the Secured Party and its representatives shall have the right during normal business hours from time to time to call at the Company's place of business where its records concerning the Accounts are kept and any other place where any of the Collateral is located, examine the Collateral and all records concerning the Collateral and make extracts therefrom or copies thereof.

               4.5  Chattel Paper; Instruments.  At the request of the
Secured Party, the Company shall promptly mark all Chattel Paper and Instruments which constitute Collateral to indicate conspicuously the Secured Party's interest therein and, upon request, deliver them to the Secured Party.

          5. Possession and Use of Collateral. Until notice is given by the Secured Party to the Company after the occurrence of an Event of Default, the Company (a) shall have the right to remain in possession and to use and to retain exclusive control of the Collateral with power to manage, operate, develop, use and enjoy the Collateral; (b) may sell, lease, use or dispose of Inventory in the ordinary course of business; (c) shall diligently collect (at its own expense) the Accounts in accordance with sound business practices;
(d) may sell or otherwise dispose of, free from the Lien of this Security Agreement, any Equipment which may have become obsolete, inadequate or worn-out if such Equipment is no longer necessary in the conduct of the business of the Company; (e) as to Equipment which is necessary in the conduct of the Company's business, may replace any item of such Equipment which has become obsolete, inadequate or worn-out with another item of Equipment which has a value and useful life at least equal to that of such replaced Equipment immediately prior to the time such Equipment became obsolete, inadequate or worn-out, and is suitable for a use which is the same or similar to such item of replaced Equipment; and (f) may alter, add to or repair any and all Equipment.

          6.   Rights of the Secured Party.

               6.1 Power of Attorney. The Company appoints any officer of the Secured Party as the Company's attorney-in-fact to endorse the name of the Company on any notes, acceptances, checks, drafts, money orders or other evidences of payment or security interest that are in the Secured Party's possession from time to time; to sign the Company's name on any invoice or bill relating to Accounts, on drafts against customers and notices to customers; and, upon the occurrence and during the continuance of an Event of Default, to receive, open and dispose of all mail addressed to the Company and to notify the post office authorities to change the address for the delivery of mail addressed to the Company to such address as Secured Party may designate (provided that the Secured Party shall deliver to Debtor any mail so received which does not constitute the proceeds of Collateral); and to do all other acts and things necessary to carry out this Agreement and to perfect and protect Secured Party's security interest in the Collateral. This power, coupled with an interest, is irrevocable while any Obligations remain unpaid.

               6.2 Nonliability of Secured Party. Except as otherwise provided by applicable law, the Secured Party has no duty to protect, insure, collect or realize upon any Collateral or preserve rights in it against prior parties. The Company releases the Secured Party from any liability for any act or omission relating to the Obligations, the Collateral or this Agreement except for actions constituting willful misconduct on the part of the Secured Party.

          7.   Remedies of Secured Party.

               7.1 Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, the Secured Party may exercise any or all of the following rights and remedies:

                    (a) Collection of Accounts. The Secured Party may at any time notify the account debtor under any Account of the Secured Party's security interest therein and direct such account debtor to make payments directly to the Secured Party. The Secured Party may enforce collection of, settle, compromise or renew any such Account. Any proceeds of Accounts received or collected by the Company shall not be commingled with any other funds or property of the Company and shall be turned over to the Secured Party in precisely the form received (but endorsed by the Company for collection, if necessary) not later than the Business Day following the day of receipt. The Company hereby irrevocably appoints the Secured Party as the Company's attorney with power to ask for, demand, sue for, collect, receive and receipt for any monies due or to become due under any Account and to endorse checks, drafts, orders and other instruments for the payment of money to the Company with respect to an Account; provided that the Secured Party shall not be obligated to make any demand for payment, to inquire concerning the nature or sufficiency of any payment received by the Secured Party or to take any other action regarding any Account and no action taken or not taken by the Secured Party with respect to an Account shall give rise to any defense, counterclaim or offset in favor of the Company or to any claim or proceeding against the Secured Party.

                    (b) Wisconsin Uniform Commercial Code. The Secured Party shall have all of the rights and remedies for default provided by the Wisconsin Uniform Commercial Code as well as any other applicable law. With respect to such rights and remedies:

                         (i)  The Secured Party may take possession of
the Collateral without a hearing, which the Company waives;

                          (ii)     The Secured Party may require the Company
to assemble the Collateral and make it available to the Secured Party at any convenient place designated by the Secured Party and the Secured Party shall have the right to take immediate possession of the Collateral, and may enter any of the premises of the Company or wherever the Collateral shall be located and keep the Collateral at such locations without charge until sold; and

                          (iii)    Written notice, when required by law, sent
to the Company at least ten calendar days (counting the day of sending) before a proposed disposition of the Collateral is reasonable notice.

                    (c) Protective Advances. The Secured Party is authorized, at its option, in the Company's name or otherwise, to take such action as may be necessary or desirable to remedy any failure by the Company to comply with its obligations hereunder including, without limitation, signing the Company's name or paying any amount so required, and any amount so paid shall be payable by the Company to the Secured Party upon demand with interest from the date of payment by Secured Party at the Default Rate.

               7.2 No Marshalling. The Collateral may be sold in such parcels and in such order as the Secured Party shall determine. The Company, for itself and all other persons claiming by, through or under it, hereby waives and releases, to the extent permitted by applicable law, any right to have the Collateral or any part thereof, marshalled upon any sale, foreclosure or other disposition thereof.

               7.3 Instruments of Sale. The Secured Party may execute and deliver to each purchaser of Collateral bills of sale, deeds or other instruments conveying or transferring the property sold. The Company irrevocably appoints the Secured Party as its attorney to execute and deliver all such instruments and ratifies and confirms all actions taken by the Secured Party pursuant to such appointment. If so requested by the Secured Party, the Company shall execute and deliver to the Secured Party or to any such purchaser of Collateral such instruments of conveyance as deemed necessary or convenient by the Secured Party.

               7.4 Application of Proceeds. All amounts received by the Secured Party in exercising its rights hereunder shall, unless otherwise required by law, be applied by the Secured Party to expenses incurred by the Secured Party in protecting or enforcing its rights under this Agreement (including without limitation reasonable attorneys' fees and all expenses of taking possession, storing, holding, repairing, restoring, preparing for disposition and disposing of the Collateral) and to the Obligations in such order and amounts as elected by the Secured Party.

               7.5 Remedies Cumulative. No remedy granted herein to the Secured Party is exclusive of any other remedy granted hereunder or by applicable law.

               7.6 Waiver. The Secured Party may permit the Company to cure any default hereunder without waiving the default so cured and the Secured Party may waive any default without waiving any subsequent or prior default by the Company.

          8.   Miscellaneous.

               8.1 Notices. All notices provided for herein shall be sent in the manner, to the address and shall be effective as provided in the Credit Agreement.

               8.2 Governing Law. This Agreement is being delivered in and shall be deemed to be a contract governed by the laws of the State of Wisconsin and shall be interpreted and enforced in accordance with the laws of that state without regard to the principles of conflicts of laws except to the extent that the laws of any other state where Collateral is located may govern the perfection of the security interest granted to the Secured Party herein and the enforcement of the Secured Party's rights and remedies with respect thereto.

               8.3 Submission to Jurisdiction; Service of Process. As a material inducement to the Secured Party to enter into the Credit Agreement:

               (a)  THE COMPANY AGREES THAT ALL ACTIONS OR PROCEEDINGS IN
ANY MANNER RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS (OTHER THAN ACTIONS BROUGHT BY THE SECURED PARTY TO ENFORCE ITS RIGHTS AND REMEDIES HEREUNDER) MAY BE BROUGHT ONLY IN COURTS OF THE STATE OF WISCONSIN LOCATED IN MILWAUKEE COUNTY OR THE FEDERAL COURT FOR THE EASTERN DISTRICT OF WISCONSIN AND THE COMPANY CONSENTS TO THE JURISDICTION OF SUCH COURTS. THE COMPANY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH COURT AND ANY RIGHT IT MAY HAVE NOW OR HEREAFTER HAVE TO CLAIM THAT ANY SUCH ACTION OR PROCEEDING IS IN AN INCONVENIENT COURT; and

               (b) The Company consents to the service of process in any such action or proceeding by certified mail sent to the address specified in section 8.4 of the Credit Agreement.

               Nothing contained herein shall affect the right of the Secured Party to serve process in any other manner permitted by law or to commence an action or proceeding in any other jurisdiction.

               8.4  Waiver of Jury Trial.  THE COMPANY HEREBY KNOWINGLY
AND VOLUNTARILY WAIVES THE RIGHT IT MAY HAVE TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM BASED ON OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ANY OTHER ACTION OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE SECURED PARTY TO ENTER INTO THE CREDIT AGREEMENT.

               8.5  Limitation of Liability.  THE COMPANY HEREBY WAIVES
ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER FROM THE SECURED PARTY ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES, OF WHATEVER NATURE, OTHER THAN ACTUAL DAMAGES.

               8.6 Severability. The invalidity of any provision of this Agreement shall not affect the validity of any other provision.

               8.7  Persons Bound; Termination of Security Interest.

                    (a) This Agreement is for the benefit of the Secured Party and its successors and assigns and binds the Company and its successors and assigns.

                    (b) Upon payment of the Obligation described in clause (a) of the definition thereof and other amounts payable under this Security Agreement, the expiration of the Secured Party's obligation to extend credit under the Credit Agreement and the expiration of all Letters of Credit, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Company.

               8.8 Entire Agreement. This Agreement shall constitute the entire agreement of the parties pertaining to the subject matter hereof and supersedes all prior or contemporaneous agreements and understandings of the parties in connection therewith.

               8.9 Intercreditor Agreement. The Company and the Secured Party acknowledge and agree that as between the Secured Party and the Collateral Agent, the Secured Party's rights under this Security Agreement are subject to the Intercreditor Agreement of even date herewith between the Secured Party and the Collateral Agent.

                              BUCYRUS-ERIE COMPANY

                              BY /s/ N. J. Verville
                                Its Vice President

                                                  EXHIBIT 10-3
                                                      FORM 8-K
                                                  DECEMBER 14, 1994


                             PLEDGE AGREEMENT


          THIS PLEDGE AGREEMENT, dated as of December 14, 1994, is by and between BUCYRUS-ERIE COMPANY (the "Company") and BANK ONE, MILWAUKEE, NATIONAL ASSOCIATION (the "Bank").

                                 RECITALS

          The Company and the Bank acknowledge the following:

          A. The Bank has entered into a Credit Agreement dated as of the date hereof with the Company (said Agreement, as amended or modified from time to time, is herein referred to as the "Credit Agreement") pursuant to which the Bank will make loans and provide other financial accommodations to the Company.

          B. The Bank requires, as a condition to entering into the Credit Agreement and the making of loans thereunder, that the Company execute and deliver this Pledge Agreement.

                                AGREEMENTS

          In consideration of the Recitals and in order to induce the Bank to extend credit under the Credit Agreement, the Company hereby agrees with the Bank as follows:

          1. Definitions. All terms defined in the Wisconsin Uniform Commercial Code (the "UCC") and used herein shall have the meanings assigned in the UCC and capitalized terms not defined herein shall have the meanings assigned in the Credit Agreement.

          2. Pledge. To secure the payment and performance by the Company of its obligations pursuant to the Loan Documents (the "Secured Obligations"), the Company hereby pledges to the Bank and grants to the Bank a first priority security interest in all its right, title and interest in and to the collateral described in section 3 below (the "Pledged Collateral").

          3. Pledged Collateral. The Pledged Collateral shall consist of the following:

               (a) All right, title and interest of the Company, now existing or hereafter acquired, in 100% of all shares of stock, certificates, instruments or other documents representing an ownership interest in Domestic Subsidiaries and in 65% of all shares of stock, certificates, instruments or other documents representing an ownership interest in Foreign Subsidiaries;

               (b) all right, title and interest of the Company in and to all certificates of deposit and repurchase agreements issued by the Bank (whether or not evidenced by a written instrument) from time to time and all other instruments, banker's acceptances, commercial paper or securities (including securities issued by the United States government or any agency or instrumentality thereof) (whether or not evidenced by a written instrument) now or hereafter in the possession or control of the Bank for collateral purposes;

               (c) all right, title and interest of the Company in and to all present and future payments, dividends, distributions, instruments, compensation, property, assets, interests and rights, and all monies, due or to become due and payable to the the Company in connection with the Pledged Collateral or otherwise paid, issued or distributed from time to time in respect thereof or in exchange therefor, and any certificate, instrument or other document, evidencing or representing the same (including all proceeds of dissolution or liquidation); and

               (d)  All proceeds of the foregoing.

For purposes of this Pledge Agreement, the term "proceeds" includes whatever is receivable or received when Collateral is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary. The shares of stock, certificates, instruments or other documents evidencing or representing the foregoing shall be collectively referred to herein as the "Pledged Securities."

          4. Secured Obligations. The Secured Obligations consist of (a) all of the Company's debts, obligations and liabilities to the Bank arising pursuant to the Loan Documents of whatever nature (contingent or otherwise), and all amendments and extensions or renewals thereof, whether arising out of existing, contemporaneous or future credit granted by the Bank to the Company, to the Company and another, or to another guaranteed by the Company, (b) the Company's liabilities and obligations to Banc One Leasing Corporation under Master Lease Agreement No. 63-0116616 dated February 6, 1989, and all schedules thereto, under Master Agreement No. 116616 dated September 24, 1991, and all schedules thereto, and under any Master Lease Agreement, and all schedules thereto, entered into after the date hereof to the extent that Banc One Leasing Corporation has assigned its rights thereunder to the Bank and (c) the Company's debts, obligations and liabilities to the Bank and/or the Project Financing Lenders relating to a Project Financing provided by the Bank and/or Project Financing Lenders.

          4. Delivery of Pledged Securities. The Company shall deliver to the Bank:

               (a) The Pledged Securities representing an ownership interest in Domestic Subsidiaries and Foreign Subsidiaries within the time limit set forth in section 5.14(a) of the Credit Agreement; and

               (b) Any other original shares of stock, certificates, instruments or other documents constituting Pledged Securities within five days after the Company's receipt thereof.

               All Pledged Securities which are certificated securities shall be in bearer form or, if in registered form, shall be issued in the name of the Bank or endorsed to the Bank or in blank or accompanied by blank stock powers, duly executed by the Company.

          5. Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants that:

               (a)  Percentage of Outstanding Equity.  The Pledged
Securities constitute, and until payment in full of the Secured Obligations will continue to constitute, all of the outstanding shares of capital stock of the Domestic Subsidiaries and 65% of the outstanding shares of capital stock of the Foreign Subsidiaries.

               (b)  Due Authorization, Etc., of Stock.  The Pledged
Securities have been duly authorized and validly issued and are fully paid and nonassessable.

               (c) Sale or Other Disposition of Pledged Collateral. The Company will not assign (by operation of law or otherwise), sell, lease, transfer, pledge or grant a security interest in (other than a security interest in favor of the Collateral Agent)or otherwise dispose of or abandon any Pledged Collateral, and the inclusion of "proceeds" of the Pledged Collateral under the security interest granted herein shall not be deemed a consent by the Bank to any sale or other disposition of any Pledged Collateral except as expressly permitted herein.

               (d) Required Consents. Except for any consents as may be required in connection with any disposition of any portion of the Pledged Securities by laws affecting the offering and sale of securities generally, no consent of any other person or entity (including stockholders and creditors of the Company) is required in connection with (i) the execution, delivery, performance, validity or enforceability of this Pledge Agreement; (ii) the perfection or maintenance of the security interest created hereby; or
(iii) the exercise by the Bank of the voting or other rights provided for in this Pledge Agreement.

               (e) Nature of Security Interest. When the Pledged Securities in certificated form are delivered to the Bank, the Bank will obtain a valid and perfected security interest in such Pledged Securities as security for the repayment of the Secured Obligations, prior to all other liens and encumbrances thereon and security interests therein.

               (f)  Action Impairing Value of Pledged Collateral.  The
Company will not, without the prior written consent of the Bank, execute any document or instrument or take any other action in connection with any of the Pledged Collateral which would impair the value of the interest or rights of the Company or the Bank therein. None of the Pledged Collateral is subject to an option to purchase or similar right of any person or entity.

               (g) Further Assurances. The Company will, at its sole cost and expense, perform all acts and execute all documents requested by the Bank from time to time to evidence, perfect, maintain or enforce the Bank's fsecurity interest in the Pledged Collateral or otherwise in furtherance of the provisions of this Pledge Agreement.

          6.   Registration.

               (a) At any time before or after the occurrence of an Event of Default the Bank may cause all or any of the Pledged Securities to be transferred to or registered in its name or the name of its nominee or nominees.

               (b) The Company will not permit any Domestic Subsidiary or any Foreign Subsidiary to issue, deliver or register for transfer (i) any shares of its capital stock, (ii) any securities or obligations convertible or exchangeable into any such shares or (iii) any warrants, rights or options to subscribe for or purchase any such shares or any such convertible or exchangeable securities or obligations.

          7. Voting Rights and Certain Payments Prior to Default. So long as no Event of Default exists, the Company shall be entitled:

               (a)  to exercise, as the Company shall think fit:

                    (i) the voting power with respect to the Pledged Collateral in respect of the election of directors; and

                    (ii) the voting power with respect to the Pledged Collateral in respect of all other matters but in a manner not inconsistent with the terms hereof or of the Secured Obligations; provided, however, that the Company shall not exercise or refrain from exercising any such voting power if such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof.

                         For the above purposes, the Bank shall (if any
Pledged Securities shall be registered in the name of the Bank or its nominee) execute or cause to be executed from time to time, at the expense of the Company, such proxies or other instruments in favor of the Company, in such form and for such purposes as shall be reasonably required by the Company as specified in a written request therefor, to enable the Company to exercise such voting power with respect to the Pledged Securities;

               (b) except as otherwise provided in sections 8 and 9 hereof, to receive and retain for its own account any and all payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights, other than:

                    (i)  stock or liquidating dividends; or

                    (ii) extraordinary dividends and dividends or other amounts payable under or in connection with any recapitalization, restructuring or other nonordinary course event, paid, issued or distributed from time to time in respect of the Pledged Collateral (the dividends and amounts in this clause (ii) being called "Extraordinary Payments").

          8.   Extraordinary Payments and Distributions.

               (a) In case, upon the dissolution or liquidation (in whole or in part) of the Subsidiary, any sum shall be paid or payable as a liquidating dividend or otherwise upon or with respect to any of the Pledged Securities or in the event any other Extraordinary Payment is paid or payable, then and in any such event such sum shall be paid over to the Bank promptly, and in any event within five days after receipt thereof, to be held by the Bank as additional collateral hereunder or, in the discretion of the Bank, applied on the Secured Obligations.

               (b) In case any stock dividend shall be declared with respect to any of the Pledged Securities, or any shares of stock or fractions thereof shall be issued pursuant to any stock split or reclassification involving any of the Pledged Securities, or any distribution of capital shall be made on any of the Pledged Securities, or any shares, obligations or other property shall be distributed upon or with respect to the Pledged Securities pursuant to a recapitalization or reclassification of the capital of the Company, or pursuant to the dissolution, liquidation (in whole or in part), bankruptcy or reorganization of the Subsidiary, or to the merger or consolidation of the Subsidiary with or into another corporation, the shares, obligations or other property so distributed shall be delivered to the Bank promptly, and in any event within five days after receipt thereof, to be held by the Bank as additional collateral hereunder, and all the same (other than cash) shall constitute Pledged Collateral for all purposes hereof.

          9.   Voting Rights and Certain Payments After Default.

               (a) Upon the occurrence and during the continuance of any Event of Default, all rights of the Company to exercise or refrain from exercising the voting and other consensual rights which the Company would otherwise be entitled to exercise pursuant to section 7(a) hereof and to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to section 7(b) shall upon written notice by the Bank to the Company cease, and thereupon the Bank shall be entitled to exercise all voting power with respect to the Pledged Securities and to receive and retain, as additional collateral hereunder, any and all dividends, distributions and interest at any time and from time to time declared or paid upon any of the Pledged Securities.

               (b) All dividends, distributions and interest payments which are received by the Company contrary to the provisions of subsection (a) above shall be received in trust for the benefit of the Bank, shall be segregated from other funds of the Company and shall be forthwith paid over to the Bank as Pledged Collateral in the same form as so received (with any necessary endorsement).

          10.  Remedies.

               (a) If any Event of Default exists, the Bank may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not applicable to the affected Pledged Collateral) and may also, without obligation to resort to other security, at any time and from time to time sell, resell, assign and deliver, in its discretion, all or any of the Pledged Collateral, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof, at public or private sale, for cash, upon credit or for future delivery, and in connection therewith the Bank may grant options, the Company hereby waiving and releasing any and all equity or right of redemption.

               (b) If any of the Pledged Collateral is sold by the Bank upon credit or for future delivery, the Bank shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Bank may resell such Pledged Collateral. In no event shall any part of the proceeds of sale of any Pledged Collateral be credited against the Secured Obligations until the payment therefor has actually been received by the Bank.

               (c) The Bank may apply the cash proceeds actually received from any sale or other disposition of the Pledged Collateral to the Secured Obligations in any order or manner which the Bank may determine, and the Company shall remain liable and will pay the Bank on demand any deficiency remaining.

               (d) The Company recognizes that the Bank may be unable to effect a public sale of the Pledged Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act, or in applicable Blue Sky or other state securities laws, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. The Company agrees that any such Collateral sold at any such private sale may be sold at a price and upon other terms less favorable to the seller than if sold at public sale and that each such private sale shall be deemed to have been made in a commercially reasonable manner. The Bank shall have no obligation to delay sale of any such securities for the period of time necessary to permit the Company, even if the Company would agree, to register such securities for public sale under the Securities Act. The Company agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

               (e) The Bank shall give the Company ten days' prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice the Company agrees is reasonable, all other demands, advertisements and notices being hereby waived.

               (f) The Bank shall not be obligated to make any sale of Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Bank may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

               (g) The remedies provided herein in favor of the Bank shall not be exclusive, but shall be cumulative and in addition to all other remedies in favor of the Bank existing at law or in equity.

          11.  Bank Appointed Attorney-in-Fact.

               (a) To effectuate the terms and provisions hereof, the Company hereby appoints the Bank as the Company's attorney-in-fact for the purpose, after the occurrence and during the continuance of an Event of Default, of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument which the Bank may deem necessary or advisable to accomplish the purposes hereof (subject to the rights of the Company under section 7). Without limiting the generality of the foregoing, the Bank shall, after the occurrence and during the continuance of an Event of Default, have the right and power to:

                    (i) receive, endorse and collect all checks and other orders for the payment of money made payable to the Company representing any interest or dividend or other distribution or amount payable in respect of the Pledged Collateral or any part thereof and to give full discharge for the same; and

                    (ii) execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral.

               (b) Other than any action which constitutes gross negligence or willful misconduct, all acts done under the foregoing authorization are hereby ratified and approved and neither the Bank nor any designee or agent thereof shall be liable for any act or omission, for any error of judgment or for any mistake of fact or law.

               (c) This power of attorney, being coupled with an interest, is irrevocable while any Secured Obligations remain unpaid or unperformed.

          12.  Bank's Duties; Reasonable Care.

               (a) The Bank shall have the duty to exercise reasonable care in the custody and preservation of any Pledged Collateral in its possession, which duty shall be fully satisfied if the Bank maintains safe custody of such Pledged Collateral

               (b) Except as specifically set forth above, the Bank shall have no further obligation to ascertain the occurrence of, or to notify the Company with respect to, any events and shall not be deemed to assume any such further obligation as a result of the establishment by the Bank of any internal procedures with respect to any securities in its possession, nor shall the Bank be deemed to assume any other responsibility for, or obligation or duty with respect to, any Pledged Collateral, or its use, of any nature or kind, or any matter or proceedings arising out of or relating thereto, including any obligation or duty to take any action to collect, preserve or protect its or the Company's rights in the Pledged Collateral or against any prior parties thereto, but the same shall be at the Company's sole risk and responsibility at all times.

               (c) The Company hereby releases the Bank, and its officers, directors, employees and agents, from any claims, causes of action and demands at any time arising out of or with respect to this Pledge Agreement, the Pledged Collateral and/or any actions taken or omitted to be taken by the Bank with respect thereto (except, in the case of the Bank, such claims, causes of action and demands arising from the gross negligence or willful misconduct of the Bank), and the Company hereby agrees to hold the Bank and its officers, directors, employees and agents harmless from and with respect to any and all such claims, causes of action and demands (except such claims, causes of action and demands arising from the gross negligence or willful misconduct of the Bank).

          13. Rights and Remedies Not Waived. The Bank's prior recourse to any Pledged Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Secured Obligations. No act, omission or delay by the Bank shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Bank of any default hereunder or right or remedy which it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.

          14. Bank May Perform. If the Company fails to perform any agreement contained herein, the Bank may itself perform, or cause performance of, such agreement, and the expenses of the Bank incurred in connection therewith shall be payable by the Company on demand.

          15. Governing Law. This Agreement is being delivered in and shall be deemed to be a contract governed by the laws of the State of Wisconsin and shall be interpreted and enforced in accordance with the laws of that state without regard to the principles of conflicts of laws.

          16. Submission to Jurisdiction; Service of Process. As a material inducement to the Bank to enter into the Credit Agreement:

               (a)  THE COMPANY AGREES THAT ALL ACTIONS OR PROCEEDINGS IN
ANY MANNER RELATING TO OR ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT ONLY IN COURTS OF THE STATE OF WISCONSIN LOCATED IN MILWAUKEE COUNTY OR THE FEDERAL COURT FOR THE EASTERN DISTRICT OF WISCONSIN AND THE COMPANY CONSENTS TO THE JURISDICTION OF SUCH COURTS. THE COMPANY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH COURT AND ANY RIGHT IT MAY HAVE NOW OR HEREAFTER HAVE TO CLAIM THAT ANY SUCH ACTION OR PROCEEDING IS IN AN INCONVENIENT COURT; and

               (b) The Company consents to the service of process in any such action or proceeding by certified mail sent to the address specified in section 20.

               Nothing contained herein shall affect the right of the Bank to serve process in any other manner permitted by law or to commence an action or proceeding in any other jurisdiction.

          17. Waiver of Jury Trial. THE COMPANY AND THE BANK HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THE RIGHT EACH OF THEM MAY HAVE TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM BASED ON OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER AGREEMENT RELATING HERETO, ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ANY OTHER ACTION OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO ENTER INTO THE CREDIT AGREEMENT.

          18. Limitation of Liability. THE COMPANY AND THE BANK HEREBY WAIVE ANY RIGHT EITHER OF THEM MAY HAVE TO CLAIM OR RECOVER FROM THE OTHER PARTY ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES, OF WHATEVER NATURE, OTHER THAN ACTUAL DAMAGES.

          19. Admissibility of Pledge Agreement. The Company agrees that a copy of this Pledge Agreement signed by the Company and transmitted by telecopier for delivery to the Bank shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

          20. Notices. All notices shall be sent in the manner, to such addresses and shall be effective at such times as are set forth in section 8.4 of the Credit Agreement.

          21. Entire Agreement; Amendments and Modification. This Pledge Agreement is the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements. No provision of this Agreement shall be amended or modified except by a written instrument executed by the Company and the Bank.

          22.  Continuing Pledge Agreement.

               (a) This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall be binding upon the Company and its successors and assigns and inure to the benefit of, and be enforceable by, the Bank and its successors, transferees and assigns.

               (b) Upon the payment in full of the Secured Obligations described in section 4(a) and all other amounts payable under this Pledge Agreement, the expiration of the Bank's obligation to extend credit under the Credit Agreement and the expiration of all Letters of Credit, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the Company. Upon any such termination, the Bank will, at the Company's expense and without representation or warranty of any nature whatsoever and wholly without recourse, return to the Company such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Company such documents as the Company shall reasonably request to evidence such termination.

          23. Captions; Separability. The captions of the sections and subsections of this Pledge Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Pledge Agreement. If any term of this Pledge Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby.

          24. Intercreditor Agreement. The Company and the Bank acknolwedge and agree that as between the Bank and the Collateral Agent, the Bank's rights under this Pledge Agreement are subject to the Intercreditor Agreement of even date herewith between the Bank and the Collateral Agent.

                              BUCYRUS-ERIE COMPANY

                              BY /s/ N. J. Verville
                                Its Vice President


                              BANK ONE, MILWAUKEE,
                              NATIONAL ASSOCIATION

                              BY /s/ William E. Shaw
                                Its Vice President

                                                  EXHIBIT 10.4
                                                      FROM 8-K
                                             DECEMBER 14, 1994


                          INTERCREDITOR AGREEMENT


          THIS INTERCREDITOR AGREEMENT, dated as of December 14, 1994, is between BANK ONE, MILWAUKEE, NATIONAL ASSOCIATION (the "Bank") and Harris Trust and Savings Bank, not in its individual capacity, but solely, as Collateral Agent (the "Collateral Agent") under the Security Agreement of even date herewith (the "Collateral Agent Security Agreement") between the Collateral Agent and Bucyrus-Erie Company, a Delaware corporation (the "Company").

                                 RECITALS

          The Bank and the Collateral Agent acknowledge the following:

          A. The Bank will make loans to, and issue letters of credit for the account of, the Company pursuant to the Credit Agreement (as defined below).

          B. The Company has granted the Bank a security interest in the Bank Collateral (as defined below) as security for the payment by the Company of all of its obligations to the Bank arising under the Bank Documents (as defined below) and for the performance by the Company of all of the Company's obligations under the Bank Documents.

          C. Pursuant to the Second Amended Joint Plan of Reorganization (the "Plan") of the Company and B-E Holdings, Inc., a Delaware corporation, the Company shall issue its Secured Notes due December 14, 1999 (the "Secured Notes") and the Company may from time to time hereafter issue additional Secured Notes (the "Additional Secured Notes", and together with the Secured Notes, the "Securities") pursuant to an Indenture of even date herewith (the "Indenture") between the Company and Harris Trust and Savings Bank, as trustee (the "Trustee").

          D. Pursuant to the Plan, the Company shall enter into the Collateral Agent Security Agreement to grant the Collateral Agent, for the benefit of the holders of the Securities, the Collateral Agent and the Trustee, a security interest in the "Collateral" (as defined in the Collateral Agent Security Agreement and referred to herein as the "Collateral Agent Collateral").

          E. The Bank and the Collateral Agent desire to enter into this Agreement to define their relative rights with respect to their security interests in the Bank Collateral and the Collateral Agent Collateral, respectively.

                                AGREEMENTS

          In consideration of the Recitals and the promises and agreements set forth below, the Bank and the Collateral Agent agree as follows:

          1. Definitions. As used herein, the following terms shall have the following meanings:

               (a) "Bank Collateral" means, as of the date hereof, the property of the Company described in Schedule 1 attached hereto and shall also include any additional property of the Company in which the Bank and/or the Project Financing Lenders are granted a security interest or similar right in connection with a Project Financing.

               (b) "Bank Documents" means (i) the Credit Agreement and all the other Loan Documents (as defined in the Credit Agreement) and (ii) if the Bank and/or the Project Financing Lenders provide Project Financing to the Company, the loan or credit agreement and all related documents evidencing, securing or provided in connection with such Project Financing.

               (c) "Bank Obligations" means (i) the unpaid principal balance of and all accrued interest due on the Notes (as defined in the Credit Agreement), (ii) the LOC Exposure (as defined in the Credit Agreement) and all accrued interest thereon, (iii) the unpaid principal balance of and all accrued interest due with respect to any Project Financing provided by the Bank or by the Project Financing Lenders, (iv) all fees owed by the Company to the Bank or the Project Financing Lenders pursuant to the Bank Documents, (v) all out-of-pocket expenses (including reasonable attorneys' fees) paid or incurred by the Bank and/or the Project Financing Lenders which the Company is obligated to pay to the Bank and/or the Project Financing Lenders under the Bank Documents (including without limitation, all costs and expenses paid or incurred by the Bank and/or the Project Financing Lenders in connection with an Enforcement Action) and (vi) all indemnity payments, breakage fees and similar obligations of the Company to the Bank and/or the Project Financing Lenders.

               (d) "Bank Priority Obligations" means the Bank Obligations (other than the unpaid principal balance of and all accrued interest due on the PECFA Notes (as defined in the Credit Agreement)), provided that (i) such amount shall not exceed $16,000,000, (ii) the aggregate amount of the principal balance of the Revolving Note, the LOC Exposure and the unpaid principal balance of any Project Financing furnished by the Bank and/or the Project Financing Lenders considered Bank Priority Obligations shall be limited to $15,000,000 and (iii) the aggregate amount of the principal balance of the Revolving Note to be included as Bank Priority Obligations shall not exceed the lesser of the actual outstanding principal balance of the Revolving Note and (A) from the date hereof until December 31, 1995, $5,000,000 and (B) from January 1, 1996 until the Revolving Note Maturity Date, $2,500,000.

               (e)  "Code" means 11 U.S.C. Section 101 et seq.

               (f) "Credit Agreement" means the Credit Agreement of even date herewith between the Bank and the Company as amended, modified, supplemented or restated from time to time.

               (g) "Enforcement Action" means any action commenced by the Bank, the Project Financing Lenders or the Collateral Agent to realize upon the Bank Collateral or the Collateral Agent Collateral including, without limitation, any action under the Uniform Commercial Code in effect in the applicable jurisdiction or the acceptance of a voluntary surrender of Bank Collateral or Collateral Agent Collateral.

               (h) "Project Financing" means indebtedness of the Company incurred to pay the costs associated with the manufacture of mining machinery or other products pursuant to a binding purchase contract, which Indebtedness is secured by the inventory being financed and the related accounts and which has a maturity date not later than the date of the final payment by the customer under the purchase contract.

               (i) "Project Financing Lenders" means a group of lenders of which the Bank is a member providing Project Financing to the Company.

               (j) "Revolving Note" has the meaning ascribed to it in the Credit Agreement.

               (k) "Revolving Note Maturity Date" has the meaning ascribed to it in the Credit Agreement.

          2. Priority. Notwithstanding the order of the filing of financing statements, mortgages or any other document or instrument with respect to the Bank Collateral and the Collateral Agent Collateral, the Bank and the Collateral Agent acknowledge and agree that the Bank's and the Project Financing Lenders security interests in the Bank Collateral are prior and superior, to the extent provided in this Agreement, to the Collateral Agent's security interest in the Collateral Agent Collateral until such time as the Bank Priority Obligations are paid in full (or provision for payment in accordance with section 5 is made with respect to any Bank Priority Obligations which are not at such time then due and payable). Thereafter, the Collateral Agent's security interest in the Collateral Agent Collateral is prior to any security interest of the Bank therein until such time as the obligations of the Company secured by the Collateral Agent Collateral are paid in full.

          3.   Enforcement Actions.

               (a) The Collateral Agent agrees that it will not initiate an Enforcement Action with respect to the Collateral Agent Collateral until the expiration of the "Standstill Period" (as defined below).

                    "Standstill Period" means (i) in the case of an "Event of Default" as defined in sections 501(1) and 501(2) of the Indenture, a period ending 30 days after the Collateral Agent provides written notice to the Bank of the occurrence of such "Event of Default" and (ii) in the case of any other "Event of Default" as defined in the Indenture or in the Collateral Agent Security Agreement, a period ending 90 days after the Collateral Agent provides written notice to the Bank of the occurrence of such Event of Default; provided that (x) if the applicable provisions of the Indenture or the Collateral Agent Security Agreement allow a period for the Company to cure such Event of Default, the 30-day or 90-day Standstill Period, as the case may be, shall begin to run only after the expiration of such cure period, (y) if the Company cures the Event of Default during the 30-day or 90-day Standstill Period, then the Collateral Agent may not thereafter initiate an Enforcement Action with respect to such Event of Default and (z) the Standstill Period shall expire if the Bank or the Project Financing Lenders initiate an Enforcement Action with respect to the Bank Collateral.

               (b) The Bank or the Project Financing Lenders may initiate an Enforcement Action with respect to the Bank Collateral at any time after the occurrence of an Event of Default under any of the Bank Documents and the Bank shall provide written notice to the Collateral Agent promptly following the initiation of any Enforcement Action with respect to any Bank Collateral which is also Collateral Agent Collateral.

               (c) The Collateral Agent agrees that, until such time as the Bank Priority Obligations are paid in full or provision for payment is made, it will not conduct any Enforcement Action with respect to the Collateral Agent Collateral in such a manner which might impair or interfere with any Enforcement Action being conducted by the Bank and/or the Project Financing Lenders with respect to the Bank Collateral.

               (d) The Bank and/or the Project Financing Lenders may conduct an Enforcement Action with respect to Bank Collateral which is not Collateral Agent Collateral in such manner as the Bank and/or the Project Financing Lenders deem appropriate at the time. Any proceeds resulting from such an Enforcement Action shall be applied to the Bank Obligations in such manner as the Bank and/or the Project Financing Lenders elect.

               (e) Except to the extent required by applicable law, neither the Bank nor the Project Financing Lenders have any duty to the Collateral Agent or the holders of any of the Securities to conduct an Enforcement Action in a manner which will preserve any rights of the Collateral Agent (or the value realizable from such rights) with respect to the property subject thereto.

          4.   Distribution of Proceeds of Enforcement Action or Other
Proceeding.

               (a) Upon any distribution of all or any of the assets of the Company upon the conclusion of an Enforcement Action or upon the dissolution, winding up, liquidation or reorganization of the Company or reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Company or otherwise, any payment or distribution of any kind (whether in cash, property or securities) attributable to the Collateral Agent Collateral which otherwise would be payable or deliverable to the Collateral Agent shall be paid or delivered directly to the Bank and/or the Project Financing Lenders for application to the payment of the Bank Priority Obligations until the Bank Priority Obligations shall have been paid in full

               (b) At such time as the Bank Priority Obligations have been paid in full, any payment or distribution received by the Bank and/or the Project Financing Lenders thereafter attributable to the Collateral Agent Collateral shall be turned over by the Bank to the Collateral Agent until such time as the obligations of the Company secured by the Collateral Agent have been paid in full.

               (c) All payments or distributions which are received by Collateral Agent contrary to the provisions of this Agreement shall be received in trust for the benefit of the Bank and/or the Project Financing Lenders, shall be segregated from other funds and property held by Collateral Agent and shall be forthwith paid over to the Bank in the same form as so received (with any necessary endorsement) to be applied to or held as collateral for the payment or prepayment of the Bank Obligations in accordance with the terms of the Bank Documents. In the event of the failure of the Collateral Agent to make any such endorsement or assignment to the Bank, the Bank, or any of its officers or employees, is hereby irrevocably authorized to make the same.

               (d) All payments or distributions which are received by the Bank contrary to the provisions of this Agreement shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds and property held by the Bank and shall be forthwith paid over to the Collateral Agent in the same form received (with any necessary endorsement) to be applied to or held as collateral for the payment of the obligations secured by the Collateral Agent Collateral in accordance with the terms of the Indenture and the Collateral Agent Security Agreement. In the event of the failure of the Bank to make such endorsement or assignment to the Collateral Agent, the Collateral Agent, or any of its officers or employees, is hereby irrevocably authorized to make the same.

          5. Cash Collateral Account. In the event that the Bank Obligations are not yet due and payable but the Bank receives payments or distributions pursuant to an Enforcement Action or under section 4 above, such amounts shall be deposited in the Cash Collateral Account referred to in section 7.2 of the Credit Agreement and shall be invested, and applied to the Bank Priority Obligations, as set forth therein. If there are any funds remaining in the Cash Collateral Account after all the Bank Priority Obligations have been paid in full and all letters of credit issued by the Bank which could give rise to a Bank Priority Obligation have expired, such excess shall be turned over to the Collateral Agent (unless the Collateral Agent shall have notified the Bank in writing that all obligations secured by the Collateral Agent Collateral have been paid in full and all Bank Obligations have been paid in full and all letters of credit issued by the Bank have expired, in which event such excess shall be turned over to the Company) or as otherwise directed by a court of competent jurisdiction.

          6.   Modification of Documents.

               (a) The Bank, at any time and from time to time, may enter into such agreement or agreements with Company as the Bank and the Company may deem proper amending the provisions of the Credit Agreement or any other Bank Document and the Bank and/or the Project Financing Lenders may enter into such documents relating to a Project Financing with the Company as may be deemed appropriate without the consent of the Collateral Agent.

               (b) The Collateral Agent shall not enter into any amendment to the Collateral Agent Security Agreement (or enter into any other agreement with the Company) which has the effect of causing additional properties of the Company to be Collateral Agent Collateral unless the prior written consent of the Bank is obtained.

          7. No Impairment. The provisions of this Agreement are for the purpose of defining the relative rights of the Bank and the Project Financing Lenders on the one hand and Collateral Agent on the other hand. Nothing herein shall impair or affect the Company's obligation to the Bank and the Project Financing Lenders under the Bank Documents or the Company's obligation to the Collateral Agent under the Collateral Agent Security Agreement.

          8. Representations and Warranties. Each of the parties hereto represents and warrants to the other that the execution and delivery by it of this Agreement has been duly authorized by all necessary corporate action on its part and, in the case of the Collateral Agent, that the execution and delivery of this Agreement has been duly authorized by the requisite consent of the owners of the Securities.

          9. Continuing Nature of Agreement. This Agreement shall be effective and may not be terminated or otherwise revoked by the Collateral Agent until the Bank Obligations have been fully paid and discharged, the Bank Documents have terminated and all letters of credit issued by the Bank have expired.

          10. Collateral Agent's Waivers. All of the Bank Obligations shall be deemed to have been made or incurred in reliance upon this Agreement. The Collateral Agent, acting pursuant to the terms of the Collateral Agent Security Agreement and section 1301 of the Indenture, expressly waives all notice of the acceptance by the Bank and the Project Financing Lenders of the provisions of this Agreement and all other notices by the Bank and the Project Financing Lenders not specifically required pursuant to the terms of this Agreement and the Collateral Agent expressly waives reliance by the Bank and the Project Financing Lenders upon the agreements set forth herein. The Collateral Agent agrees that the Bank and the Project Financing Lenders shall be entitled to manage and supervise their respective loans to Company in accordance with applicable law and their respective usual practices, which practices the Bank and the Project Financing Lenders may modify from time to time as they deem appropriate under the circumstances, without regard to the existence of any rights that the Collateral Agent may now or hereafter have in or to the Collateral Agent Collateral. The Collateral Agent agrees that neither the Bank nor the Project Financing Lenders shall have any liability to the Collateral Agent for, and the Collateral Agent waives any claim which the Collateral Agent may now or hereafter have against, the Bank or the Project Financing Lenders arising out of (a) any and all actions which the Bank and/or the Project Financing Lenders, in good faith and in accordance with the provisions of the Uniform Commercial Code in effect in the jurisdiction(s) where the Bank Collateral is located, take or omit to take (including, without limitation, actions with respect to the creation, perfection or continuation of liens or security interests in the Bank Collateral and other security for the Bank Obligations, actions with respect to the occurrence of an Event of Default (as defined in the Bank Documents), actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Bank Collateral and actions with respect to the collection of any claim for all or any part of the Bank Obligations from any account debtor, guarantor or any other party or to the collection of the Bank Obligations or the valuation, use, protection or release of the Bank Collateral and/or other security for the Bank Obligations), (b) the Bank's election, in any proceeding instituted under the Code of the application of Section 1111(b)(2) of the Code and (c) any borrowing or grant of a security interest under Section 364 of the Code by Company, as debtor in possession, in favor of the Bank or the Project Financing Lenders.

          11. Waivers by the Bank and Project Financing Lenders. No waiver shall be deemed to be made by the Bank or the Project Financing Lenders of any of their respective rights hereunder, unless the same shall be in writing signed on behalf of the Bank and/or the Project Financing Lenders, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the Bank and/or the Project Financing Lenders or the obligations of the Collateral Agent to the Bank and the Project Financing Lenders in any other respect at any other time.

          12.  Information Concerning Financial Condition of the Company.
The Collateral Agent hereby agrees that the Bank shall have no duty to advise the Collateral Agent of information known to the Bank regarding the financial condition of the Company and all other circumstances bearing upon the risk of nonpayment of the Bank Obligations and/or the Securities. In the event the Bank, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to the Collateral Agent, the Bank shall not be under any obligation, (i) to provide any such information to the Collateral Agent on any subsequent occasion or (ii) to undertake any investigation not a part of its respective regular business routine and shall be under no obligation to disclose any information which, pursuant to accepted or reasonable commercial finance practices, the Bank wishes to maintain confidential. All payments received by the Bank and/or the Project Financing Lenders may be applied, reversed, and reapplied, in whole or in part, to any of the Bank Obligations as the Bank and/or the Project Financing Lenders, in their sole discretion, deem appropriate and the Bank Obligations are subject to any extension or postponement of the time of payment of the Bank Obligations or to any other indulgence with respect thereto, to any substitution, exchange or release of the Bank Collateral which may at any time secure the Bank Obligations and to the addition or release of any other party or person primarily or secondarily liable therefor; provided that payments received as a result of an Enforcement Action by the Bank with respect to the Bank Collateral shall be applied in accordance with this Agreement.

          13.  Miscellaneous.

               (a) Any and all notices, elections, demands, requests and responses thereto permitted or required to be given under this Agreement shall be in writing, given during normal business hours, signed by or on behalf of the party giving the same, and in the case of Bank shall be sent to Bank One, Milwaukee, National Association, 111 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attn: Corporate Lending Group, Metropolitan Department III, Facsimile No. 414-765-2176, and in the case of Collateral Agent shall be sent to Harris Trust and Savings Bank, 311 West Monroe Street, 12th Floor, Chicago, Illinois 60606, Attn: Indenture Trust Division, Facsimile No. 312-461-3525, and shall be deemed to have been properly given and shall be effective upon being personally delivered, or upon being received by United States mail, overnight courier or telefax; provided, however, that the time period in which a response to any such notice, election, demand or request must be given shall commence on the date of receipt thereof; and provided further that no notice of change of address shall be effective until the date of receipt thereof.

               (b)  Without limiting the obligations of the Collateral
Agent under this Agreement, the Collateral Agent shall not be deemed to owe any fiduciary duty to the Bank or the Project Financing Lenders. Neither the Bank nor any Project Financing Lender owes any fiduciary duty to the Collateral Agent.

               (c) This Agreement may be amended only by a written document executed by duly authorized representatives of the Collateral Agent and the Bank. Upon the execution and delivery of any amendment hereto, the Bank shall provide a copy of such amendment to the Company.

               (d) This Agreement shall be construed in accordance with and governed by the internal laws of the State of Wisconsin. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                              BANK ONE, MILWAUKEE, NATIONAL ASSOCIATION


                              BY /s/ William E. Shaw
                                Its Vice President



                              HARRIS TRUST AND SAVINGS BANK,
                                as Collateral Agent


                              BY /s/ Carolynne A. Paulsen
                                Its Vice President

          The Company hereby acknowledges receipt of a copy of the foregoing Intercreditor Agreement, waives notice of acceptance thereof by the Bank and the Project Financing Lenders, and agrees to be bound by the terms and provisions of the Intercreditor Agreement and to do every other act and thing necessary or appropriate to carry out such terms and provisions. In the event of a breach by the Collateral Agent of sections 2 and 3 of this Agreement, all of the "Bank Obligations" (as defined herein) shall, at the option of Bank and/or the Project Financing Lenders, without presentment, demand, protest or notice of any kind, become immediately due and payable. Company further agrees that (i) the terms of the Intercreditor Agreement shall not give Company any substantive rights vis-a-vis the Bank, the Project Financing Lenders or the Collateral Agent named above and (ii) the Intercreditor Agreement may be amended by the Bank and the Collateral Agent without the consent of the Company (provided that no such amendment shall impose obligations on the Company of a character different from the Company's obligations set forth in the Intercreditor Agreement in effect on the date hereof) and, at such time as the Company receives a copy of any such amendment, the Company shall comply with the Intercreditor Agreement as amended thereby.

          Dated this 14th day of December, 1994.

                              BUCYRUS-ERIE COMPANY

                              BY /s/ N. J. Verville
                                Its Vice President

                                                  EXHIBIT 10.5
                                                      FORM 8-K
                                             DECEMBER 14, 1994


                         INDEMNIFICATION AGREEMENT


          AGREEMENT dated as of November 30, 1994 by and between BUCYRUS-ERIE COMPANY, a Delaware corporation ("Bucyrus"), B-E HOLDINGS, INC., a Delaware corporation ("Holdings"), and JACKSON NATIONAL LIFE INSURANCE COMPANY, a Michigan corporation ("JNL").

                                 Recitals

          A. Bucyrus and Holdings (collectively, the "Debtors") have filed with the Bankruptcy Court their Second Amended Joint Plan of Reorganization dated September 19, 1994, as modified on November 29, 1994 (the "Plan"). Capitalized terms not otherwise defined in this Agreement shall have the meanings assigned to them in the Plan.

          B.   JNL is the sole Holder of the Class 4B Claim under the Plan.

          C. Section 3.09(b) of the Plan provides in part that if the Holder of the Allowed Class 4B Claim votes to accept the Plan on or prior to the Voting Receipt Date and executes and delivers the undertaking described in
Section 9.06 of the Plan, such Holder will receive, in addition to 4,057,203 shares of New Bucyrus Common Stock, (x) any recovery of cash or property obtained by or on behalf of the Reorganized Debtor with respect to any Cause of Action against a Non-Released Person which arose prior to the Petition Date, and (y) in the event and to the extent that a Claim or Equity Interest held by a Non-Released Person is not Allowed by Final Order by reason of the acts or omissions of such Non-Released Person prior to the Petition Date, the property that would otherwise have been distributed under the Plan to such Non-Released Person if such Claim or Equity Interest had been Allowed in full.

          D. Section 8.02 of the Plan provides that if the Holder of the Allowed Class 4B Claim votes to accept the Plan on or prior to the Voting Receipt Date and executes and delivers the undertaking described in Section
9.06 of the Plan, after the Confirmation Date, (a) the Holder of the Allowed Class 4B Claim shall have the exclusive right and authority as a representative of the Debtors' Estates to file objections, request estimation of, settle, compromise, withdraw or litigate to judgment objections to Claims or Equity Interests of Non-Released Persons, and to consent to the allowance of such Claims or Equity Interests, (b) the Holder of the Allowed Class 4B Claim may settle or compromise any Disputed Claim or Equity Interest of a Non-Released Person without approval of the Bankruptcy Court, and (c) Confirmation will constitute appointment of the Holder of the Allowed Class 4B Claim as the representative of the Debtors' Estates for the purposes described in clauses
(a) and (b) pursuant to section 1123(b)(3)(B) of the Bankruptcy Code.

          E. Section 9.06 of the Plan provides that If the Holder of the Allowed Class 4B Claim votes to accept the Plan on or prior to the Voting Receipt Date, then after the Effective Date such Holder shall have the exclusive right and authority, in its sole discretion, to do the following, conditioned upon the execution and delivery by such Holder prior to the Confirmation Date of an undertaking, in form and substance satisfactory to the Debtors and the Creditors Committee, indemnifying and holding harmless the Debtors and the Reorganized Debtor with respect to all claims, losses, expenses and other liabilities arising from or related to such Holder's exercise of its exclusive right and authority under Sections 8.02, 9.06 and
9.07 of the Plan:

          (a) to exercise as a representative of the Debtors in Possession any powers of the Debtors in Possession under sections 544, 547 and 548 of the Bankruptcy Code with respect to Non-Released Persons; and

          (b) to pursue as a representative of the Debtors' Estates any claims, rights or Causes of Action of the Debtors or the Debtors in Possession existing on the Confirmation Date against Non-Released Persons, including without limitation any Causes of Action against a Non-Released Person arising from the exercise of the powers of the Debtors in Possession under sections 544, 547 and 548 of the Bankruptcy Code.

          F. Section 9.07 of the Plan provides that if the Holder of the Allowed Class 4B Claim votes to accept the Plan on or prior to the Voting Receipt Date and executes and delivers the undertaking described in Section
9.06 of the Plan, Confirmation will constitute appointment of the Holder of the Allowed Class 4B Claim as the representative of the Debtors' Estates for the purposes described in Section 9.06 pursuant to section 1123(b)(3)(B) of the Bankruptcy Code.

          G. JNL has voted to accept the Plan prior to the Voting Receipt Date and is willing to give the undertaking provided in this Agreement, conditioned upon Confirmation of the Plan and the occurrence of the Effective Date. Bucyrus, Holdings and the Creditors Committee are willing to accept such undertaking as satisfactory for purposes of the Plan provisions set forth above, conditioned upon Confirmation of the Amended Plan and the occurrence of the Effective Date.

          The parties therefore agree as follows:

          Section 1.  Certain Definitions.

          As used in this Agreement the following terms shall have the meanings specified below:

          (a) "Claim" means any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether instituted by JNL or any other party, that an Indemnified Person in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

          (b) "Expense" means any out-of-pocket expense whatsoever, including any costs, judgments, fines, penalties, amounts paid in settlement, and any interest, assessments and other charges paid or payable in connection therewith, and including attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, providing a witness for or participating in (including on appeal), or preparing to defend, provide a witness for or participate in any Claim.

          (c) "Loss" means any direct or indirect economic loss, regardless of whether such loss constitutes an Expense.

          (d) "Indemnified Person" and "Representative Powers" are defined in Section 2(a) of this Agreement.

          Section 2.  Undertaking of JNL.

          (a) Indemnification. JNL hereby agrees to indemnify and hold harmless each of the Debtors and the Reorganized Debtor (the "Indemnified Persons"), to the greatest extent permitted by applicable law, from and against any and all Claims, Losses, Expenses and other liabilities incurred or suffered by such Indemnified Person arising from or related to JNL's exercise or attempted exercise after the Effective Date of its exclusive right and authority as a representative of the Debtors' Estates under Sections 8.02,
9.06 and 9.07 of the Plan ("Representative Powers"), including, without limiting the generality of the foregoing, (i) any amounts for which the Debtors or the Reorganized Debtor become liable under an indemnity or otherwise by reason of JNL's exercise or attempted exercise of Representative Powers, and (ii) attorneys' fees for the defense of Claims for such amounts or to enforce this Agreement. In the event that an Indemnified Person incurs or suffers any Claim, Loss, Expense or other liability arising from or related to the JNL's exercise or attempted exercise of Representative Powers, JNL shall indemnify such Indemnified Person as soon as practicable but in any event no later than ten days after written demand is presented to JNL accompanied by supporting documentation. If so requested in writing by an Indemnified Person, JNL hereby agrees to advance to such Indemnified Person any and all Expenses incurred by such Indemnified Person arising from or related to JNL's exercise or attempted exercise of Representative Powers within five business days of such request.

          (b)  Indemnification for Additional Expenses to Enforce
Agreement. JNL shall indemnify each Indemnified Person against any and all Expenses and, if requested by such Indemnified Person, shall within five business days of such request) advance such Expenses to such Indemnified Person, which are incurred by such Indemnified Person in connection with any action brought by an Indemnified Person to recover amounts owing by JNL under this Agreement following any failure by JNL to perform its obligations hereunder, regardless of whether such Indemnified Person ultimately is determined to be entitled to such amounts.

          (c) Liquidated Expenses or Losses for Services. Without limiting the generality of the obligations of JNL under this Agreement, JNL hereby agrees to reimburse each Indemnified Person for Expenses or Losses incurred by reason of services performed by any officer or employee of or consultant to such Indemnified Person arising from or related to JNL's exercise or attempted exercise of Representative Powers (including, without limitation, participating in interviews or other consultations, responding to discovery requests, participating as a witness in pre-trial proceedings or at trial of any Claim) in the amount equal to the greater of the actual amount of Expenses or Losses incurred by reason of such services or a liquidated amount equal to One Thousand Dollars ($1,000.00) per day or each portion thereof for each officer providing services, and Five Hundred Dollars ($500.00) per day or each portion thereof for each employee who is not an officer and each consultant providing services, together with reimbursement of any travel, lodging, meal and related expenses incurred by such officer or employee in accordance with the polices and procedures of such Indemnified Person then in effect. All payments under this Section 2(c) shall be made to the Indemnified Person.

          (d) Consent to Intervention. Each Indemnified Person shall consent to the inclusion or intervention of JNL in any action or proceeding to which such Indemnified Person is a party and which involves a Claim for amounts subject to indemnification by JNL under this Agreement. An Indemnified Person shall not settle or compromise such a Claim without the prior written consent of JNL, which shall not be unreasonably refused or withheld.

          (e) Obligations Unconditional. The obligations of JNL under this Agreement are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the Representative Powers or any other provision of the Plan or any other agreement or instrument referred to herein or therein, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Agreement that the obligations of JNL hereunder shall be absolute and unconditional under any and all circumstances and may be proceeded upon by the Indemnified Person prior to taking any action against any Person who may be liable for any amount for which JNL is liable hereunder, or after such action has been commenced.

          (f) Notice to JNL. If an Indemnified Person shall become aware of any circumstances which may reasonably be expected to give rise to a Claim being made against such Indemnified Person, the Indemnified Person shall give written notice to JNL of the circumstances and the reasons for anticipating such a Claim, but the failure to give such written notice shall not excuse full and timely performance hereunder by JNL.

          (g) Subrogation. JNL hereby irrevocably waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code) or otherwise by reason of any payment by JNL pursuant to the provisions of this Agreement.

          (h) Interest on Overdue Amounts. Any amounts for which JNL is liable under this Agreement which are not paid when due shall bear interest at a rate equal to 13.5% per annum (calculated on the basis of a 360-day year) from the date such amount is due to and including the date of payment.

          Section 3. Representations and Warranties. JNL represents and warrants that:

          (a) Corporate Existence. JNL is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation.

          (b) No Breach. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, the certificate of incorporation or bylaws of JNL, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which JNL is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument.

          (c) Corporate Action. JNL has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by JNL of this Agreement have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by JNL and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

          Section 4.  Consent of the Debtors and the Creditors Committee.

          (a) Debtors' Consent. The Debtors, on behalf of themselves and the Reorganized Debtor, hereby accept the undertaking of JNL provided by this Agreement as satisfactory for purposes of Sections 3.09(b), 8.02, 9.06 and
9.07 of the Plan.

          (b) Creditors Committee's Consent. The Creditors Committee in Bucyrus' Chapter 11 Case, by its endorsement of this Agreement where indicated below, accepts the undertaking of JNL provided by this Agreement as satisfactory for purposes of Sections 3.09(b), 8.02, 9.06 and 9.07 of the Plan. The person giving such endorsement on behalf of the Creditors Committee represents that such person has been duly authorized by resolution of the Creditors Committee to do so. The parties to this Agreement acknowledge and agree that the Creditors Committee is not a party to this Agreement and shall have no rights or obligations hereunder.

          Section 5.  Miscellaneous.

          (a) Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York. Each party to this Agreement agrees to submit to the nonexclusive jurisdiction of the United States Bankruptcy Court for the Eastern District of Wisconsin, the United States District Court for the Southern District of New York and the Supreme Court of the State of New York, New York County for the purposes of all legal proceedings arising out of or relating to this Agreement.

          (b) Burden of Proof. In connection with any determination as to whether an Indemnified Person is entitled to be indemnified under this Agreement, the burden of proof shall be on JNL to establish that such Indemnified Person is not so entitled.

          (c) Notices. All notices, requests, consents and demands hereunder shall be in writing and telexed, telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its name on the signature pages hereof or, as to any party to this Agreement, at such other address as shall be designated by such person in a notice to the other parties to this Agreement. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          (d) Waivers, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by JNL and each Indemnified Person. Any such amendment or waiver shall be binding upon JNL and each Indemnified Person.

          (e) Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the parties.

          (f) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

          (g) Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          (h) Conditions to Effectiveness. This Agreement shall become effective upon the Confirmation of the Plan and the occurrence of the Effective Date.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

                              BUCYRUS-ERIE COMPANY



                              By /s/ David M. Goelzer
                                 Name:  David M. Goelzer
                                 Title: Vice President

                              Address for Notices:

                              1100 Milwaukee Avenue
                              South Milwaukee, Wisconsin  53172
                              Attention:  General Counsel
                              Telecopy: (414) 768-5060


                              B-E HOLDINGS, INC.



                              By /s/ David M. Goelzer
                                 Name:  David M. Goelzer
                                 Title: Vice President

                              Address for Notices:

                              1100 Milwaukee Avenue
                              South Milwaukee, Wisconsin 53172
                              Attention:  General Counsel
                              Telecopy: (414) 768-5060


                              JACKSON NATIONAL LIFE
                                  INSURANCE COMPANY

                              By: PPM America


                              By /s/ F. John Stark, III
                                 Name:  F. John Stark, III
                                 Title: Senior Vice President

                              Address for Notices:

                              5901 Executive Drive
                              Lansing, Michigan  48909
                              Attention:  General Counsel
                              Telecopy:

                              with a copy to:

                              PPM America, Inc.
                              225 South Wacker Drive, Suite 1200
                              Chicago, Illinois  60606
                              Attention:  General Counsel
                              Telecopy:




The foregoing undertaking
of JNL is satisfactory:

THE COMMITTEE OF UNSECURED
CREDITORS OF BUCYRUS-ERIE COMPANY



By: /s/ William Rochelle
   Name:
   Title: Counsel

                                                  EXHIBIT 99.2
                                                      FORM 8-K
                                                  DECEMBER 14, 1994


                                                  December 15, 1994
                               PRESS RELEASE

                       BUCYRUS-ERIE COMPANY PLAN OF
                     REORGANIZATION BECOMES EFFECTIVE

     Bucyrus-Erie Company ("Bucyrus" or the "Company") announced that its Plan of Reorganization under Chapter 11 of the Bankruptcy Code became effective on December 14, 1994.

     The Company's plan of reorganization provides for the merger of Bucyrus with its former holding company, B-E Holdings, Inc. and for the exchange of approximately $260 million in debt obligations for newly issued common stock of the reorganized Company. Jackson National Life Insurance Company, the Company's largest creditor prior to the effective date, will receive approximately 40% of the common stock; other bondholders and Bell Helicopter Textron Inc., a claimant in litigation against the Company pending in Texas state court, will receive approximately 58% of the stock, and holders of equity securities in B-E Holdings will receive approximately 2% of the stock in the reorganized Company.

     Under the plan of reorganization, the Company's existing secured debt obligations with three investment funds managed by Greycliff Partners, Ltd. are being extended for five years and otherwise refinanced on advantageous terms. The Company's existing bank credit facility with Bank One, Milwaukee, N.A. is being replaced with a new $15 million secured credit facility being provided by Bank One. The new facility provides a revolving line of credit as well as for the issuance of letters of credit to support the reorganized Company's business.

     All allowed claims of vendors, customers, suppliers and employees of the Company will be paid in full under the reorganization plan. Employees and retired employees will continue to receive full benefits under existing pension and welfare plans. As permitted by prior court orders in the reorganization proceedings, all warranty claims and related obligations of the Company will be honored in accordance with their terms and the Company's existing policies and procedures. In addition, the plan of reorganization does not affect the existing collective bargaining agreement between the Company and Local 1343 of the United Steelworkers of America. All allowed tax and other claims entitled to priority under bankruptcy law will also be paid in full.

     Under the Plan, all outstanding debt and equity securities of the Company and B-E Holdings have been cancelled. Newly issued common stock in the reorganized Company will be distributed to record holders of Bucyrus and B-E Holdings debt securities and B-E Holdings equity security holders as of December 13, 1994. The Company has engaged Bank One, Indianapolis, N.A. as Exchange Agent in connection with the distribution of new common stock, and has sent a form of Letter of Transmittal and related documents to all record holders outlining the procedures for the surrender and exchange of securities.

     Bucyrus-Erie Company is a leading manufacturer and worldwide marketer of surface mining machinery (principally walking draglines, electric mining shovels and blast hole drills).

Contact:  Bucyrus-Erie Company
          Mr. David M. Goelzer (414-768-5000)

                                                  EXHIBIT 99.3
                                                      FORM 8-K
                                             DECEMBER 14, 1994



                                                  December 29, 1994
                               PRESS RELEASE

                          BUCYRUS-ERIE COMPANY -
               1994 AND 1995 RESULTS TO BE BELOW PROJECTIONS

     Bucyrus-Erie Company (OTC - BCYR) announced today that it is providing the following updated information regarding its projected operating results in light of its emergence from Chapter 11 on December 14, 1994. In August, 1993, the Company prepared projections ("August 1993 Projections") which were contained in Bucyrus-Erie's Disclosure Statement and Proxy Statement-Prospectus dated January 12, 1994 and were prepared solely in connection with Bucyrus-Erie's Chapter 11 restructuring. In view of the non-occurrence of certain assumptions contained in the August 1993 projections and as indicated in the Company's periodic reports subsequently filed with the Securities and Exchange
Commission, the August 1993 Projections do not reflect the Company's current business circumstances.

     Primarily as a result of lower than projected spare parts shipments, Bucyrus-Erie currently estimates that revenues for fiscal year 1994 will be approximately $190.0 million to $194.0 million and earnings before interest, taxes, depreciation and amortization ("EBITDA") for fiscal year 1994 will be approximately $12.0 million to $14.0 million, after giving effect to a nonrecurring gain of approximately $1.35 million from a favorable insurance settlement. Such estimates, however, are subject to the finalization of results from subsidiaries, year-end adjustments, adjustments relating to the Company's reorganization and other uncertainties, and actual results may be significantly less favorable or more favorable. Consequently, all estimates contained in this press release should not be regarded as a representation by the Company that the projected results will be achieved. The Company is not able to forecast 1994 net earnings at this time, but anticipates that such earnings will be less than projected EBITDA.

     The Company believes that revenues, EBITDA and earnings in fiscal year 1995 will likely be lower than projected in the August 1993 Projections as a result of decreased spare parts and dragline equipment sales and increased market competition. The Company currently estimates that EBITDA for fiscal year 1995 will be approximately $12.0 million to $15.0 million.

     Bucyrus-Erie does not intend to update or otherwise revise the August 1993 Projections in the future, to otherwise update the estimates contained in this press release or to publicly disclose projections as to its future revenues or earnings, including projections with respect to fiscal years 1996 and 1997. Since the 1994 and 1995 estimates reflected in this press release are subject to significant uncertainties, such as the worldwide economic cycle and its effect on the markets for the minerals mined by the Company's products, political unrest in important foreign markets and the impact of the Clean Air Act on coal mining in the U.S. Middle West, and are based upon assumptions that may not prove to be correct, the Company cautions against undue reliance being placed on such estimates.

     Bucyrus-Erie Company is a leading manufacturer and worldwide marketer of surface mining machinery (principally walking draglines, electric mining shovels and blast hole drills) and parts and service therefor.

Contact:  Bucyrus-Erie Company
          Mr. Norbert J. Verville (414-768-4477)